As filed with the Securities and Exchange Commission on December 7, 2000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -----------------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                   -----------------------------------------

                             ARROWHEAD OIL & GAS LLC
                          5633 STRAND BLVD., SUITE 313
                              NAPLES, FLORIDA 34110
                                 (941) 598-9322
                   -----------------------------------------

                          MICHAEL J. PILGRIM, PRESIDENT
        ARROWHEAD ENERGY LLC, MANAGING MEMBER FOR ARROWHEAD OIL & GAS LLC
                          5633 STRAND BLVD., SUITE 313
                              NAPLES, FLORIDA 34110
                                 (941) 598-9322
                   -----------------------------------------
                                   Copies to:

         RICHARD S. HELLER, ESQ.                MICHAEL J. PILGRIM
         SHUSTAK, JALIL & HELLER                ARROWHEAD OIL & GAS LLC
         545 MADISON AVE.                       5633 STRAND BLVD., SUITE 313
         NEW YORK, NEW YORK 10022               NAPLES, FLORIDA 34110
                   -----------------------------------------

         Approximate Date of Commencement of Proposed Sale to the Public:

   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the

              Securities Act of 1933, check the following box: /X/

                   -----------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                        Proposed            Proposed Maximum
Title of Each           Dollar              Maximum  Aggregate
Class of Securities     Amount              Offering              Registration       Amount of
To be Registered        to be Registered    Price per Unit        Offering price     Fee(2)
------------------------------------------------------------------------------------------------
Units (1)               $6,000,000          $15,000               $6,000,000         $1,584
------------------------------------------------------------------------------------------------

(1) "Units" means the Members interest offered to Participants in the Limited Liability Company.

(2) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             ARROWHEAD OIL & GAS LLC
                              CROSS REFERENCE SHEET
                              PURSUANT TO RULE 404

                          Item of Form SB-2                                Caption in Prospectus
                       ---------------------                             ------------------------
1.       Front of Registration Statement and Outside Front          Front Page of Registration Statement
         Cover of Prospectus.....................................   and Outside Front Cover Page of
                                                                    Prospectus

2.       Inside Front and Outside Back Cover Pages                  Inside Front and Outside Back Cover
         of Prospectus...........................................   Pages of Prospectus

3.       Summary Information and Risk Factors....................   Summary of the Offering; Risk Factors

4.       Use of Proceeds.........................................   Summary of the Offering; Capitalization
                                                                    and Source of Funds and Use of  Proceeds

5.       Determination of Offering Price.........................   Not Applicable

6.       Dilution................................................   Not Applicable

7.       Selling Security Holders................................   Not Applicable

8.       Plan of Distribution....................................   Summary of the Offering; Plan of
                                                                    Distribution

9.       Legal Proceedings.......................................   Litigation

10.      Directors, Executive Officers, Promoters and
         Control Persons.........................................   Management

11.      Security Ownership of Certain Beneficial Owners
         and Management..........................................   Management

12.      Description of Securities...............................   Summary of the Offering; Terms of the
                                                                    Offering; Summary of Members
                                                                    Agreement

13.      Interest of Named Experts and Counsel...................   Legal Opinions; Experts

14.      Disclosure of Commission Position on                       Fiduciary Responsibilities of the
         Indemnification for Securities Act Liabilities..........   Managing Member

15.      Description of Business.................................   Proposed Activities; Management

16.      Management's Discussion and Analysis or Plan of
         Operation...............................................   Proposed Activities

17.      Certain Relationships and Related Transactions..........   Compensation; Management; Conflicts
                                                                    of Interest

18.      Market for Units........................................   Not Applicable

19.      Executive Compensation..................................   Management

20.      Financial Statements....................................   Financial Information Concerning the
                                                                    Managing Member and the Company

                                                   PART II

24.      Indemnification of Director                                Indemnification of
         and Officer.............................................   Director and Officer

25.      Other Expenses of Issuance and                             Other Expenses of
         Distribution............................................   Issuance and Distribution

26.      Recent Sales of Unregistered                               Recent Sales of Unregistered
         Securities..............................................   Securities

27.      Exhibits................................................   Exhibits

28.      Undertakings............................................   Undertakings

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Preliminary Prospectus (Subject to Completion) Dated December 4, 2000.

Prospectus

                             ARROWHEAD OIL & GAS LLC

                    Membership Interests at $15,000 per Unit

         (IF SUBSCRIPTIONS FOR ALL 400 UNITS BEING OFFERED ARE OBTAINED,
             THE MANAGING MEMBER MAY INCREASE THE MAXIMUM AGGREGATE
              SUBSCRIPTIONS TO NOT MORE THAN $7,500,000 (500 UNITS)

         This Prospectus describes an offering of Member Interests in Arrowhead Oil & Gas LLC. If you invest in the Limited Liability Company you will be admitted as a Member.

         The Company will be funded to acquire existing leases with production and drill exploratory and Development Wells which are located primarily in Oklahoma. A Development Well means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive. An exploratory well means a well drilled in an unproven area to the depth presumed to be productive. The Managing Member anticipates that all the wells will be classified as oil and/or gas. The Limited Liability Company is expected to generate significant tax deductions.

                                  The Offering

                                            Total           Total
                           Per Unit         Minimum (1)     Maximum
                           --------       ----------------  -------------
Public Price               $15,000          $600,000        $7,500,000

Dealer-Manager             $1,500           $60,000         $750,000
Fee, Sales
Commission, and
Reimbursements

Proceeds to                $15,000          $540,000       $7,500,000
Company

--------------------
(1) If subscriptions for $600,000 are not received by May 31, 2001, then your subscription will be returned to you from the escrow account with interest.

                ------------------------------------------------

     THESE SECURITIES ARE SPECULATIVE AND ARE SUBJECT TO CERTAIN RISKS INCLUDING THOSE SET FORTH BELOW.

o THE COMPANY'S DRILLING AND COMPLETION OPERATIONS TO DEVELOP OIL & GAS RESERVES INVOLVE THE POSSIBILITY OF A PARTIAL LOSS OF YOUR INVESTMENT, WHICH MAY BE SUBSTANTIAL, BECAUSE OF WELLS WHICH

     ARE PRODUCTIVE BUT DO NOT PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE (I.E., WELLS WHICH DO NOT PAYOUT) AND FROM TIME TO TIME DRY HOLES.

o THE COMPANY'S REVENUES ARE DIRECTLY RELATED TO THE ABILITY TO MARKET CRUDE OIL AND NATURAL GAS AND ITS PRICE WHICH IS UNSTABLE AND CANNOT BE PREDICTED. IF GAS PRICES DECREASE, THEN YOUR INVESMENT RETURN WILL DECREASE.

o    LACK OF LIQUIDITY OR A MARKET FOR THE UNITS.

o LACK OF CONFLICT OF INTEREST RESOLUTION PROCEDURES, THUS CONFLICTS OF INTEREST BETWEEN YOU AD THE MANAGING MEMBER MAY NOT NECESSARILY BE RESOLVED IN YOUR BEST INTERESTS.

o    TOTAL RELIANCE ON MANAGING MEMBER AND ITS AFFILIATES.

o    AUTHORIZATION OF FEES TO MANAGING MEMBER AND ITS AFFILIATES.

o YOU AND THE MANAGING MEMBER WILL SHARE IN COSTS DISPROPORTIONATELY TO YOUR SHARING OF REVENUES.

o    NO GUARANTY OF CASH DISTRIBUTIONS EVERY QUARTER.

     NEITHER THE SECURIITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                                                   Page
SUMMARY OF THE OFFERING...........................................................................
-----------------------
         Forward Looking Statements and Associated Risks..........................................
         The Limited Liability Company............................................................
         Description of Units.....................................................................
         Investment Objectives....................................................................
         Investment Features......................................................................
         Terms of the Offering....................................................................
         Suitability Standards - Long Term Investment.............................................
         Application of Proceeds..................................................................
         Participation in Costs and Revenues......................................................
         Risk Factors.............................................................................
         Actions to be Taken by Managing Member to reduce Risks of Additional
                  Payments by Members.............
         Compensation to the Managing Member, the Operator and Their Affiliates...................
         Conflicts of Interest....................................................................
         Distribution.............................................................................
         Company Operating Agreement and Reports..................................................

RISK FACTORS......................................................................................
------------
       Special Risks of the Company...............................................................
         Risk of Loss Because of Speculative Nature of the Oil & Gas Business.....................
         Risk That a Completed Well Does Not Payout...............................................
         Dry Hole Risk in Exploratory and Development Drilling....................................
         Risks of Loss Because of Decrease in the Price of Oil & Gas..............................
         Risks Regarding Marketing of Gas and Crude Oil...........................................
         Risk of Possible Delays in Production and Shut-In Wells..................................
         Risk of Loss From Drilling Hazards.......................................................
         Risk of Pollution and Environmental Liabilities..........................................
         Risk Created by Your Required Reliance upon the Managing Member..........................
         Risk Created Because the Managing Members' Liquid Net Worth is Not Guaranteed............
         Risk Created Because the Management Obligations Of The Managing Member are not
                  Exclusive.......................................................................
         Risks Created Because the Units Are Not Readily Transferable.............................
         Diversification Depends Upon the Amount of Subscription Proceeds.........................
         Risk Regarding the Unspecified Location of a Portion of the Prospects....................
         No Guarantee of Data Regarding Currently Proposed Prospects..............................
         Managing Member Will Receive Benefit from Development of Company's Prospects.............
         Compensation and Fees to the Managing Member Regardless of Success of the
                  Activities......................................................................
         Possibility of Reduction or Unavailability of Insurance..................................
         Disproportionate Costs Borne by Participants.............................................
         Company's Borrowings May Reduce or Delay Distributions...................................
         Risk of Other Circumstances Causing Distributions To Be Reduced or Delayed...............
         Risk That Costs May Increase.............................................................
         Risk of Unpredictable Government Regulations and Legislation Adversely
         Affecting the Company....................................................................
         Risks Arising From Conflicts of Interest Between Managing Members and the
                  Company.........................................................................
         Risks That Presentment Obligation May Not Be Funded and Repurchase Price

                  May Not Reflect Full Value......................................................
         Risk Regarding Participation with Third Parties..........................................
         Risk of Prepayment to Managing Member....................................................
         Possible Nonperformance by Subcontractors................................................
         Possible Leasehold Defects...............................................................
         Risk That Dissolution of the Company or Withdrawal or Removal of the Managing
                  Member May Have Adverse Effects.................................................
         Risk Created by the Managing Member Buying Units.........................................
         Risk of Reduced Distribution If the Managing Member is Indemnified.......................
         Risk of Limited Liability for Repayment of Certain Distributions.........................
         Possible Participation in Roll-Up........................................................
         Tax Risks................................................................................
         Tax Consequences May Vary Depending on Individual Circumstances..........................
         Risk of Changes in the Law...............................................................
         No Advance Ruling from the IRS on Tax Consequences.......................................
         Possible Taxes in Excess of Cash Distributions...........................................
         2001 Tax Deductions Are Subject to Challenge by the IRS in the Event of an Audit.........
         "Passive Activity" Loss Limitation Rules.................................................
         Possible Alternative Minimum Tax Liability...............................................
         Investment Interest Deductions May be Limited............................................
         Lack of Tax Shelter Registration.........................................................
         State and Local Taxes May Apply..........................................................
         Company's Allocations Are Subject to Challenge by the IRS in the Event of an
                  Audit...........................................................................

CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS............................................
------------------------------------------------------
         In General...............................................................................
         Source of Funds..........................................................................
         Use of Proceeds..........................................................................
         Subsequent Source of Funds and Borrowings................................................

COMPENSATION......................................................................................
------------
         Oil and Gas Revenue......................................................................
         Lease Costs..............................................................................
         Administrative Costs.....................................................................
         Drilling Contracts.......................................................................
         Per Well Charges.........................................................................
         Gathering Fees...........................................................................
         Broker-Dealer Fees.......................................................................
         Other Compensation.......................................................................
         Estimate of Administrative Costs and Direct Costs to be Borne by the Company.............

TERMS OF THE OFFERING.............................................................................
---------------------
         Subscription to the Company..............................................................
         Company Closings and Escrow..............................................................
         Acceptance of Subscriptions..............................................................
         Drilling Period..........................................................................
         Suitability Standards....................................................................

CONFLICTS OF INTEREST.............................................................................
---------------------
         In General...............................................................................

         Conflicts Regarding Transactions with the Managing Member and its Affiliates.............
         Conflicts Regarding the Drilling and Operating Agreement.................................
         Conflicts Regarding Sharing of Costs and Revenues........................................
         Conflicts Regarding Tax Matters Partner..................................................
         Conflicts Regarding Other Activities of the Managing Member, the Operator and
                  Their Affiliates................................................................
         Conflicts Involving the Acquisition of Leases............................................
         Conflicts Between Participants...........................................................
         Lack of Independent Underwriter and Due Diligence Investigation..........................
         Conflicts Concerning Legal Counsel.......................................................
         Conflicts Regarding Presentment Feature..................................................
         Other Conflicts..........................................................................
         Procedures to Reduce Conflicts of Interest...............................................
         Policy Regarding Roll-Ups................................................................
         Certain Transactions.....................................................................

FIDUCIARY RESPONSIBILITY OF THE MANAGING MEMBER...................................................
-----------------------------------------------
         In General...............................................................................
         Limitations on Managing Member Liability as Fiduciary....................................
         Limitations on Managing Indemnification..................................................

PRIOR ACTIVITIES..................................................................................
----------------

MANAGEMENT........................................................................................
----------
         Managing Member and Operator.............................................................
         Organizational Diagram...................................................................
         Officers, Directors and Key Personnel Remuneration.......................................
         Security Ownership of Certain Beneficial Owners..........................................
         Transactions with Management and Affiliates..............................................

INVESTMENT OBJECTIVES.............................................................................
---------------------

PROPOSED ACTIVITIES...............................................................................
-------------------
         In General...............................................................................
         Intended Areas of Operations.............................................................
         Acquisition of Leases....................................................................
         Interests of Parties.....................................................................
         Title to Properties......................................................................
         Formation of the Company and Powers of the Managing Member...............................
         Drilling and Completion Activities; Operation of Producing Wells.........................
         Sale of Oil and Gas Production...........................................................
         Insurance................................................................................
         Use of Consultants and Subcontractors....................................................
         Information Regarding Currently Proposed Prospects.......................................

COMPETITION, MARKETS AND REGULATION...............................................................
-----------------------------------
         Competition and Markets..................................................................
         Crude Oil Regulation.....................................................................
         Federal Gas Regulation...................................................................
         State Regulations........................................................................
         Environmental Regulation.................................................................

         Proposed Regulation......................................................................

PARTICIPATION IN COSTS AND REVENUES...............................................................
-----------------------------------
         In General...............................................................................
         Costs....................................................................................
         Revenues.................................................................................
         Subordination of Portion of Managing Members Net Revenue Share...........................
         Table of Participation in Costs and Revenues.............................................
         Allocation and Adjustment Among Participants.............................................
         Distributions............................................................................
         Liquidation..............................................................................

TAX ASPECTS
-----------
         Summary of Tax Opinion...................................................................
         Partnership Classification...............................................................
         Limitations on Passive Activities........................................................
         Taxable Year.............................................................................
         2001 Expenditures........................................................................
         Availability of Certain Deductions.......................................................
         Intangible Drilling and Development Costs................................................
         Drilling Contracts.......................................................................
         Depletion Allowance......................................................................
         Depreciation - Modified Accelerated Cost Recovery System ("MACRS").......................
         Leasehold Costs and Abandonment..........................................................
         Tax Basis of Participants' Interests.....................................................
         "At Risk" Limitation for Losses..........................................................
         Distributions from the Company...........................................................
         Sale of the Properties...................................................................
         Disposition of a Members Interests.......................................................
         Minimum Tax - Tax Preferences............................................................
         Limitations on Deduction of Investment Interest..........................................
         Allocations..............................................................................
         Company Borrowings.......................................................................
         Limited Liability Company Organization...................................................
         Tax Elections............................................................................
         Disallowance of Deductions under Section 183 of the Code.................................
         Termination of a Limited Liability Company...............................................
         Lack of Registration as a Tax Shelter....................................................
         Tax Returns and Audits...................................................................
         Penalties and Interest...................................................................
         State and Local Taxes....................................................................
         Severance, Franchise, and Ad Valorem (Real Estate) Taxes.................................
         Social Security Benefits and Self-Employment Tax.........................................
         Foreign Partners.........................................................................
         Estate and Gift Taxation.................................................................

DEFINITIONS.......................................................................................
-----------

SUMMARY OF COMPANY AGREEMENT......................................................................
----------------------------
         Responsibility of Managing Member........................................................
         Liability of Members.....................................................................

         Amendments...............................................................................
         Notice...................................................................................
         Voting Rights and Access to Records......................................................
         Withdrawal of Managing Member............................................................

SUMMARY OF DRILLING AND OPERATING AGREEMENT.......................................................
-------------------------------------------

REPORTS TO INVESTORS..............................................................................
--------------------

PRESENTMENT FEATURE...............................................................................
-------------------

TRANSFERABILITY OF UNITS..........................................................................
------------------------
         Restrictions on Transfer Imposed by the Securities and Tax Law...........................
         Transfer Provisions......................................................................

PLAN OF DISTRIBUTION..............................................................................
--------------------
         Commissions..............................................................................
         Indemnification..........................................................................

SALES MATERIAL....................................................................................
--------------

LEGAL OPINIONS....................................................................................
--------------

EXPERTS...........................................................................................
-------

LITIGATION........................................................................................
----------

ADDITIONAL INFORMATION............................................................................
----------------------

FINANCIAL INFORMATION CONCERNING THE MANAGING MEMBER AND THE COMPANY..............................
--------------------------------------------------------------------

                             SUMMARY OF THE OFFERING

         This summary highlights some information in this Prospectus. You should read "Definitions," which defines the capitalized terms used throughout this Prospectus.

                 FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

         Statements, other than statements of historical facts, included in this Prospectus and its exhibits address activities, events or developments that the Managing Member and the Company anticipate will or may occur in the future. These forward-looking statements include such things as business strategy, estimated future capital expenditures, competitive strengths and goals, references to future success, and other similar matters.

         These statements are based on certain assumptions and analyses made by the Company and the Managing Member in light of their experience and their perception of historical trends, current conditions and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, may of which are beyond the control of the Partnership, including general economic, market or business conditions, changes in laws or regulations, the risk that the wells are productive but do not produce enough revenue to return the investment made, Dry Holes, uncertainties concerning the price of oil and gas and other risks. (See "Risk Factors.")

         Thus, all of the forward-looking statements made in this Prospectus and its exhibits are qualified by these cautionary statements. There can be no assurance that actual results will conform with the Managing Member's and the Company's expectations.

                                   THE COMPANY

         Arrowhead Oil & Gas LLC (the "Company"), is a Florida Limited Liability Company. Arrowhead Energy LLC, 5633 Strand Blvd., Suite 313, Naples, Florida 34110, serves as Managing Member of the wells to be drilled and is also a Florida Limited Liability Company. You may elect to subscribe to Units as Limited Liability Company Member. See "Description of Units," below, for a description of the differences between the Units. Members will be referred to collectively as "Participants."

         The Company will acquire leases with existing production and drill Exploratory and Development Wells, within the state of Oklahoma. A Development Well means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive. An Exploratory well means a well drilled to an unproven area of an oil or gas reservoir to the depth presumed to be productive.

                              DESCRIPTION OF UNITS

         You may purchase;

         With these Units you buy, costs, revenues and cash distributions will be allocated between you and the other investors pro rata based upon the amount of your Agreed Subscriptions. There are, however, material differences in the federal income tax effects and liability associated with the Unit.

                              INVESTMENT OBJECTIVES

         The matters discussed below are forward-looking statements that involve risks and uncertainties, including the risk that the wells are productive but do not produce enough revenue to return the investment made, Dry Holes, uncertainties concerning the price of oil and gas, and the other risks detailed below. The actual results that the Company achieves may differ materially from the objectives set forth below due to such risks and uncertainties. The Member's principal investment objectives are to invest the Member Subscription in both Exploratory and Development Wells which will:

o Provide quarterly cash distributions to you until the wells are depleted, with a preferred annual cash flow of 10% during the first five years based on your original subscription amount. (See "Risk Factors - Special Risks of the Partnership - Risk That a Completed Well Does Not Payout," "Prior Activities," and "Participation in Costs and Revenues - Subordination of Portion of Managing Member's Net Revenue Share.")

o Obtain tax deductions in 2001 from intangible drilling and development costs and depreciation of Tangible Costs to offset a portion of your taxable income (subject to the passive activity rules).

o Offset a portion of any taxable income generated by the Limited Liability company with tax deductions from percentage depletion.

         ATTAINMENT OF THE COMPANY'S INVESTMENT OBJECTIVES WILL DEPEND ON MANY FACTORS, INCLUDING THE ABILITY OF THE MANAGING MEMBER TO SELECT SUITABLE PROSPECTS WHICH WILL BE PRODUCTIVE AND PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE. THE SUCCESS OF THE COMPANY DEPENDS LARGELY ON FUTURE ECONOMIC CONDITIONS, ESPECIALLY THE FUTURE PRICE OF NATURAL GAS AND CRUDE OIL WHICH IS VOLATILE.

         THERE  CAN BE NO  GUARANTEE  THAT  THE  FOREGOING  OBJECTIVES  WILL  BE
ATTAINED.

                               INVESTMENT FEATURES

         PREFERRED 10% CASH RETURN (CUMULATIVE 5 YEARS). The Company is structured to provide you with preferred cash distributions equal to a minimum of 10% of your Agreed Subscription in each of the first five 12-month periods of Company operations.

         PRESENTMENT FEATURE. Beginning in 2006, you may present your interests to the Managing Member for repurchase. The presentment is subject to certain conditions, including the financial ability of the Managing Member to purchase the Units. (See "Risk Factors - Special Risk of the Company - Risk That
Presentment Obligation May Not Be Funded and Repurchase Price May Not Reflect Full Value" and "Presentment Feature.")

         TERMS OF THE OFFERING. Units are offered to you at $15,000 per Unit. The minimum subscription is one Unit; however, the Managing Member, in its discretion, may accept one-half Unit ($7,500) subscriptions. Larger subscriptions will be accepted in $15,000 increments. Agreed Subscriptions are payable 100% in cash at the time of subscribing.

         The maximum amount of subscriptions to be accepted from you and the other investors will be $6,000,000 (400 Units), and the minimum amount of subscriptions will be $600,000 (40 Units). However, if subscriptions for all 400 Units being offered are obtained, then the Managing Member, in its sole discretion, may offer up to 100 additional Units and increase the maximum aggregate subscriptions with which the Company may be funded to not more than $7,500,000 (500 Units). If the minimum

Company Subscription is not received on or before May 31, 2001, then your subscription will be refunded in full with interest.

         Subscription proceeds will be deposited in an interest bearing escrow account at Bank of America in Naples, Florida until the receipt of the minimum Membership Subscription. Subsequent subscription proceeds will be paid directly to the Company account. For a full discussion of the various terms of the offering, see "Terms of the Offering."

                  SUITABILITY STANDARDS - LONG TERM INVESTMENT

         The Managing Member has instituted strict suitability standards for investment in the Company. Because of the high degree of investment risk, the restrictions on the resale of the Units, the lack of a market for the Units, and the tax consequences of the resale of the Units, you should invest in the Company only if you are able to hold the Units on a long-term basis.
Subscriptions will NOT be accepted from IRAs, Keogh plans and qualified retirement plans because the Company's income would be unrelated business taxable income. (See "Terms of the Offering - Suitability Standards.")

                             APPLICATION OF PROCEEDS

         The Company Subscription will be expended by the Company for the purposes and in the percentages shown below assuming the minimum number of Units is sold.

         For a more complete discussion of how the Company will apply the proceeds of this offering, see "Capitalization and Source of Funds and Use of Proceeds." If the Company requires additional funds, which the Managing Member does not anticipate, then these funds will have to be provided by either borrowings or Company revenues.

                       PARTICIPATION IN COSTS AND REVENUES

         The following table sets forth the participation in Company's costs and revenues between the Managing Member and you and the other Participants after deducting from the Company's gross revenues the Landowner Royalties and any other Lease burdens. (See "Proposed Activities - Interests of Parties" and "Participation in Costs and Revenues.")

                                              MANAGING MEMBER   PARTICIPANTS (1)
                                              ---------------   ----------------
COMPANY COSTS

Organization and Offering Costs                      0%              100%
Lease Costs                                          0%              100%
Intangible Drilling Costs                            0%              100%
Tangible Costs                                       0%              100%
Operating Costs, Administrative Costs,
         Direct Costs and All Other Costs            (1)             (1)

COMPANY REVENUES
Equipment Proceeds                                   0%              100%
All other Revenues including Production Revenues     8%               92%

------------------------------
(1) These costs will be charged to the parties in the same ratio as the related production revenues are being credited.

                                  RISK FACTORS

         This offering involves numerous risks, including the risks of oil and gas drilling, the risks associated with investments in oil and gas drilling programs, and tax risks. You should carefully consider a number of significant risk factors inherent in and affecting the business of the Company and this offering, including the following.

SPECIAL RISKS OF THE COMPANY:

         The Company's drilling activities involve the possibility of a partial loss of your investment in the Company, which may be substantial, because of:

- wells which are productive but do not produce enough revenue to return the investment made (i.e., wells which do not payout); and

- from time to time Dry Holes (which means a well which was not productive).

         The revenues of the Company are directly related to the ability to market crude oil and natural gas and the rice of crude oil and natural gas which is unstable and cannot be predicted. If gas prices decrease or the Company is unable to market its gas, then your investment return will decrease.

         The Managing Member will have the exclusive management and control of all aspects of the business of the Company.

         Lack of liquidity or a market for the Units, which requires you to make a long-term investment commitment.

         Lack of asset diversification and concentration of investment risk should less than the Greenshoe maximum Company Subscription be raised and thus fewer wells drilled. Depending on the amount of the Company Subscription and certain other factors, the Company may acquire less than 100% of the Working Interest in a well.

         Certain conflicts of interest between the managing Member and you and lack of procedures to resolve the conflicts.

         Oil and gas operations in the United States are subject to extensive government regulation. Future and environmental laws could have an adverse effect on the Company.

         The Managing Member and its Affiliates can be expected to profit from the Company even if Company activities result in little or no profit, or a loss, to you.

         You and the Managing Member will share in costs disproportionately to your sharing of revenues.

         If revenues are used for Company's oil and gas operations or reserves, or if production is reduced because gas prices decrease, then your quarterly cash distributions may be deferred.

         Subject to certain conditions beginning in 2006 you may present your interests to the Managing Member for repurchase. There is a risk that the Managing Member will either not have the necessary cash flow or be able to arrange financing for these purposes on reasonable terms as determined by the

Managing Member. If either of these events happen, then the Managing Member is able to suspend the presentment feature.

TAX RISKS:

         If the Company is audited, then there is a risk that the IRS will challenge the deductions claimed by the Company and its ability to be taxed as a Partnership.

         Alternative minimum taxable income of "independent producers," which includes most investors, cannot be reduced by more than 40% by reason of the repeal of the preference item for intangible drilling and development costs.

         Should  the  IRS  successfully   challenge  the  allocation  provisions
contained in the Company Agreement, you could incur a greater tax liability. (See "Tax Aspects - Allocations.")

       ACTIONS TO BE TAKEN BY MANAGING GENERAL PARTNER TO REDUCE RISKS OF
                    ADDITIONAL PAYMENTS BY INVESTOR MEMBERS

         NONRECOURSE DEBT. The Company will be permitted to borrow funds only from the Managing Member or its Affiliates without recourse against your non-Member assets. Thus, if there is a default under this loan arrangement you cannot be required to contribute funds to the Company. Any borrowings will be repaid from Company revenues.

         The amount that may be borrowed at any one time may not exceed an amount equal to 5% of the Company Subscription. Because you do not bear the risk of repaying these borrowings with non-Company assets, the borrowings will not increase the extent to which you are allowed to deduct your individual shares of Company losses. (See "Tax Aspects - Tax Basis of Companys' Interest" and "At Risk Limitation For Losses.")

         To further protect you, during producing operations all third party goods and services will be acquired by the Managing Member and its Affiliates, and the Company will then acquire the goods and services from the Managing Member and its Affiliates at their Cost.

         INDEMNIFICATION. The Managing Member will indemnify you from any liability incurred in connection with the Company which is in excess of:

-        your interest in the undistributed net assets of the Company; and

-        insurance proceeds, if any.

         The Managing Member indemnification obligation, however will not eliminate your potential liability if the insurance is not sufficient or available to cover a liability and the Managing Member's assets are insufficient to satisfy its indemnification obligation. There can be no assurance that the Managing Member's assets, including its liquid assets, will be sufficient to satisfy its indemnification obligation. (See "Risk Factors - Special Risks of the Company - Risk Created Because the Managing Member's Liquid Net Worth Is Not Guaranteed" and "Financial Information Concerning the Managing Member and the Company.")

                COMPENSATION TO THE MANAGING MEMBER, THE OPERATOR
                              AND THEIR AFFILIATES

         The following is a tabular presentation of the items of compensation and reimbursement to be received by the Managing General Partner and its Affiliates from the Company which are discussed more fully in "Compensation."

FORM OF COMPENSATION AND/OR REIMBURSEMENT                AMOUNT
--------------------------------------------------------------------------------
Member Interest                            8% of the Company's revenues.

Contract drilling rates                    Competitive   Industry   Rates.   The
                                           Managing Member  anticipates  that it
                                           will have a profit  of  approximately
                                           15% per well. (1)

Operator's Per-Well Charges                Competitive industry rates.

Direct Costs                               Reimbursement at Cost. (1)

Administrative Costs                       Unaccountable,  fixed  payment  reim-
                                           bursement  of the  Managing  Member's
                                           administrative   overhead  which  the
                                           Managing  Member  has  set at $75 per
                                           well per month plus  $6,000 per month
                                           excluding   Audit,   Tax,  Legal  and
                                           Member Correspondence Costs. (1)

Gathering Fee; if applicable               Competitive industry rate. (1)

Dealer-Manager Fees                        The   Dealer-Manager   will   receive
                                           certain fees from the Managing Member
                                           on each Unit sold. (1)

--------------------------------------------------------------------------------
(1) Cannot be quantified at the present time because the amount of money to be raised in the offering cannot be predicted.

                              CONFLICTS OF INTEREST

         The Managing Member has a fiduciary duty to exercise good faith and to deal fairly with you in handling the affairs of the Company. Nevertheless, there are various conflicts of interest between the Managing Member and you with respect to the Company. The conflicts of interest include, but are not limited to, the following:

- the Managing Member has determined which services it and its Affiliates will provide to the Company and the amount paid for these services;

- the Managing Member will determine which Leases will be acquired by the Company and the terms upon which the acquisitions will be made.

         Other than certain guidelines set forth in "Conflicts of Interest," the Managing Member has not established procedures to resolve a conflict of interest. Thus, conflicts of interest may not necessarily be resolved in your best interest.

                                  DISTRIBUTION

         See "Plan of Distribution" for a discussion of the sale of Units to a Registered Investment Advisor and its clients, the Managing Member, its Directors, Officers, Affiliates, and the Selling Agents.

                          COMPANY AGREEMENT AND REPORTS

         The Company is a Florida Limited Liability Company and will be governed by the Limited Liability Company Operating Agreement, the form of which is included as Exhibit (A) to this Prospectus, as well as the provisions of the Florida Limited Liability Company Act. Among other matters, the Limited Liability Company Operating Agreement provides for the conduct of Company business and operations.

         The following information and reports will be provided to you:

-        status reports detailing the progress of drilling activities;

- audited financial statements within 120 days after the end of each calendar year; and

- Annual tax information for the Company's operations by March 15 of the following year. (See "Summary of Company Agreement - Voting Rights and Access to Records" and "Reports to Investors.")

         THE FOREGOING SUMMARY IS NOT COMPLETE. YOU AND YOUR ADVISERS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND ALL ATTACHED EXHIBITS BEFORE MAKING AN INVESTMENT IN THE COMPANY.

                                  RISK FACTORS
                                  ------------

         An investment in the Company involves a high degree of risk and is suitable only if you have substantial financial means and no need of liquidity in your investment.

SPECIAL RISKS OF THE COMPANY

         RISK OF LOSS BECAUSE OF SPECULATIVE NATURE OF OIL & GAS BUSINESS. Oil & Gas exploration is an inherently speculative activity. Before the drilling of a well the Managing Member cannot predict with any certainty the following:

-        the amount of oil and gas recoverable from the well to be drilled;

-        the time it will take to recover the oil and gas; or

-        the price at which the oil and gas will be sold.

         There is always the risk that drilling activity will result in wells which do not produce oil or gas in sufficient quantities to return the investment made (i.e., payout), and Dry Holes (i.e., a well which was not productive). There is also a substantial risk that the price of oil & gas will be volatile and may decrease.

         You will be able to recover your investment only through Company distributions of sales proceeds from the production of its oil & gas reserves from productive wells. Production of oil and gas from a well generally declines over time until it is no longer economical to produce from the well, at which time it is plugged and abandoned. All of these distributions of sales proceeds may be considered to include a return to you of your investment in the Company (i.e., return of capital) until you have received 100% of your investment. There is a risk that you will not recover all of your investment or if you do recover your investment that you will not receive a rate of return on your investment which is competitive with other types of investments. (See "Proposed Activities.")

         RISK THAT A COMPLETED WELL DOES NOT PAYOUT. There is a risk that even if a well is completed by the Company and produces gas in commercial quantities it will not payout. Wells drilled to geologic formations in the United States may be completed and productive, but not produce enough revenue to return the investment made even if tax consequences are considered.

         DRY HOLE RISK IN DRILLING. There is a risk that the Company will drill some Dry Holes (which means a well which was not productive). If one or more of the Wells are Dry Holes, then the productive Development Wells may not produce enough revenues to offset the loss of investment in the Dry Hole(s). (See "Diversification Depends Upon the Amount of Subscription Proceeds," below and "Prior Activities.")

         RISK OF LOSS BECAUSE OF DECREASE IN THE PRICE OF OIL & GAS. There is a risk that low oil and gas prices will adversely affect your investment return. There is no assurance of the price at which any gas produced from the Company's Wells will be sold and the price will depend on supply and demand factors largely beyond the control of the Company. During most of the 1980's and 1990's oil and gas prices have been volatile and there is a risk that oil and gas prices could decrease in the future. If oil and gas prices decrease, then your share of Company revenues will decrease accordingly. (See "Proposed Activities - Sale of Oil and Gas Production.")

         There is a further risk that the price of oil and gas may decrease form time to time for extended periods. This decrease in oil and gas prices could occur during the period of the wells' greatest level of production which would have the greatest adverse affect on Company revenues.

         RISK OF POSSIBLE DELAYS IN PRODUCTION AND SHUT-IN WELLS. There is a risk that production from the wells may be reduced or Shut-In because of seasonal marketing demands (i.e., the demand for gas is usually greater in the winter months because of residential heating requirements than the summer months). There is also a risk that from time to time the Managing Member will curtail production awaiting a better price for the gas. If the Managing Member determines curtailment of production would be in the best interests of its Members, then production will be curtailed to the same degree in all the wells in the same geographic area. However, the Managing Member has not voluntarily restricted its gas production within the last two years because of a lack of a profitable market price. In the other hand, if the Managing Member has not decided to curtail production, but all the gas produced cannot be sold because of limited demand for the gas which increases pipeline pressure, then the production that is sold will be from those wells which are best able to feed into the pipeline.

         Production from wells drilled in certain areas in Oklahoma may also be delayed for up to several months until construction of the necessary pipelines and production facilities is completed. The quantities of oil and gas to be delivered by the Company may also be affected by factors beyond its control such as the inability of the wells to deliver oil and gas at pipeline quality and pressure, premature exhaustion of reserves, and changes in governmental regulations affecting the production. (See "Competition, Markets and Regulation.")

         RISK OF LOSS FROM DRILLING HAZARDS. There are numerous natural hazards involved in the drilling of wells. These include well blowouts, craterings, explosions, uncontrollable flows of natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas, accidental leakage's, and other environmental hazards and risks. Any of these hazards may cause damage to property and third parties such as surface damage, bodily injury, damage to and loss of equipment, reservoir damage, and loss of reserves. If there are uninsured liabilities, then this will reduce the funds available to the Company and may result in the loss of Company properties.

         RISK OF POLLUTION AND ENVIRONMENTAL LIABILITIES. The Company may be subject to liability for pollution and environmental damage as described above in "Risk of Loss from Drilling Hazards."

         Although the Managing Member will not transfer any Lease to the Company if it has actual knowledge that there is an existing potential environmental liability on the Lease, there will not be an independent environmental audit of the Leases before they are transferred to the Company. Thus, there can be no guarantee that the Leases will not have any existing potential environmental liability. However, you will not have liability for any non-environmental events on the Lease which occurred before its transfer to the Company.

         Environmental regulatory matters also could increase substantially the cost of doing business for the Company, may cause delays in producing natural gas an/or crude oil from the Company's wells, or require modifying operations in certain areas. (See "Competition, Markets and Regulation.")

         RISK CREATED BY YOUR REQUIRED RELIANCE UPON THE MANAGING MEMBER. The Managing Member will have the exclusive right to control the Company's activities. You should purchase Units only if you are willing to entrust all aspects of the Company's management to the Managing Member. Nevertheless, as a Participant you will have the right at any time to obtain complete information regarding the business and financial condition of the Company and, if necessary, to sue for an accounting. (See "Conflicts of Interest," "Management," and "Summary of Limited Liability Company Agreement.")

         RISK CREATED BECAUSE THE MANAGING MEMBER'S LIQUID NET WORTH IS NOT GUARANTEED. The Managing Member is primarily responsible for the conduct of the Company's affairs. The Managing Member has made specific commitments to you and the other investors regarding indemnification and repurchasing the Units. A significant financial reversal for the Managing Member could adversely affect the Managing Members' ability to honor these obligations. This would affect the Company and the value of the Units. Also, even if the Managing Member could honor its obligations, a significant financial reversal for the Managing Member could still divert the Managing Member's time and attention away from the Company, including the operation of the wells and the marketing of the Company's oil and gas, or cause staff reductions.

         The net worth of the Managing Member is based primarily on the estimated value of its producing oil and gas properties. However, the net worth is not available in cash without borrowings or a sale of the properties. Also, gas and oil prices are volatile. If prices decrease, then this will directly reduce the estimated value of the properties and the net worth of the Managing Member. There is no assurance that the Managing Member will have the necessary net worth, either currently or in the future, to meet its financial commitments under the Company Agreement. (See "Financial Information Concerning the Managing Member and the Company.")

         RISK CREATED BECAUSE THE MANAGEMENT OBLIGATIONS OF THE MANAGING MEMBER ARE NOT EXCLUSIVE. The Managing Member must devote the amount of time to the Company's affairs that it determines is reasonably necessary. However, the Managing Member and its Affiliates will be engaged in other oil and gas activities and other unrelated business ventures for their own account or for the account of others during the term of the Company. Thus, there is a risk that the Managing Member will not devote the necessary time to the Company. (See "Conflicts of Interest --Conflicts Regarding Other Activities of the Managing Member, the Operator and Their Affiliates.")

         RISKS CREATED BECAUSE THE UNITS ARE NOT READILY TRANSFERABLE. If you invest in the Units, then you must assume the risks of an illiquid investment. The Units cannot be readily liquidated, and there is no market for the sale of the Units. Also, a sale of your Units could create adverse tax and economic consequences for you. (See "Tax Aspects - Disposition of Member Interests" and "Termination of a Limited Liability Company.")

         The transferability of the Units is limited by the Company Agreement and the state and federal securities laws. Under the Company Agreement, your Units are transferable only if the Managing Member consents. In addition, an assignee of a Unit cannot become a substituted Participant with the right to vote unless certain procedures are met as described in "Transferability of Units." Also, under the federal securities laws Units are transferable only if they are registered under the 1933 Act, which the Managing Member does not intend, or there is an exemption.

         DIVERSIFICATION DEPENDS UPON THE AMOUNT OF SUBSCRIPTION PROCEEDS. If all of the Units offered are not sold, then fewer wells will be drilled and acquired which decreases the Company's ability to spread the risks of drilling.

         On the other hand, to the extent more than the minimum Member Subscription is received the number of wells drilled and acquired by the Company will increase, thereby increasing the diversification of the Company. Nevertheless, as the number of wells drilled increases, the Company's overall investment return may decrease if the Managing Member is unable to find enough suitable Prospects to be drilled. In this regard, there is competition between the Managing Member and independent third parties for the most desirable Prospects. Generally, the greater the competition for the prospects the more the Managing Member has had or will have to pay to acquire the Prospects. Also, in a large Company greater demands will be placed on the management capabilities of the Managing Member. (See "Proposed Activities.")

         RISK REGARDING THE UNSPECIFIED LOCATION OF THE PROSPECTS. You do not have any geological, economic, or other information to evaluate any additional and/or substituted Prospects. Instead, you must rely entirely on the Managing Member to select those Prospects.

         MANAGING MEMBER WILL RECEIVE BENEFIT FROM DEVELOPMENT OF COMPANY PROPSECTS. The Managing Member will obtain all the Leases to the Company at Cost. The Leases will be acquired at the cost of the Leases, or fair market value if the Managing Member has cause to believe Cost is materially more than fair market value. Cost is a defined term and includes a portion of the Managing Member's expenses for geological, geophysical, engineering, legal, and other like services allocated to the Company's Leases determined using industry guidelines. Also, the development of wells on this acreage may provide the Managing Member with offset sites by allowing it to ascertain at the Company's expense the value of adjacent acreage in which the Company would not have any right to participate in developing. The Managing Member will receive a benefit from these transactions. (See "Compensation," "Conflicts of Interest - Conflicts Involving the Acquisition of Leases," and "Proposed Activities.")

         COMPENSATION AND FEES TO THE MANAGING MEMBER REGARDLESS OF SUCCESS OF THE ACTIVITIES. The Managing Member and its Affiliates can be expected to profit from the Company even if Company activities result in little or no profit, or a loss to you. (See "Compensation.")

         POSSIBILITY OF REDUCTION OR UNAVAILABILITY OF INSURANCE. It is possible that some or all of the insurance coverage which the Company has available may become unavailable or prohibitively expensive. (See "Risk of Loss From Drilling Hazards," and "Tax Aspects - Limitations on Passive Activities.")

         DISPROPORTIONATE COSTS BORNE BY PARTICIPANTS. Under the cost and revenue sharing provisions of the Company Agreement, you and the Managing Member will share in costs disproportionately to your sharing of revenues. Participants who invest will pay 92% of Organization and Offering Costs and 100% of the Tangible Costs and the Managing Member will acquire the Leases for the Company at cost. In return, the Managing Member will receive 8% of the Company's production revenues and pay 8% of the Company's Operating Costs, Administrative Costs, Direct Costs and all other costs not specifically allocated.

         You and the other Participants will pay 100% of Intangible Drilling Costs and 100% of Tangible Costs for total Capital Contributions of 100% of all Capital Contributions to the Company. In return, you and the other Participants will receive 92% of the Company's production revenues and pay 92% of the Company's Operating Costs, Administrative Costs, Direct Costs and all other costs not specifically allocated. (See "Participation in Costs and Revenues.")

         COMPANY'S BORROWINGS MAY REDUCE OR DELAY DISTRIBUTIONS. Although the Managing Member does not anticipate that the Company will borrow any funds, the Managing Member is authorized to increase the working capital of the Company by making advances to the Company. Borrowings by the Company can result in delayed or reduced cash distributions to you while the loan is being repaid. (See "Tax Risks - Possible Taxes in Excess of Cash Distributions," below, and "Capitalization an Source of Funds and Use of Proceeds.")

         RISK OF OTHER CIRCUMSTANCES CAUSING DISTRIBUTIONS TO BE REDUCED OR DELAYED. Although the Managing Member intends to distribute the cash quarterly, distributions may be deferred to the extent the Company's revenues are used for the following:

- costs related to completing and Fracturing some of the wells in a third zone;

-        remedial work to improve a well's producing capability; or

- if a productive gas well is Shut-In for an indeterminate time awaiting an acceptable market for the production.

         In addition, the Drilling and Operating Agreement grants the right after three years to withhold well revenues of up to $200 per month to establish a reserve for the estimated costs of eventually plugging and abandoning the well.

         Thus, there is a risk that you will not receive quarterly cash distributions. There is also a risk that your cash distributions will be less than your income tax liability associated with your share of Company income. (See "Tax Risks - Possible Taxes in Excess of Cash Distributions.")

         RISK THAT COSTS MAY INCREASE. There is a risk that over the term of the Company there will be fluctuating or increasing costs in doing business. This would directly affect the Managing Member's ability to operate the Company's wells at acceptable price levels. (See "Competition, Markets and Regulation.")

         RISK OF UNPREDICTABLE GOVERNMENT REGULATIONS AND LEGISLATION ADVERSELY AFFECTING THE COMPANY. Oil and gas operations in the United States, including lease acquisitions and other energy-related activities, are subject to extensive government regulation. They are also subject to interruption or termination by governmental authorities because of ecological and other considerations. Proposals concerning the regulation and taxation of the oil and gas industry are constantly before Congress. It is impossible to predict which proposals, if any, will be enacted into law and, if enacted, their effect on the Company. (See "Competition, Markets and Regulation.")

         RISKS ARISING FROM CONFLICTS OF INTEREST BETWEEN MANAGING MEMBER AND THE COMPANY. There are conflicts of interest between you and the Managing Member and its Affiliates including, but not limited to, the following:

- the Managing Member has determined the terms of the offering and the amount of compensation paid to it by the Company; and

- the Managing Member will determine which Leases will be acquired by the Company and the terms upon which the acquisitions will be made.

         Other than certain guidelines set forth in "Conflicts of Interest," the Managing Member has no established procedures to resolve a conflict of interest.

         RISKS THAT PRESENTMENT OBLIGATION MAY NOT BE FUNDED AND REPURCHASE PRICE MAY NOT REFLECT FULL VALUE. Subject to certain conditions, beginning in 2006 you may present your Units to the Managing Member for purchase. The Managing Member anticipates purchasing the interests primarily through cash flow and secondarily through corporate borrowings secured by the interests purchased. There is a risk that the Managing Member will not have the necessary cash flow or be able to arrange financing for these purposes on reasonable terms as determined by the Managing Member in its sole discretion. In either event the Managing Member is able to suspend the presentment feature.

         Because of the difficulty in accurately estimating oil and gas reserves, the presentment price may not reflect the full value of the Company property to which it relates. The estimates are merely appraisals of value and may not correspond to realizable value. Also, there can be no assurance that the presentment price paid for the interest and any revenues received by you before the presentment will be equal to the purchase price of the Units. You might realize a greater return if you retain the Units, which you may elect, rather than selling the Units to the Managing Member. (See "Conflicts of Interest - Conflicts Regarding Presentment Feature" and "Presentment Feature.")

         RISK REGARDING PARTICIPATION WITH THIRD PARTIES. It is anticipated that the Company will own 25% to 100% of the Working Interest in the wells. However, the Company has reserved the right to take as little as 25% of the Working Interest and it is possible that other Working Interest owners will participate with the Company in drilling some of the wells. Additional financial risks exist when the cost of drilling, equipping, completing and operating wells is shared by more than one person. If the Company pays its share of the costs but another Working Interest owner does not, then the Company would have to pay the costs of the defaulting party. (See "Proposed Activities - Acquisition of Leases.")

         RISK OF PREPAYMENT TO MANAGING MEMBER AND OPERATOR. Under the Drilling and Operating Agreement the Company will be required to immediately pay the Managing Member or the Operator the Participants' share of the entire contract price for drilling the Company's Wells, Thus, these funds could be subject to claims of the Managing Member's or Operator's creditors. Currently, however, the Managing Member is not aware of any existing creditors of it or its Affiliates which would have claim to prepaid Company funds. ( See "Financial Information Concerning the Managing Member and the Company.")

         POSSIBLE NONPERFORMANCE BY SUBCONTRACTORS. The Managing Member, and/or Operator and general drilling contractor, will subcontract some of the services required to drill the wells to subcontractors. There is a risk that if the subcontractors fail to pay for material or services on the wells, then the Company could incur excess costs. To reduce this risk the Managing Member will attempt to use only subcontractors that have previously performed similar activities for the Managing Member in a satisfactory manner, endeavor to ascertain the financial condition of the subcontractors, and attempt to secure lien releases from the various subcontractors. (See "Proposed Activities - Drilling and Completion Activities; Operation of Producing Wells.")

         POSSIBLE LEASEHOLD DEFECTS. The Working Interest in the Leases to be assigned to the Company by the Managing Member will be assigned without title insurance. There is a risk of title failure. (See "Proposed Activities - Title to Properties.")

         RISK THAT DISSOLUTION OF THE COMPANY OR WITHDRAWAL OR REMOVAL OF THE MANAGING MEMBER MAY HAVE ADVERSE EFFECTS After 10 years (and the Company's primary drilling activities), the Managing Member may voluntarily withdraw as Managing Member without the consent of you and the other Participants upon giving 120 days' written notice of withdrawal. In addition, the Managing Member may be removed at any time upon 60 days' advance written notice, by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription. If the Managing Member withdrew or was removed and you and the other Participants did not elect to continue the Company and to designate a substituted Managing Member, then the Company would terminate and dissolve.

         If the Company was dissolved, then you could receive a distribution of direct property interest and be responsible for the costs and liabilities associated with the property interest. As a joint interest owner, you could have Joint and Several Liability for the obligations or liabilities arising out of joint owner operations. Also, obtaining insurance protection for your property interest or disposing of your property interest might be difficult. Thus, the Managing Member will attempt upon liquidation and dissolution to use its best efforts to sell the Company's properties or to cause some type of entity to be formed which would preserve your limited liability to hold title to the Company's properties. However, even if the properties were transferred to a liquidating trust, it might be difficult for the liquidating trust to deal with the assets and realize their full value. The distributions may also have adverse income tax consequences to you. (See "Tax Aspects - Disposition of Company Interests.")

         RISK CREATED BY THE MANAGING MEMBER BUYING UNITS. The Managing Member, its officers, directors, and Affiliates may buy up to 10% of the Units. To the extent they purchase Units the voting power of you and the other Participants will be diluted and there may be a conflict with respect to certain matters. (See "Summary of Company Agreement - Voting Rights and Access to Records.")

         RISK OF REDUCED DISTRIBUTIONS IF THE MANAGING MEMBER IS INDEMNIFIED. Under the Company Agreement the Managing Member and its Affiliates may be indemnified by the Company for losses or liabilities incurred in connection with the activities of the Company. Use of Company funds or assets for indemnification would reduce amounts available for Company operations or for distribution to you and the other Participants. (See "Fiduciary Responsibly of the Managing Member.")

         POSSIBLE PARTICIPATION IN ROLL-UP. There is a risk that at some indeterminate time in the future the Company will become involved in a "Roll-Up" transaction. If there is a Roll-Up transaction, then there could be changes in your rights, preferences, and privileges in the Company. See "Conflicts of Interest - Policy Regarding Roll-Ups" for certain protections which are provided to you and the other Participants.

         RISK OF UNAUTHORIZED ACTS OF MANAGING MEMBER. Under the Florida Limited Liability Company Act a Managing Member may bind the Company by his action, unless the Member in fact has no authority to act for the Company and the person with whom he is dealing has knowledge that he has no authority, Under the Florida Limited Liability Company Act, knowledge may be actual knowledge of the lack of authority or knowledge of other facts which in the circumstances would show bad faith. Although there is a risk that the Member might bind the Company by his acts, the Managing Member believes it will have exclusive control over the conduct of the business of the Company and it is unlikely a third party, in the absence of bad faith, would deal with a Member concerning the Company's business.

TAX RISKS

         TAX CONSEQUENCES MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES. There are various risks associated with the federal income tax aspects of an investment in the Limited Liability Company. You are urged to consult your own tax advisor concerning the tax consequences of an investment in the Company (See "Tax Aspects.")

         RISK OF CHANGES IN THE LAW. You and the Company could be adversely affected by changes in the tax laws that may result through future Congressional action, Tax Court or other judicial decisions, or interpretations by the IRS. (See "Tax Aspects.")

         NO ADVANCE RULING FROM THE IRS ON TAX CONSEQUENCES. No advance ruling on this or any other tax consequence of an investment in the Company will be requested from the IRS. (See Tax Aspects - Company Classification" and "Limitations on Passive Activities.")

         POSSIBLE TAXES IN EXCESS OF CASH DISTRIBUTIONS. There is a risk that you may become subject to income tax liability in excess of cash actually received from the Company. For example:

- if the Company borrows money from the Managing Member or its Affiliates your share of Company's revenues used to pay principal on the loan will be included in your taxable income from the Company and will not be deductible;

- under the Company Agreement, taxable income or gain may be allocated to you if there is a deficit in your Capital Account even though you do not receive a corresponding distribution o Company revenues;

- Company revenues may be retained by the Managing Member for Company costs or to establish a reserve for future estimated costs, including production revenues retained by the Managing Member, as Operator, beginning three years after the wells are placed in production to establish a reserve for the estimated costs of eventually plugging and abandoning the wells.

- the taxable disposition of Company property or your Units may result in income tax liability in excess of cash distributions.

         (See "Tax Aspects - Allocations," "Sale of the Properties" and "Disposition of Company Interests.")

         However, to the extent the Company has cash available for distribution it is the Managing Member's policy that Company distributions will not be less than the Managing Member's estimate of the Participants' income tax liability with respect to Company income. In the Managing Member's history its Programs have been able to distribute cash equal to at least the investor's income tax liability on his income from the Programs.

         2001 TAX DEDUCTIONS ARE SUBJECT TO CHALLENGE BY THE IRS IN THE EVENT OF AN AUDIT. The Managing Member anticipates that all or most of the Member Subscription will be expended in 2001, and that your share of income and deductions generated thereby will be reflected on your tax returns for that period. There is no guarantee that if the Company is audited the IRS will not challenge the deductions claimed by the Company. The time for assessment of tax resulting from adjustments to the Company's information tax returns may extend beyond the time for other assessments. (See "Tax Aspects - 2001 Expenditures," "Availability of Certain Deductions," "Intangible Drilling and Development Costs," "Drilling Contracts," "Tax Returns and Audits," and "Penalties and Interest.")

         Depending primarily on when the Member Subscription is received, the Managing Member anticipates that the Company will prepay in 2001 most, if not all, of its Intangible Drilling Costs for wells the drilling of which will be commenced in 2001. The deductibility in 2001 of any advance payments cannot be guaranteed. (See "Tax Aspects - Drilling Contracts.")

         "PASSIVE ACTIVITY" LOSS LIMITATION RULES. The Managing Member anticipates that the Company will incur a net loss in 2001 as a result of its deductions for Intangible Drilling Costs. Any net loss of the Company allocable to a Member generally will be subject to the "passive activity" loss limitation rules which may limit the use of the loss to offset income from other sources. (See "Tax Aspects - Limitations on Passive Activities.")

         POSSIBLE ALTERNATIVE MINIMUM TAX LIABILITY. Alternative minimum taxable income of "Independent Producers," which includes most investors, cannot be reduced by more than 40% by reason of the repeal of the preference item for intangible drilling and development costs. (See "Tax Aspects - Minimum Tax - Tax Preferences.")

         INVESTMENT INTEREST DEDUCTIONS MAY BE LIMITED. Interest paid to acquire or carry investment assets is deductible only to the extent of net investment income. This rule applies to investments, such as the Company in the case of Members, which are not passive activities and in which the taxpayer does not materially participate. Therefore, losses from the Company will reduce the investment income of a Member and may adversely affect the deductibility of the Member's investment interest expense, if any. (See "Tax Aspects - Limitations on Deduction of Investment Interest.")

         STATE AND LOCAL TAXES MAY APPLY. You may incur tax liability with respect to Company income in the state and locality in which you reside as well as the states and localities where the Company's Exploratory and Development Wells are situated. You should consult with your own tax advisor concerning the state and local tax consequences of an investment in the Company. (See "Tax Aspects - State and Local Taxes.")

         COMPANY ALLOCATIONS ARE SUBJECT TO CHALLENGE BY THE IRS IN THE EVENT OF AN AUDIT. The allocations of Company costs, revenues and related tax items between the Managing Member and you and the other Participants are subject to Treasury Regulations. Should the IRS successfully challenge the allocation provisions contained in the Company Agreement, you could incur a greater tax liability. However, assuming the effect of the allocations set forth in the Company Agreement is substantial in light of your tax attributes that are unrelated to the Company. (See "Tax Aspects - Allocations.")

             CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS

IN GENERAL

         The acquisition of productive leases and the drilling of the wells is expected to be funded entirely through the Company Subscription and the Capital Contributions of its Members. If the Company requires additional funds for completing and Fracturing some of the wells in a third zone, or additional development or remedial work is subsequently required for a well, then these funds may be provided by borrowings as discussed below in "Subsequent Source of Funds and Borrowings" or by the retention of

Company revenues. The Managing Member, however, does not anticipate that any borrowings will be required before there are production revenues.

         Generally, the Units are not subject to assessment, and the Company will not call upon you for additional amounts of capital beyond your Agreed Subscription.

SOURCE OF FUNDS

         Upon completion of the offering the Capital Contributions to the Company from you and the other Participants will range from $600,000 (40 Units) to $6,000,000 (400 Units) unless the Managing Member in its sole discretion offers up to 100 additional Units and increases the offering to not more than $7,500,000 (500 Units).

                                 USE OF PROCEEDS

         The following tables present information concerning the Company's use of the proceeds provided by Participants and the Managing Member. Substantially all of the proceeds available to the Company will be expended for the following purposes and in the following manner:

                               PARTICIPANT CAPITAL

ENTITY
RECEIVING                                          40 UNITS                 400 UNITS           500 UNITS
PAYMENT           NATURE OF PAYMENT                  SOLD         % (1)       SOLD     % (1)       SOLD      % (1)
----------------------------------------------------------------------------------------------------------------------
TOTAL PARTICIPANT CAPITAL                                         100%                  100%                 100%

LESS: ORGANIZATION AND OFFERING EXPENSES

Broker-Dealers    Dealer-Manager fee, Sales          -0-           -0-        -0-        -0-        -0-       -0-
                  Commissions, reimbursement

                  of marketing expenses, and
                  reimbursement for bona fide
                  accountable due diligence
                  expenses

Various           Organization Costs                 -0-           -0-        -0-        -0-        -0-       -0-

AMOUNT AVAILABLE FOR INVESTMENT:

The Managing      Capital available for drilling                  100%                  100%                 100%
General Partner   and completion costs

The Managing
General Partner   Leases                             -0-           -0-        -0-        -0-       -0-       -0-

----------------------------------------------------------------------------------------------------------------------

(1) The percentage is based upon total Participants' Agreed Subscriptions and excludes the Managing Member's Capital Contribution.

                             MANAGING MEMBER CAPITAL

ENTITY
RECEIVING                                        40 UNITS              400 UNITS            500 UNITS
PAYMENT          NATURE OF PAYMENT                  SOLD       % (1)        SOLD    % (1)      SOLD       % (1)
------------------------------------------------------------------------------------------------------------------
TOTAL MANAGING MEMBER CAPITAL                                     100%                  100%                 100%

LESS: ORGANIZATION AND OFFERING EXPENSES

Broker-Dealers    Dealer-Manager fee, Sales          -0-           -0-        -0-        -0-        -0-       -0-
                  Commissions, reimbursement
                  of marketing expenses, and
                  reimbursement for bona fide
                  accountable due diligence
                  expenses

Various           Organization Costs                 -0-           -0-        -0-        -0-        -0-       -0-

AMOUNT AVAILABLE FOR INVESTMENT:

The Managing      Tangible Costs                                  100%                  100%                 100%
General Partner

The Managing      Leases
General Partner

-------------------------------------------------------------------------------------------------------------------

(1) The percentage is based upon the Managing Member's Capital Contribution and excludes the Participants' Agreed Subscriptions.

SUBSEQUENT SOURCE OF FUNDS AND BORROWINGS

         As indicated above, it is anticipated that substantially all the Partnership's initial capital will be committed or expended following the offering. Any additional funds which may subsequently be required will be withheld from Company production revenues or borrowings by the Company from the Managing Member or its Affiliates. The Managing Member, however, is not contractually committed to loan money to the Company. There will be no borrowings from third parties.

         The amount that may be borrowed by the Company from the Managing Member and its Affiliates may not at any time exceed 5% of the Company Subscription and must be without recourse to you and the other Participants. The Company's repayment of any borrowings would be from Company production revenues and would reduce or delay your cash distributions. See "Conflicts of Interest - Procedures to Reduce Conflicts of Interest," paragraph (9), for the terms of any loan with the Managing Member.

                                  COMPENSATION

         A narrative presentation of the items of compensation paid to the Managing Member and its Affiliates from the Company is set forth below. Following the narrative presentation is a tabular presentation of the estimated Administrative Costs and Direct Costs to be borne by the Company.

OIL AND GAS REVENUES

         The Managing Member will be allocated 8% of the oil and gas revenues. (See "Participation in Costs and Revenues.")

LEASE COSTS

         The Managing Member will recommend and acquire for the Company all the undeveloped Leases necessary to drill the Company's wells at cost to the Company. The Cost of the Leases will include a portion of the Managing Member's reasonable, necessary and actual expenses for:

o        geological, geophysical and engineering expenses;

o        interest expense;

o        legal expense; and

o expenses for other like services allocated to the Company's Leases determined using industry guidelines.

         The Managing Member will not retain any Overriding Royalty Interest for itself from the Leases. The development of wells on the acreage may provide the Managing Member with offset drill sites by allowing it to ascertain at the Company's expense the value of adjacent acreage in which the Company would not have any right to participate in developing. (See "Conflicts of Interest - Conflicts Involving the Acquisition of Leases" and "Proposed Activities.")

ADMINISTRATIVE COSTS

         The Managing Member and its Affiliates will receive an unaccountable, fixed payment reimbursement for their Administrative Costs which has been determined by the Managing Member to be $200 per well per month. In addition, a monthly fee of $6,000 for administrative costs, excluding costs for Audit, Legal Expenses, Correspondence to the Member's, and Meetings of the Member's . See "Estimate of Administrative Costs and Direct Costs to be Borne by the Company," below, for an estimate of those costs in the first 12 months.

DRILLING CONTRACTS

         The Member will enter into a drilling contract with the Managing Member and/or Operator and General Drilling Contractor to drill and complete the Company Wells at a competitive industry rate.

         The footage contract will cover all costs other than the cost of a pumping unit for an oil well, which is not anticipated, and the cost of a third completion and Frac. "Frac" means, in general, treating a potentially productive geological formation in an attempt to enhance the gas production from the well. (See "Definitions.") These costs will be charged at Cost plus 10% if provided by third parties and at competitive rates in the area if provided by the Managing Member or its Affiliates. The cost of the well will be proportionately reduced to the extent the Company acquires less than 100% of the Working Interest. (See the Drilling and Operating Agreement, Exhibit (II) to the Company Agreement.)

DEALER-MANAGER FEES

         The Dealer-Manager will receive on each Unit sold to an investor a 10% Sales Commission.

         All or a portion of the Sales Commissions, reimbursement of marketing expenses, and reimbursement of the Selling Agents' bona fide accountable due diligence expenses will be reallowed to the Selling Agents.

OTHER COMPENSATION

         The Managing Member or an Affiliate will be reimbursed by the Company for any loan it or an Affiliate may make to or on behalf of the Company and will have the right to charge a competitive rate of interest on any loan.

                              TERMS OF THE OFFERING

SUBSCRIPTION TO THE COMPANY

         The Company will offer a minimum of 40 Units and a maximum of 400 Units. However, if subscriptions for all 400 Units being offered are obtained, then the Managing Member, in its sole discretion, may offer not more than 400 additional Units and increase the maximum aggregate subscriptions with which the Company may be funded to not more than 500 Units ($7,500,000) (the "Greenshoe").

         Units in the Company are offered at a subscription price of $15,000 per Unit. Your minimum subscription is one Unit. However, the Managing Member, in its discretion, may accept one-half Unit ($7,500) subscriptions from you at any time. Larger Agreed Subscriptions will be accepted in $1,000 increments. You must pay your Agreed Subscription 100% in cash at the time of subscribing.

         The Managing Member will have exclusive management authority for the Company. You will have the election to purchase Units as a Limited Liability company Member. See "Summary of the Offering - Description of Units" for a discussion of the differences in the Units. See "Participation in Costs and Revenues - Allocation and Adjustment Among Participants" regarding your share of revenues, gains, costs, credits, expenses, losses and other charges and liabilities.

         The Managing Member has elected for the Company to be governed by the Limited Liability Company Act of Florida and has filed the Articles of Organization of a Limited Liability Company. The Managing Member will take all other necessary actions to qualify the Company to do business as a Limited Liability Company or cause the Limited Liability Company status of the Company to be recognized in other jurisdictions.

COMPANY MEMBER'S CLOSINGS AND ESCROW

         The offering period will begin on the date of this Prospectus, and will end on a date to be determined by the Managing Member, in its sole discretion. Subject to the receipt of the minimum Subscription of $600,000, the Managing Member may close the offering period on or before May 31, 2001 (the "Offering Termination Date".) No subscriptions to the Company will be accepted after receipt of the maximum Company Subscription (including the additional 100 Units which may be offered) or the Offering Termination Date, whichever event occurs first.

         If subscriptions for $600,000 are not received by May 31, 2001, then the sums deposited in the escrow account will be returned to you and the other subscribers. Although the Managing Member and its Affiliates may buy up to 10% of the Units, they do not currently anticipate purchasing any Units. If they do buy Units those Units will not be applied towards the minimum Company Subscription required for the Company to begin operations. (See "Conflicts of Interest - Conflicts Between Participants.")

         Subscription proceeds will be held in an escrow account at Bank of America until receipt of the Minimum Company Subscription. Subject to the receipt of the minimum company Subscription, there will be a closing which is tentatively set for May 31, 2001 ("Initial Closing Date"). The Company will begin all activities, including drilling, after the Closing Date. After the Closing Date the Company funds and additional subscription payments will be paid directly to the Company account until the Offering Termination Date.

         You will not receive interest on your Agreed Subscription up until the Offering Termination Date.

ACCEPTANCE OF SUBSCRIPTIONS

         Your execution of the Subscription Agreement constitutes your binding offer to buy Units and to hold the offer open until your Agreed Subscription is accepted or rejected by the Managing Member (i.e., once you subscribe you will not have any revocation rights). Your Agreed Subscription will be accepted or rejected by the Company within 30 days of its receipt. Acceptance of subscriptions is discretionary with the Managing Member. The Managing Member may reject any subscription for any reason it deems appropriate and will not incur any liability to you for this decision. If your Agreed Subscription is rejected, then all funds will be returned to you.

         If your Agreed Subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Company. If your Agreed Subscription is accepted after the first closing, then you will be admitted into the Company not later than the last day of the calendar month in which your Agreed Subscription was accepted by the Company.

         Your execution of the Subscription Agreement and the Managing Member's acceptance also constitutes the execution of the Company Agreement and you agreement to be bound by its terms as a Participant. This includes your grant of a special power of attorney to the Managing Member to file Amended Articles of Limited Liability Company, governmental reports and certifications, and other matters. (See the Company Agreement, Exhibit (A) to this Prospectus.)

DRILLING PERIOD

         Although it is anticipated that the Company will spend the most of the Company Subscription soon after the Offering Termination Date, the Company will have a period of one year from the end of the Offering Termination Date to use or commit funds to drilling activities. If, within the one year period, the Company has not used, or committed for use, the net subscription proceeds, then the Managing Member will cause the remainder of the net subscription proceeds to be distributed pro rata to you and the other Participants as a return of capital. The Managing Member will also reimburse you and the other Participants for selling or other offering expenses allocable to the return of capital.

SUITABILITY STANDARDS

         IN GENERAL. It is the obligation of persons selling the Units to make every reasonable effort to assure that the Units are suitable for you. This suitability determination will be based on your investment objectives and financial situation, regardless of your income or net worth. Subscriptions will not be accepted from IRAs, Keogh plans and qualified retirement plans because the Company's income would be unrelated business taxable income. Additionally, the Managing Member will not accept your subscription until it has reviewed your apparent qualifications. The decision to accept or reject your subscription will be made by the Managing Member, in its sole discretion, and is final. The Managing Member will maintain during the term of the Company and for at least six years thereafter a record of your suitability.

MISCELLANEOUS

         In the case of sales to fiduciary accounts, all the suitability standards set forth above must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary. Generally, you are required to execute your own Subscription Agreement that has been executed by someone other than you unless you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions herein. The Managing Member may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus. In addition, the Managing Member will send you a confirmation of purchase. Your ability to resell or otherwise transfer your Units in the Company is limited as described in "Transferability of Units."


                              CONFLICTS OF INTEREST

IN GENERAL

         Conflicts of interest are inherent in oil and gas drilling programs involving non-industry participants because the transactions are entered into without arms' length negotiation. Your interests and those of the Managing Member and its Affiliates may be inconsistent in some respects or in certain instances, and the Managing Member's actions may not be the most advantageous to you. The following discussion describes certain possible conflicts of interest that may arise for the Managing Member and its Affiliates in the course of the Company, and certain limitations which are designed to reduce, but which will not eliminate, the conflicts. The following discussion, however, is not intended to be inclusive and other transactions or dealings may arise in the future that could result in conflicts of interest for the Managing Member and its Affiliates. (See "Fiduciary Responsibility of the Managing Member.")

CONFLICTS REGARDING TRANSACTIONS WITH THE MANAGING MEMBER AND ITS AFFILIATES

         Although the Managing Member believes that the compensation and reimbursement that it and its Member Affiliates will receive in connection with the Company are reasonable, the compensation has been determined solely by the Managing Member and is not the result of any negotiation with any unaffiliated third party dealing at arms' length. The Managing Member will be entitled to receive compensation and reimbursement from the Company even if the Company activities result in little or no profit, or a loss to you and the other Participants.

         If the Managing Member and any Affiliate provide services or equipment to the Company, then the fees charged must be competitive with the fees charged by unaffiliated persons in the same geographic area engaged in similar businesses. The Managing Member or its Affiliates providing the services or equipment, however, can be expected to profit from the transactions, and it may be in the Managing Member's best interest to enter into contracts with itself and its Affiliates rather than unaffiliated parties even if the contract terms, or skill and experience, offered by the unaffiliated third parties is comparable.

         The Managing Member and an Affiliate will not render to the Company any oil field, equipage or other services nor sell or lease to the Company any equipment or related supplies unless the following two conditions are met:

- the Managing Member and any Affiliate must be engaged, independently of the Company and as an ordinary and ongoing business, in the business of rendering he services or selling or leasing the equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to the Company in which the Managing Member or an Affiliate has an interest; and

- the compensation, price or rental therefore must be competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Company.

         If the Managing Member and any Affiliate is not engaged in such a business, then the compensation, price or rental will be its Cost of the Services, equipment or supplies or the competitive rate which could be obtained in the area, whichever is less.

         Any services not otherwise described in this Prospectus for which the Managing Member or an Affiliate is to be compensated must be set forth in a written contract which precisely describes the services to be rendered and the compensation to be paid. The compensation, if any, will be reported to you in the Company's annual and semiannual reports and a copy of the contract will be provided to you upon request. The contracts are cancelable without penalty upon 60 days written notice by Participants whose Agreed Subscriptions equal a majority of the Company Subscription. With respect to Units owned by the Managing Member or its Affiliates, the Managing Member and its Affiliates may not vote or consent regarding any transactions between the Company and the Managing Member or its Affiliates, and their Units will not be included for purposes of determining a majority of the Company Subscription with respect to the contracts.

CONFLICTS REGARDING THE DRILLING AND OPERATING AGREEMENT

         It is anticipated that all the wells developed by the Company will be drilled and operated pursuant to the Drilling and Operating Agreement. The Managing Member will be required to monitor and enforce, on behalf of the Company, its own compliance with the provisions of the Drilling and Operating Agreement, which creates a continuing conflict of interest. (See "Proposed Activities.")

CONFLICTS REGARDING SHARING OF COSTS AND REVENUES

         The Managing Member's interest in the Company will be "Carried" because the percentage of the Managing Member's total Capital Contributions will be less than the percentage of the Company's revenues which it will receive. This may create a conflict of interest between the Managing Member and you and the other Participants regarding the determination of which wells will be drilled by the Company and the profit potential associated with the wells.

         In addition, when a completion decision is made you and the other Participants will have already paid the majority of your costs so you will want to complete the well if there is any opportunity to recoup any of the costs. On the other hand, the Managing Member will not have paid any money before this time and it will only want to pay the costs if it is reasonably certain of recouping its money and making a profit. However, the Managing Member anticipates that all Company Wells in Oklahoma will be required to be completed before a determination can be made as to the well's productivity. In any event, the Managing Member will not cause any Company well to be plugged and abandoned without a completion attempt unless it makes the decision in accordance with generally accepted oil and gas field practices in the geographic area of the well location.

CONFLICTS REGARDING TAX MATTERS PARTNER

         The Managing Member will serve as the Company's "Tax Matters Partner." The Managing Member will have broad authority to act on behalf of you and the other Participants in any administrative or judicial proceeding involving the IRS, and this authority may involve conflicts of interest. These potential conflicts include whether or not to expend Company funds to contest a proposed adjustment by the IRS, if any, to the amount of the Company's deduction for Intangible Drilling Costs, which is allocated 100% to you and the other
Participants, or to contest a proposed decrease by the IRS, if any, in the amount of the Managing Member's credit to its Capital Account for contributing the Leases to the Company which would decrease the Managing Member's Distribution Interest in the Company. Also, there may be conflicts with respect to the Managing Member's reimbursement of expenses incurred in its role as the Company's Tax Matters Partner. (See "Tax Aspects.")

CONFLICTS REGARDING OTHER ACTIVITIES OF THE MANAGING MEMBER, THE OPERATOR AND THEIR AFFILIATES

         The Managing Member will be required to devote to the Company the time and attention which it considers necessary for the proper management of the Company's activities. The Managing Member will determine the allocation of its management time, services and other functions on an as-needed basis consistent with its fiduciary duties among the Company. Additionally, the Managing Member and its Affiliates will engage in other oil and gas activities and other unrelated business activities, either for their own account or on behalf of other entities in which they have an interest. Thus, they will have conflicts of interest in allocating management time, services and other activities.

         Subject to its fiduciary duties, the Managing Member will not be restricted in any matter from participating in other businesses or activities, even if these other businesses or activities are competitive with the Company's activities and operate in the same areas as the Company. Notwithstanding, the Managing Member and its Affiliates may pursue business opportunities that are consistent with the Company's investment objectives for their own account only after they have determined that the opportunity either cannot be pursued by the Company because of insufficient funds or because it is not appropriate for the Company under the existing circumstances.

CONFLICTS INVOLVING THE ACQUISITION OF LEASES

         The Managing Member will select, in its sole discretion, the Prospects to be drilled by the Company. Conflicts of interest may arise concerning which Prospects will be drilled by to the Company, and which will be drilled by the Managing Member's and its Affiliates other Programs to be organized by it or in which it serves as driller/operator. It may be in the Managing Member's or its Affiliates' advantage to have the Company bear the costs and risks of drilling a particular Prospect.

         No procedures, other than the guidelines set forth below and in "Procedures to Reduce Conflicts of Interest", have been established by the Managing Member to resolve any of the conflicts which may arise, The Managing Member, however, owes a fiduciary duty to you and the other Participants in the operation and management of the Company and is restricted from engaging in certain transactions with Affiliates and others under the terms of the Company Agreement. The Managing Member, its Affiliates and the Company will abide by the guidelines set forth below:

         (1) FAIR AND REASONABLE. Neither the Managing Member nor any Affiliate will sell, transfer, or convey any property to or purchase any property from the Company, directly or indirectly, except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Company which does not primarily benefit the Company.

         (2) TRANSFERS AT COST. All Leases may be acquired from the Managing Member or its Affiliates at the Cost of the Lease.

         (3) TRANSFER OF LESS THAN THE MANAGING MEMBER'S AND ITS AFFILIATE'S ENTIRE INTEREST. A sale, transfer or a conveyance to the Company of less than all of the ownership of the Managing Member or an Affiliate (excluding another Program in which the interest of the Managing Member or its Affiliates is substantially similar to or less than their interest in the Company) in any Prospect will not be made unless:

- the interest retained by the Managing Member or the Affiliate is a proportionate Working Interest;

- the respective obligations of the Managing Member or its Affiliates and the Company are substantially the same after the sale of the interest by the Managing Member or its Affiliates; and

- the Managing Member's interest in revenues does not exceed the amount proportionate to its retained Working Interest.

- Neither the Managing Member nor any Affiliate will retain any Overriding Royalty Interests or other burdens on an interest sold by it to the Company. This paragraph does not prevent the Managing Member or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated entities.

         (4) EQUAL PROPORTIONATE INTEREST. When the Managing Member or an Affiliate sells, transfer or conveys any oil, gas or other mineral interests or property to the Company it must, at the same time, sell, transfer or convey to the Company and equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which the well will be drilled by the Company:

o if the geological feature to which the well will be drilled contains Proved Reserves; and

o        the drilling or spacing unit protects against drainage.

         With respect to an oil and gas Prospect located in Oklahoma on which a well will be drilled by the Company, a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence.

         (5) NO SALE OF LEASES TO THE MANAGING MEMBER. The Managing Member and its Affiliates will not purchase any producing or non-producing oil and gas properties from the Company.

         (6) LEASES WILL BE ACQUIRED ONLY FOR STATED PURPOSE OF THE COMPANY. The Company will acquire only Leases reasonably expected to meet the stated purposes of the Company. No Leases will be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Company's best interest or current production on a lease meets the Managing Members expectations for the Company.

CONFLICTS BETWEEN PARTICIPANTS

         The Managing Member, its officers, directors and Affiliates may subscribe for up to 10% of the Units on the same basis as you and the other participants, except that they are not required to pay Sales

Commissions, reimbursement of marketing expenses, and reimbursement of bona fide accountable due diligence expenses. Although the Managing Member and its Affiliates may buy up to 10% of the Units (which will not be applied towards the minimum Company Subscription required for the Company to begin operations) it is not anticipated they will purchase any Units.

         Any subscription by the Managing Member, its officers, directors, or Affiliates will dilute the voting rights of you and the other Participants and there may be a conflict with respect to certain matters. The Managing Member and its officers, directors, and Affiliates, however, are prohibited from voting with respect to certain matters. (See "Summary of Company Agreement - Voting Rights and Access to Records.")

LACK OF INDEPENDENT UNDERWRITER AND DUE DILIGENCE INVESTIGATION

         The terms of this offering, the Company Agreement and the Drilling and Operating Agreement were determined by the Managing Member without arms' length negotiations. You and the other participants have not been separately represented by legal counsel, who might have negotiated more favorable terms for you and the other Participants in the offering and the agreements.

         Also, there was not an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the Company and the Managing Member which would be provided by independent underwriters.

CONFLICTS CONCERNING LEGAL COUNSEL

         It is anticipated that legal counsel to the Managing Member will also serve as legal counsel to the Company and that this dual representation will continue in the future. If a future dispute arises between the Managing Member and you and the other Participants, then the Managing Member will cause you and the other Participants to retain separate counsel. Also, if counsel advises the Managing Member that counsel reasonable believes its representation of the Company will be adversely affected by its responsibilities to the Managing Member, then the Managing Member will cause you and the other Participants to retain separate counsel.

CONFLICTS REGARDING PRESENTMENT FEATURE

         You and the other Participants' have the right to present your Units to the Managing Member for repurchase beginning in 2006. This creates a conflict of interest between you and the Managing Member in the suspension of the presentment feature and in arriving at the amount which will be paid by the Managing Member for the Units.

         If the Managing Member does not have the necessary cash flow or it cannot borrow the funds on terms which it deems reasonable, then the Managing Member may suspend the presentment feature. Both of these determinations are subjective and will be made in the Managing Member's sole discretion.

         The Managing Member will also determine the repurchase price based upon a reserve report that it prepares and is reviewed by an Independent Expert. The Independent Expert, however, will be chosen by the Managing Member. Also, the formula for arriving at the repurchase price has subjective determinations that are within the discretion of the Managing Member. (See "Presentment Feature.")

PROCEDURES TO REDUCE CONFLICTS OF INTEREST

         In addition to the procedures set forth in "Conflicts Involving the Acquisition of Leases," the Managing Member has adopted the following procedures to reduce some of the conflicts of interest between it and you and the other Participants. The Managing Member does not have any other conflict of interest resolution procedures. Thus, conflicts of interest between the Managing Member and you and the other Participants may not necessarily be resolved in your best interests.

         (1) NO COMMINGLING. Company funds will be kept in separate accounts and will not be commingled with the funds of the Managing Member, any Affiliate or any other entity.

         (2) NO COMPENSATING BALANCES. Neither the Managing Member nor any Affiliate will use the Company's funds as compensating balances for its own benefit.

         (3) FUTURE PRODUCTION. Neither the Managing Member nor any Affiliate will commit the future production of a well developed by the Company exclusively for its own benefit.

         (4) MARKETING ARRANGMENTS. All benefits from marketing arrangements or other relationships affecting property of the Managing Member or its Affiliates and the Company will be fairly and equitably apportioned according to the respective interests of each in the property. The Managing Member will treat all wells in a geographic area equally concerning to whom and at what price the Company's oil and gas will be sold. The Managing Member calculates a weighted average selling price for all the oil and gas sold in a geographic area by taking all money received from the sale of all the oil and gas sold to its customers in a geographic area and dividing by the volume of all oil and gas sold from the wells in that geographic area.

         (5) ADVANCE PAYMENTS. Advance payments by the Company to the Managing Member and its Affiliates are prohibited except when advance payments are required to secure tax benefits or prepaid drilling costs and for a business purpose. These payments, if any, will not include nonrefundable payments for completion costs before the time a decision is made that the well or wells warrant a completion attempt.

         (6) NO PROFIT IN CONTRAVENTION OF FIDUCIARY DUTY. The Managing Member will not profit by drilling in contravention of its fiduciary obligation to the Participants.

         (7) DISCLOSURE. Any agreement or arrangement which binds the Company must be fully disclosed in the Prospectus.

         (8) NO LOANS FROM THE COMPANY. The Company will not loan money to the Managing Member or any Affiliate.

         (9) LOANS TO THE COMPANY. Neither the Managing Member nor any Affiliate will loan money to the Company:

- if the interest to be charged exceeds the Managing Member's or the Affiliate's interest cost; or

- if the interest to be charged exceeds that which would be charged to the Company (without reference to the Managing Member's or the Affiliate's financial abilities or guarantees) by unrelated lenders, on comparable loans for the same purpose.

         Further, neither the Managing Member nor any Affiliate will receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing Member or the Affiliate.

         (10) NO REBATES. No rebates or give-ups may be received by the Managing Member or any Affiliate nor may the Managing Member or any Affiliate participate in any reciprocal business arrangement which would circumvent these guidelines.

         (11) SALE OF ASSETS. The sale of all or substantially all of the assets of the Company (including without limitation, Leases, wells, equipment and production) can only be made with the consent of Participants whose Agreed Subscriptions equal a majority of the Company Subscription.

         (12) INVESTMENTS. Company funds may not be invested in the securities of another person except in the following instances:

o investments in Working Interests or undivided Lease interests made in the ordinary course of the Company's business;

o temporary investments in income producing short-term highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills and/or Money Market Funds;

o        multi-tier arrangements meeting the requirements of (12) above;

o        investments  involving less than 5% of the Company  Subscription  which
         are  a  necessary  and  incidental  part  of  a  property   acquisition
         transaction; and

o investments in entities established solely to limit the Company's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

POLICY REGARDING ROLL-UPS

         It is possible at some indeterminate time in the future that the Company will become involved in a "Roll-Up." The complete definition of "Roll-Up" is set forth in "Definitions." In general, a Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation of the Company with or into another Company, corporation or other entity (the "Roll-Up Entity") and the issuance of securities by the Roll-Up Entity to you and the other Participants. A Roll-Up will also include any change in the rights, preferences, and privileges of you and the other Participants in the Company. These changes could include the following:

o        increasing the compensation of the Managing Member;

o        amending the voting rights of the Participants;

o        listing the Units on a national securities exchange or on NASDAQ;

o        changing the fundamental investment objectives of the Company; or

o        materially altering the duration of the Company.

         The Company Agreement provides various policies if a Roll-Up should occur in the future. These policies include:

o an appraisal of all Company assets will be acquired from a competent Independent Expert, and a summary of the appraisal will be included in a report to you and the other Participants in connection with a proposed Roll-Up;

o if you vote "no" on the Roll-Up proposal, then you will be offered a choice of:

         (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up;

         (b) remaining a Participant in the Company and preserving your interest in the Company on the same terms and conditions as existed previously; or

         (c) receiving cash in an amount equal to your pro-rata share of the appraised value of the Company's net assets; and

-        the Company will not participate in a proposed Roll-Up:

         (a) which is not approved by Participants whose Agreed Subscriptions equal 75% of the Company Subscriptions;

         (b) which would result in the diminishment of your voting rights under the Roll-Up Entity's chartering agreement;

         (c) in which your right of access to the records of the Roll-Up Entity would be less than those provided by the Company Agreement; or

         (d) in which any of the costs of the transaction would be borne by the Company if the proposed Roll-Up is not approved by Participants whose Agreed Subscriptions equal 75% of the Company Subscription.

                 FIDUCIARY RESPONSIBILITY OF THE MANAGING MEMBER

IN GENERAL

         The Managing Member has the power and authority to manage the Company and its assets. It is accountable to you as a fiduciary and it must exercise good faith and deal fairly with you and the other Participants in conducting the affairs of the Company. If the Managing Member breaches its fiduciary responsibilities, then you are entitled to an accounting and the recovery of any economic loss cause by the breach.

         The Managing Member has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company whether or not in the Managing Member's possession or control. Also, the Managing Member may not employ, or permit another to employ, the funds or assets in any manner except for the exclusive benefit of the Company. Company Agreement nor any other agreement between the Managing Member and the Company may contractually limit any fiduciary duty owed to the Participants by the Managing Member under applicable law except as set forth in Section 4.01, 4.02, 4.04, 4.05 and 4.06 of the Company Agreement. This is a rapidly expanding and changing area of the law and if you have questions concerning the duties of the Managing Member you should consult your own counsel.

LIMITATIONS ON MANAGING MEMBER LIABILITY AS FIDUCIARY

         Under the terms of the Company Agreement, the Managing Member, the Operator, and their Affiliates will not be liable to the Company or you and the other Participants for any loss suffered by the Company or you and the other Participants which arises out of any action or inaction of the Managing Member, the Operator, or their Affiliates if:

- the Managing Member, the Operator, and their Affiliates determined in good faith that the conduct was in the best interest of the Company;

- the Managing Member, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Company ; and

- the course of conduct did not constitute negligence or misconduct of the Managing Member, the Operator, or their Affiliates.

         Thus, you and the other Participants may have a more limited right of action than you would have had absent these limitations in the Company Agreement. These limitations, however, do not apply to Participants' rights under the federal securities laws, and Participants whose Agreed Subscriptions equal a majority of the Company Subscription may vote to remove the Managing Member and/or the Operator. (See "Summary of Partnership Agreement - Voting Rights and Access to Records.")

         In addition, the Company Agreement provides for indemnification of the Managing Member, the Operator, and their Affiliates by the Partnership against any losses, judgements, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company provided that:

- the Managing member, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Company;

- the Managing Member, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Company; and

- the course of conduct was not the result of negligence or misconduct of the Managing Member, the Operator, or their Affiliates.

         Payments arising from the indemnification or agreement to hold harmless are recoverable only out of the tangible net assets of the Company including insurance proceeds.

         Notwithstanding the above, the Managing Member, the Operator, and their Affiliates and any person acting as a broker-dealer may not be indemnified for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless:

-        there has been  successful  adjudication  on the  merits of each  count
         involving  alleged   securities  law  violations  as  to  a  particular
         indemnittee;

- the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to a particular indemnittee; or

- a court of competent jurisdiction approve a settlement of the claims as to a particular indemnittee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, this indemnification is contrary to public policy and therefore unenforceable. In any event, you and your advisers should review closely the provisions of the Company Agreement concerning exculpation and indemnification of the Managing Member and consult your own attorneys if you have any questions.

         The Company will not pay the cost of the portion of any insurance which insures any party against any liability for which the party is prohibited from being indemnified.

         The advancement of Company funds to the Managing Member, the Operator, or their Affiliates for legal expenses and other costs incurred as s result of any legal action for which indemnification is being sought is permissible only if the Company has adequate funds available and the following conditions are satisfied:

- the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

- the legal action is initiated by a third party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

- the Managing Member, the Operator, or their Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the party is found not to be entitled to indemnification.

                                   MANAGEMENT

MANAGING MEMBER

         Arrowhead Energy LLC, located at 5633 Strand Blvd., Suite 313, Naples, Florida 34110 is the Managing Member for the Company.

OPERATOR

         Washita Energy, Inc., an Oklahoma Corporation, is the Operator of the leases that have been or will be drilled by the Company. This Operator will comply with all regulations promulgated by the Oklahoma Corporation Commission. Michael J. Pilgrim, President of the Managing Member also owns 50% of the shares of Washita Energy, Inc.

OFFICERS, DIRECTORS AND KEY PERSONNEL

         The officers and directors of the Managing Member will serve until their successors are elected. The officers, directors and key personnel of the Managing Member are as follows:

NAME                       AGE                 POSITION OR OFFICE
--------------------       -------             ---------------------
Michael J. Pilgrim         47                  President

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         Michael J. Pilgrim, President of Arrowhead Energy LLC owns 50% of the stock in the Operator, Washita Energy, Inc.

                              INVESTMENT OBJECTIVES

         Except for the historical information contained herein, the matters discussed below are forward-looking statements that involve risks and uncertainties, including the risk that the wells are productive but do not produce enough revenue to return the investment made, Dry Holes, uncertainties concerning the price of gas, and the other risks detailed below. The actual results that the Company achieves may differ materially from the objectives set forth below due to such risks and uncertainties. The Company's principal investment objectives are to invest the Company Subscription in the acquisition of leases with existing and/or in the Development and Exploratory Wells which will:

         Provide quarterly cash distributions to you until the wells are depleted with a preferred annual cash flow of 10% during the first five years based on your original subscription amount. (See "Risk Factors - Special Risks of the Company - Risk That a Competed Well Does Not Payout," "Prior Activities," and "Participation in Costs and Revenues - Subordination of Portion of Managing Member's Net Revenue Share.")

         Obtain tax deductions in 2001 from intangible drilling and development costs and depreciation of Tangible Costs to offset a portion of your taxable income. One Unit will produce a 2001 tax deduction against ordinary income if you invest in the Company. Most states also allow this type of a deduction against the state income tax.

         Offset a portion of any taxable income generated by the Company with tax deductions from percentage depletion. The Managing Member estimates that this feature should reduce your effective tax rate on Company net revenues.

         ATTAINMENT OF THE COMPANY'S INVESTMENT OBJECTIVES WILL DEPEND ON MANY FACTORS, INCLUDING THE ABILITY OF THE MANAGING MEMBER TO SELECT SUITABLE PROSPECTS WHICH WILL BE PRODUCTIVE AND PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE. THE SUCCESS OF THE COMPANY DEPENDS LARGELY ON FUTURE ECONOMIC CONDITIONS, ESPECIALLY THE FUTURE PRICE OF NATUAL GAS AND CRUDE OIL WHICH IS VOLATILE AND MAY DECREASE.

    THERE CAN BE NO GUARANTEE THAT THE FOREGOING OBJECTIVES WILL BE ATTAINED.

                               PROPOSED ACTIVITIES

IN GENERAL

         The Company will be funded to acquire leases with existing production and/or drill Exploratory and/or Development Wells which are located primarily in Oklahoma. (A Development Well means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive. An Exploratory Well means a well drilled in an unproven area to the depth presumed to be productive.)

         The number of Development and Exploratory Wells drilled by the Company and productive leases acquired will depend on the amount of the Company Subscription received and the Company's aggregate percentage of the Working Interest in the wells.

         The actual amount of the Working Interest in each well drilled by the Company and the number of wells drilled by the Company may vary from these estimates.

         The Managing Member may not, without the vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription, change the investment and business purpose of the Company or cause the Company to engage in activities outside the stated business purposes of the Company through joint ventures with other entities.

INTENDED AREAS OF OPERATIONS

         The Company intends to operate in Oklahoma extensively.

ACQUISITION OF LEASES

         The Managing Member will have the right, in its sole discretion, to select the Prospects which the Company will drill.

         As of the date of this Prospectus, the Managing Member and/or its Affiliates owned approximately 215 net gross acres of undeveloped leasehold acreage in Oklahoma;

         Before selecting a Prospect to be drilled by the Company, the Managing Member will review all available geologic data including logs, completion reports and plugging reports for wells located in the vicinity of the proposed Prospect.

         Production information relating to the wells which are in the general area of the proposed Prospects is set forth in "Information Regarding Currently Proposed Prospects." The Managing Member believes that the production information is reliable, although as to certain of the Prospects the production information is incomplete because there was a third party operator and production information is not available.

TITLE TO PROPERTIES

         Title to all Leases acquired by the Company will be held in the name of the Company. However, title to the Leases may initially be held in the name of the Managing Member, its Affiliates, or any nominee designated by the Managing Member, to facilitate the acquisition of the Leases. Title to the Leases will be transferred to the Company from time to time after the Closing Date, and filed for record following drilling.

         It is not the practice in the oil and gas industry to obtain title insurance on Leases and the Managing Member will not obtain title insurance with respect to the Working Interests in the Leases to be assigned to the Company. Also, in the oil and gas industry leasehold assignments generally do not contain a warranty as to the title to the leasehold. However, a favorable formal title opinion with respect to the Working Interest in each Lease composing the acreage on which the well is situated will be obtained before each well is drilled. Nevertheless, if the title to the Working Interest in a Lease is defective, then the Company will not have the right to recover against the transferor on a title warranty theory.

         There is no assurance that the Company will not experience losses from title defects excluded from or not disclosed by the formal title opinion. The Managing Member will take the steps it deems necessary to assure that the Company has acceptable title for its purposes. The Managing Member, however, may use its own judgment in waiving title requirements and will not be liable for any failure of title of Leases transferred to the Company.

FORMATION OF THE COMPANY AND POWERS OF THE MANAGING MEMBER

         The Managing Member's authority in conducting the affairs of the Company is virtually unlimited, however, you and other Participants are granted certain rights. Also, certain restrictions are placed on the Managing Member by the Company Agreement. As to the removal of the Managing Member and the Operator, and the appointment of successors, see "Summary of Company Agreement" and "Summary of Drilling and Operating Agreement."

DRILLING AND COMPLETION ACTIVITIES; OPERATION OF PRODUCING WELLS

         The Member will pay the drilling and completion costs to the Managing Member or an Affiliate as incurred, except that the Company is permitted to make advance payments to the Managing Member or an Affiliate if necessary to secure tax benefits of prepaid intangible drilling and development costs and there is a valid business reason.

         Wells will be drilled at competitive industry rates to a depth sufficient to test thoroughly the objective geological formation. The Company will bear its proportionate share of the cost of drilling and completing or drilling and abandoning the Company Wells. Company acquires less than 100% of a Prospect, its drilling and completion costs of that well will be proportionately decreased. If the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business or rendering or providing comparable services or equipment, then the rates will be adjusted to the competitive rate. The Managing Member may not benefit by interpositioning itself between the Company and the actual provider of drilling contractor services. (See "Compensation.")

         The footage price includes all ordinary costs of drilling, testing and completing the well. This includes the cost of a second completion and Frac which means, in general, treating a second potentially productive geological formation in an attempt to enhance the production from the well. (See "Definitions.") It also includes installing gathering lines and other necessary facilities for the production of natural gas and crude oil.

         Although the following costs are possible, it is not anticipated that these costs will be incurred, and the footage price will not include the cost of:

-        completion  procedures,   equipment  or  any  facilities  necessary  or
         appropriate for the production and sale of oil or other liquids; and

- equipment or materials (except salt water collection tanks, separators, siphon string and tubing, which are included) necessary or appropriate to collect, lift or dispose of liquids for efficient gas production.

         The footage price will also not include the cost of third completion and Frac. These extra costs will be charged at:

- the Operator's standard charges for services performed directly by it (exclusive of services in supervision of third party services); or

- the Operators' invoice costs of third party services performed and materials and equipment purchased plus 10% to cover supervisory services and overhead.

         Each additional Frac is anticipated to be paid from the Company Subscription and/or Company revenues. The Managing Member expects to subcontract some of the actual drilling and completion of Company Wells to third parties selected by it.

         The Managing Member, and the Operator, will determine whether or not to complete each well. A well, however may be completed only if the Managing Member and the Operator determines in good faith that there is a reasonable probability of obtaining commercial quantities of gas and crude oil. If the Managing Member and the Operator determines that a well should not be completed, then the well will be plugged and abandoned and the footage price will be adjusted.

         The Managing Member's duties will include:

- making necessary arrangements for the drilling and completing of Company Wells and related facilities for which it has responsibility under the Drilling and Operating Agreement;

- managing and conducting all field operations in connection with the drilling, testing, equipping, operating and producing of the wells;

-        making  technical  decisions  required  in  drilling,   completing  and
         operating the wells;

- maintaining the wells, equipment and facilities in good working order during the useful life thereof; and

-        performing necessary accounting and administrative functions.

         The following costs will be billed at the invoice cost of the material purchased or the third party services performed:

-        the production and sale of oil;

-        purchase of equipment, materials or third party services;

-        brine disposal; and

-        rebuilding of access roads.

         The Drilling and Operating Agreement contains a number of other material provisions which should be carefully reviewed and understood by you and the other prospective investors. (See "Summary of Drilling and Operating Agreement.")

         In the event that the Managing Member or an Affiliate is not the actual operator of the well during producing operations, then the Managing Member will review the performance of the third party operator. This includes reviewing the costs and expenses charged by the third party operator and monitoring the accounting and production records for the Company. The actual operator will perform services for each well which are customarily performed to operate a well in the same general area as where the well is located. The third party operator will be reimbursed for its direct costs and will receive either reimbursement of its administrative overhead or well supervision fees pursuant to an operating agreement. These fees will be subject to an annual adjustment for inflation.

         It is anticipated that the Company generally will own 25% to 100% of the Working Interest in each Prospect. Thus, the Company may engage in joint activities on some of the Prospects with third parties and Affiliates. This will decrease the Company's Working Interest in the Well but increase the diversification of the Company's drilling activities. Any other Working Interest owner in a Prospect may have a separate agreement with the Operator with respect to the drilling and operation of a well thereon with differing terms and conditions from those contained in the Drilling and Operating Agreement.

SALE OF OIL AND GAS PRODUCTION

         IN GENERAL. The Managing Member and the Operator is responsible for selling the Company's gas and oil production. The Managing Member's and Operator's policy is to treat all wells in a given geographic area equally. This reduces certain potential conflicts of interest among the owners of the various wells, including the Member, concerning to whom and at what price the gas and oil will be sold.

CRUDE OIL

         Any crude oil produced from the wells will flow directly into storage tanks where it will be picked up by the oil company, a common carrier or pipeline companies acting for the oil company which is purchasing the crude oil. Thus, crude oil does not present any transportation problem. The Managing Member anticipates selling and oil produced by the wells in Oklahoma.

         Over  the  past  eight  years,   the  price  of  oil  has  ranged  from
approximately $38 to as low as $8 per barrel. There can be no assurance as to the price of oil during the tern if the Company.

USE OF CONSULTANTS AND SUBCONTRACTORS

         The Company Agreement authorized the Managing Member to use the services of independent outside consultants and subcontractors, although this is not anticipated by the Managing Member for producing operations in Oklahoma. These persons will normally be paid on a per diem or other cash fee basis. The services will be charged to the Company as either a Direct Cost or as a direct expense pursuant to the Drilling and Operating Agreement. These charges will be in addition to the unaccountable fixed payment reimbursement paid to the Managing Member for Administrative Costs, and well supervision fees paid to the Managing Member as Operator.

(See "Compensation" and "Management.")

                       COMPETITION, MARKETS AND REGULATION

COMPETITION AND MARKETS

         There are many companies engaged in the crude oil and natural gas drilling operations in the areas where the Company is expected to conduct its activities. The industry is highly competitive in all phases, including acquiring suitable properties for drilling and the marketing of crude oil and natural gas. The Company will compete with entities having financial resources and staffs larger than those available to the Company.

         Current economic conditions indicate that the costs of exploration and development are increasing gradually. However, the oil and gas industry historically has experienced periods of rapid cost increases from time to time.

         Natural gas and oil, if any, produced by the Company Wells must be marketed in order for you to realize revenues. In recent years natural gas and oil prices have been volatile. Reduced gas demand and/or excess gas supplies will result in lower prices. The marketing of natural gas and oil production, if any, will be affected by numerous factors beyond the control of the Company and which cannot be accurately predicted. These factors include, but are not limited to, the following:

-        the   availability   and  proximity  of  adequate   pipeline  or  other
         transportation facilities;

-        the amount of domestic production and foreign imports of oil and gas;

-        competition from other energy sources such as coal and nuclear energy;

- local, state and federal regulations regarding production and the cost of complying with applicable environmental regulations; and

-        fluctuating seasonal supply and demand.

         For example, the demand for natural is greater in the winter months than in the summer months, which is reflected in a higher spot market piece paid for the gas. Also, increased imports or oil and natural gas have occurred and are expected to continue. The free trade agreement between Canada and the United States has eased restrictions on imports of Canadian gas to the United States. Additionally, the passage in 1993 of the north American Free Trade Agreement ("NAFTA") will have some impact on the American gas industry by eliminating trade and investment barriers in the Unites States, Canada and Mexico. Additionally, new pipeline projects have been proposed to FERC which could substantially increase the availability of Canadian gas to certain U.S. markets. These imports could have an adverse effect on both the price and volume of gas sales from the Company Wells.

         Members of the Organization of Petroleum Exporting Countries ("OPEC") establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. The Managing Member is unable to predict what, if any, effect these actions will have on the amount of or the prices received for the gas produced and sold from the Company Wells.

         The accelerating deregulation of natural gas and electricity transmission has caused, and will continue to cause, a coming together of the gas and electric industries. Demand for natural gas by the electric power sector is expected to increase modestly through the next decade. Increased competition in the electric industry, coupled with the enforcement of stringent environmental regulations, may lead to an increased reliance on natural gas by the electric industry.

         Although the transportation and sale of gas in interstate commerce remains heavily regulated, the Federal Energy Regulatory Commission ("FERC") has sought to promote greater competition in natural gas markets by encouraging open access transportation by interstate pipelines. The goal is to expand the opportunities for producers, such as the Company, to contract directly with local distribution companies and end-users. Traditionally, natural gas has been sold by has producers to pipeline companies, which then would resell the gas to end-users. FERC Orders No. 436 and 500 alter this market structure by requiring interstate pipeline companies that transport gas for others to provide transportation service to producers, distributors and all other shippers of natural gas on a nondiscriminatory, "first-come, first-served" basis ("open access transportation"). This permits producers and other shippers to sell natural gas directly to end-users.

         FERC Order 636 which became effective in 1992 requires pipeline companies to, among other things, separate their sale services from their transportation services and provide an open access transportation services that is complete in quality for all gas suppliers or producers. The premise behind FERC Order 636 was that the pipeline companies had an unfair advantage over other gas suppliers or producers because they could bundle their sales and transportation services together. FERC Order 636 is designed to create a regulatory environment in which no gas seller has a competitive advantage over another gas seller because it also provides transportation services. The effect of FERC Order No. 636 has been to restructure the natural gas industry and increase its competitiveness.

         FERC has also required pipeline companies to develop electronic bulletin boards ("EBBs") in order to ensure that the gas industry is more competitive. Through EBBs, pipeline companies provide standardized access to information concerning capacity and prices. LDCs and marketers are also working to develop companies which can access and integrate all of the information available on all pipelines' EBBs and arrange gas supplies and transportation on behalf of purchasers from large regions of the country in order to create a national market. These systems, and the development of information service companies, will allow rapid consummation of natural gas transactions. Gas purchased in Kansas could, for example, be used in Seattle. Although this system may initially lower prices because of increased competition, it is anticipated to increase natural gas markets and the reliability of the markets.

CRUDE OIL REGULATION

         Oil prices are not regulated. The price of oil is subject to supply, demand, competitive factors, the gravity of the crude oil, sulfur content differentials and other factors. Certain federal reporting requirements are still in effect under U.S. Department of Energy regulations.

FEDERAL GAS REGULATION

         The Sale of natural gas is subject to regulation of production and transportation by governmental regulatory agencies. Generally, the regulatory agency in the state where a producing natural gas well is located supervises production activities and the transportation of natural gas sold into intrastate markets.

         FERC regulates the interstate transportation of natural gas, but under the Wellhead Decontrol Act of 1989 FERC no longer regulates the price of gas. Deregulated gas production may be sold at market prices determined by supply, demand, BTU content, pressure, location of the wells, and other factors. The Managing Member anticipates that all the Company's gas production will be price decontrolled gas and sold at fair market value.

         The Clean Air Act amendments of 1990 contain incentive for the future development of "clean alternative fuel," which includes natural gas and liquefied petroleum gas for "clean-fuel vehicles." The Managing Member believes the amendments ultimately will have a beneficial effect on natural gas markets and prices.

STATE REGULATIONS

         Oil and gas operations are regulated in Oklahoma by the Oklahoma Corporation Commission where Company Wells may be situated will also impose a comprehensive statuary and regulatory scheme for oil and gas operations. Among other things, these regulations involve:

- new well permit and well registration requirements, procedures and fees;

-        minimum well spacing requirements;

-        restrictions on well locations and underground gas storage;

- certain well site restoration, groundwater protection and safety measures;

-        various reporting requirements;

-        well plugging standards and procedures;

-        broad enforcement powers.

         These state regulatory agencies have been granted broad regulatory and enforcement powers which may create additional financial and operations burdens on oil and gas operations like those of the Company. Oklahoma has pollution and environmental control laws which have become increasingly burdensome in recent years. Enforcement efforts with respect to oil and gas operations have increased. It can be anticipated that this regulation will expand and have a greater impact on future oil and gas operations.

ENVIRONMENTAL REGULATIONS

         Various federal, state, and local laws covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the Company's operations. The Company may generally be liable for cleanup costs to the United States Government under the Federal Clean Water Act for oil or hazardous substance pollution and under the Comprehensive Environmental Response, Compensation and Liability act of 1980 ("CERCLA" or Superfund) for hazardous substance contamination. The liability is unlimited in cases of willful negligence or misconduct, and there is no limit on liability for environmental cleanup costs or damages with respect to claims by the state or private persons or entities.

         The Environmental Protection Agency ("EPA") will require the Company to prepare and implement spill prevention control and countermeasure plans relating to the possible discharge of oil into navigable waters. The EPA will further require permits to authorize the discharge of pollutants into navigable waters. State and local permits or approvals will also be needed with respect to wastewater discharges and air pollutant emissions.

         Violations of environment-related Lease conditions or environmental permits can result in substantial civil and criminal penalties as well as potential court injunctions curtailing operations. The enforcement liabilities can result from either governmental or citizen prosecution. Compliance with these statutes and regulations may cause delays in producing natural gas and oil from the wells and may substantially increase the cost of producing the natural gas and oil. However, these laws and regulations are constantly being revised and changed, and the Managing Member is unable to predict the ultimate costs of complying with present and future environmental laws and regulations. See "Risk Factors - Special Risks of the Company - Risk of Loss Because of Unlimited Liability of Investor Members" and "Proposed Activities - Insurance" concerning the Managing Member's inability to obtain insurance to protect against environmental claims.

PROPOSED REGULATION

         From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that if enacted would significantly and adversely affect the oil and natural gas industry. The proposals involve, among other things, limiting the disposal of waste water from wells. It is impossible to accurately predict what proposals, if any, will be enacted by Congress or the legislatures and agencies of various states and what effect any proposals which are enacted will have on the activities of the Company.

                       PARTICIPATION IN COSTS AND REVENUES

         IN GENERAL. A tabular summary of the following discussion appears below. Please refer to `Definitions" for a description of the items of revenue and cost included in the terms used herein.

COSTS

         1. ORGANIZATION AND OFFERING COSTS. Organization and Offering Costs will be charged 100% to the Investor Members.

         2. LEASE COSTS. The Leases will be paid by the Company at Cost.

         3. INTANGIBLE DRILLING COSTS AND TANGIBLE DRILLING COSTS. Intangible Drilling Costs will be allocated and charged 100% to you and the other Participants. Tangible Costs will be allocated and charged 100% to you and the other Participants.

         Intangible Drilling costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of Company closing will be charges 100% to the Participants who are admitted to the Company in that closing.

         4. OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating Costs, Direct Costs, Administrative Costs, and all other Company costs not specifically allocated will be allocated and charged o the parties in the same ratio as the related production revenues are being credited. (See "Subordination of Portion of Managing Member's Net Revenue Share," below.)

REVENUES

         1. PROCEEDS FROM THE SALE OF LEASES. If the Members' Capital Accounts are adjusted under the Company Agreement to reflect the simulated depletion of an oil or gas property of the Company, then the portion of the total amount realized by the Company upon the taxable disposition of the property that represents recovery of its simulated tax basis therein is allocated to the Members in the same proportion as the aggregate adjusted tax basis of the property was allocated to the Members (or their predecessors in interest). If the Members' Capital Accounts are adjusted under the Company Agreement to reflect the actual depletion of an oil or gas property of the Company, then the portion of the total amount realized by the Company upon the taxable disposition of the property that equals the Members' aggregate remaining adjusted tax basis therein is allocated to the Members in proportion to their respective remaining adjusted tax bases in the property. In addition, proceeds will be allocated to the Managing Member to the extent of the pre-contribution appreciation in value of the property, if any. Any excess will be credited to the parties in the ratio in which oil and gas production revenues of the Company are credited as provided in 4, above.

         2. EQUIPMENT PROCEEDS. Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of the equipment in the ratio in which the costs were charged.

         3. PRODUCTION REVENUES. All other revenues of the Company, including production revenues, will be credited 90% to you and the other Participants and 10% to the Managing Member subject to the Managing Member's subordination of a portion of its share of Company's Net Production Revenues, as described in "Subordination of Portion of Managing Member's Net Revenue Share," below.

TABLE OF PARTICIPATION IN COSTS AND REVENUES

         The following table sets forth the participation in Member costs and revenues between the Managing Member and you and the other Participants after deducting from the Company's gross revenues the Landowner Royalties and any other Lease burdens. (See "Proposed Activities - Interest of Parties" and "Definitions.")

MANAGING MEMBER                                              PARTICIPANTS
--------------------------------------------------------------------------------
COMPANY COSTS

Organization and Offering Costs                           100%           0%
Lease Costs (1)                                           100%           0%
Intangible Drilling Costs (2)                             100%           0%
Tangible Costs (2)                                        100%           0%
Operating Costs, Administrative Costs,
  Direct Costs and All Other Costs(3)

PARTNERSHIP REVENUES

Interest Income                                           (4)            (4)
Equipment Proceeds                                        100%           0%
All Other Revenues including production Revenues (3)      92%            8%

PARTICIPATION IN DEDUCTIONS

Intangible Drilling Costs                                 100%           0%
Depreciation                                              100%           0%
Percentage Depletion Allowance                            92%            8%
---------------------------------------------------

(1)      Leases to be acquired at cost to the Company by the Managing Member.

(2) Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Company closing will be charged 100% to the Participants who are admitted to the Company in the closing and will not be reallocated to take into account other Company closings, Although the proceeds of each Company closing will be used to pay the costs of drilling different wells, you and the other Participants will pay the same amount of the costs regardless of when you subscribe.

(3) These costs will be charged to the parties in the same ratio as the related production revenues are being credited (See "Subordination of Portion of Managing Member's Net Revenue Share," above)

(4) Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of such equipment in the ration in which such costs were charged.

ALLOCATION AND ADJUSTMENT AMONG PARTICIPANTS

         The Company's revenues, gains, income, credits, costs, expenses, losses and other charges and liabilities will be charged and credited, among you and the other Participants, pro rata in accordance with your respective Agreed Subscriptions.

DISTRIBUTIONS

         The Managing Member will review the Company accounts at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The Company will distribute funds which the Managing Member does not believe are necessary to be retained by the Company. The determination of the revenues and costs will be made in accordance with generally accepted accounting principles. (See "Capitalization and Source of Funds and Use of Proceeds - Subsequent Source of Funds and Borrowings.")

         In no event will funds be advanced or borrowed for purposes of distributions if the amount of the distributions would exceed the Company's accrued and received revenues for the precious four quarters, less paid and accrued Operating Costs with respect to the revenues. Also, cash distributions from the Company to the Managing Member will only be made in conjunction with Participant distributions and only out of funds properly allocated to the Managing Member's account.

LIQUIDATION

         The Company will continue in existence perpetually unless it is terminated earlier by certain Final Terminating Events. This includes an election to terminate the Company be either:

-        the Managing Member; or

- the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription.

         Upon liquidation of the Company you will receive your Distribution Interest in the Company. "Distribution Interest" means an undivided interest in the assets of the Company after payments to creditors of the Company or the creation of a reasonable reserve therefore, in the ratio the positive balance of a Member Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the Member's determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances); provided, however, after the Capital Accounts of all of the parties have been reduced to zero, such interest in the remaining assets of the Company will equal a party's interest in the related revenues of the Company as set forth in Section 5.01 and its subsections of the Company Agreement.

         Any in kind property distributions to you must be made to a liquidating trust or similar entity, unless at the time of the distribution:

- the Managing Member offers you the election of receiving in kind property distributions and you accept the offer after being advised of the risks associated with the direct ownership or

- there are alternative arrangements in place which assure that you will not, at any time, be responsible for the operation or disposition of the Member properties.

         If the Managing Member has not received your written consent within 30 days after the Managing Member mailed the request for the consent, then it will be presumed that you have not consented. The asset may then be sold by the Managing Member at the best price reasonably obtainable from an independent third party who is not an Affiliate of the Managing Member. In dissolution and liquidation of the Company, the Managing Member will have priority for any debts owed it by the Company before there are any payments made to you and the other Participants.

                                  TAX ASPECTS

         The practical utility of the tax aspects of any investment depends largely on your particular income tax position. In addition, different tax considerations may apply to foreign persons, corporations, partnerships, trusts and other prospective Participants which are not treated as individuals for federal income tax purposes. YOU SHOULD SATISFY YOURSELF AS TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE COMPANY BY OBTAINING ADVICE FROM YOUR OWN TAX ADVISOR.

         1. COMPANY CLASSIFICATION. The Limited Liability Company will be classified as a Company for federal income tax purposes, and not as a corporation. The Company, as such, will not pay any federal income taxes and all items of income, gain, loss, deduction, and credit of the Company will be reportable by the Members in the Company (See "Company Classification.")

         2. PASSIVE ACTIVITY CLASSIFICATION. The Company's oil and gas production income, together with gain, if any, from the disposition of its oil and gas properties, which is allocable to Members who are individuals, estates, trusts, closely held corporations or personal service corporations more likely than not will be characterized as income from a passive activity which may be offset by passive activity losses. Income or gain attributable to investments of working capital of the Company will be characterized as portfolio income, which cannot be offset by passive activity losses. Also, the passive activity limitations on losses under Section 469, more likely than not, will not be applicable to Members. (See "Limitations on Passive Activities.")

         3. NOT A PUBLICLY TRADED COMPANY. Assuming that no more than 10% of the Units are transferred in any taxable year of the Company (other than in private transfers described in Treas. Reg. Section 1.7704-1(e)), it is more likely than not that the Company will not be treated as a "publicly traded company" under the Code. (See "Limitations on Passive Activities.")

         4. AVAILABILITY OF CERTAIN DEDUCTIONS. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as Lease acquisition costs, organization and syndication fees and other items which are required to be capitalized, are currently deductible. (See "1999 Expenditures," "Availability of Certain Deductions," and "Limited Liability Company Organization and Syndication Fees.")

         5. INTANGIBLE DRILLING AND DEVELOPMENT COSTS. Intangible drilling and development costs ("Intangible Drilling Costs") paid by the Company under the terms of bona fide drilling contracts for the Company's wells will be deductible in the taxable year in which the payments are made and the drilling services are rendered, assuming such amounts are fair and reasonable consideration and subject to certain restrictions summarized below (including basis and "at risk" limitations and the passive activity loss limitation with respect to Members). (See "Intangible Drilling and Development Costs" and" Drilling Contract.")

         6. PREPAYMENTS OF INTANGIBLE DRILLING AND DEVELOPMENT COSTS. Depending primarily on when the Company Subscription is received, the Company will prepay in 2001 most, if not all, of the intangible drilling and development costs related to Company Wells the drilling of which will be commenced in 2001. Assuming that such amounts are fair and reasonable, and based in part on the factual assumptions set forth below, in our opinion such prepayments of intangible drilling and development costs will be deductible for the 2001 taxable year even though all Working Interest owners in the well may not be required to prepay such amounts, subject to certain restrictions summarized below (including basis and "at risk" limitations, and the passive activity loss limitation with respect to the Limited Partners). (See "Drilling Contracts," below.)

         The foregoing opinion is based in part on the assumptions that: (2) such costs will be required to be prepaid in 2001 for specified wells pursuant to the Drilling and Operating Agreement; (2) pursuant to the Drilling and Operating Agreements the wells are required to be, and actually are, Spudded on or before March 30, 2002 and continuously drilled thereafter until completed, if warranted, or abandoned; and (3) the required prepayments are not refundable to the Partnership and any excess prepayments are applied to intangible drilling and development costs of substitute wells.

         7. DEPLETION ALLOWANCE. The greater of cost depletion or percentage depletion will be available to qualified Participants as a current deduction against the Company's oil and gas production income, subject to certain restrictions summarized below. (See "Depletion Allowance.")

         8. MACRS. The Company's reasonable costs for recovery property (tangible depreciable property used in a trade or business or held for the production of income) which cannot currently be deducted but must be capitalized ("Tangible Costs") will be eligible for cost recovery deductions under the Modified Accelerated Cost Recovery System ("MACRS"), generally over a seven year "cost recovery period", subject to certain restrictions summarized below (including basis and "at risk" limitations, and the passive activity loss limitation in the case of Members). (See "Depreciation - Modified Accelerated Cost Recovery System ("MACRS.")

         9. TAX BASIS OF PARTICIPANT'S INTEREST. Each Participant's adjusted tax basis in his Company's interest will be increased by his total Agreed Subscription. (See "Tax Basis of Participants' Interests.")

         10. AT RISK LIMITATION ON LOSSES. Each participant initially will be "at risk" to the full extent of his Agreed Subscription. (See "At Risk - Limitation for Losses.")

         11. ALLOCATIONS. Assuming the effect of the allocations of income, gain, loss, deduction and credit (or items thereof) set forth in the Company Agreement, including the allocations of basis and amount realized with respect to oil and gas properties, is substantial in light of a Participant's tax attributes that are unrelated to the Company, it is more likely than not that such allocations will have "substantial economic effect" and will govern each participant's distributive share of deficit balances in the participants' Capital Account. (See "Allocations.")

         12. AGREED SUBSCRIPTION. No gain or loss will be recognized by the Participants on payment of their Agreed Subscriptions.

         13. PROFIT MOTIVE AND NO TAX SHELTER REGISTRATION. Based on the Managing Member's representation that the Company will be conducted as described in the Prospectus, it is more likely than not that the Company will possess the requisite profit motive under Section 183 of the Code and is not required to register with the IRS as a tax shelter. (See "Disallowance of Deductions Under
Section 183 of the Code" and "Lack of Registration as a Tax Shelter.")

         14. IRS ANTI-ABUSE RULE. Based on the Managing Member's representation that the Company will be conducted as described in the Prospectus, it is more likely than not that the Company will not be subject to the anti-abuse rule set forth in Treas. Reg. Section 1.701-2. (See "Penalties and Interest - IRS Anti-Abuse Rule.")

PARTNERSHIP CLASSIFICATION

         For federal income tax purposes, the Company is not a taxable entity. The Members, rather than the Company, receive any deductions and credits, as well as the income, from the operation engaged in by the Company. A business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership. Because the Company was formed under the Florida Limited Liability Company Act which describes the Company as a "company," it will automatically be classified as a company unless it elects to be classified as a corporation. In this regard,. The Managing Member has represented that no election for the Company to be classified as a corporation will be filed with the IRS.

LIMITATIONS ON PASSIVE ACTIVITIES

         Under the passive activity rules, all income of a taxpayer who is subject to the rules is categorized as: (i) income from passive activities such as Members' interests in a business; (ii) active income (e.g., salary, bonuses, etc.); or (iii) portfolio income (gain, interest, dividends and royalties unless earned in the ordinary course of a trade or business). Losses generated by "passive activities" can offset only passive income and cannot be applied against active income or portfolio income. Suspended losses and credits may be carried forward (but not back) and used to offset future years' passive activity income.

         Passive activities include any trade or business in which the taxpayer does not materially participate on a regular, continuous, and substantial basis. Under the Company Agreement, Members will not have material participation in the Company and generally will be subject to the passive activity limitations.

TAXABLE YEAR

         The Company intends to adopt a calendar year taxable year.

2001 EXPENDITURES

         The Managing Member anticipates that all of the Company's subscription proceeds will be expended in 2001 and that your share of the income and deductions generated pursuant thereto will be reflected on your federal income tax return for that period. (See "Capitalization and Source of Funds and Use of Proceeds" and "Participation in Costs and Revenues.")

         Depending primarily on when the Company Subscription is received, the Managing member anticipates that the Company will pay in most, if not all, of its intangible drilling and development costs for wells the drilling of which will be commenced in 2001. (See "Drilling Contracts." Below.)

AVAILABILITY OF CERTAIN DEDUCTIONS

         Ordinary and necessary business expenses, including reasonable compensation for personal services actually rendered, are deductible in the year incurred. The Managing Member has represented to Counsel that the amounts payable to the Managing Member and its Affiliates, including the amounts paid to the Managing Member or its Affiliates as general drilling contractor, are the amounts which would ordinarily be paid for similar services in similar transaction. (See "Drilling Contract," below.) The fees paid to the Managing Member and its Affiliates will not be currently deductible if they re in excess of reasonable compensation, are properly characterized as organization or syndication fees, other capital costs such as expenses, or the services were rendered in tax years other than the tax year in which such fees were deducted by the Company. In the event of an audit, payments to the Managing Member and its Affiliates by the Company will be scrutinized by the IRS to a greater extent than payments to an unrelated party.

INTANGIBLE DRILLING AND DEVELOPMENT COST

         Assuming a proper election and subject to the passive activity loss rules in the case of Member, you will be entitled to deduct your share of intangible drilling and development costs ("Intangible Drilling Costs") which include items which do not have salvage value, such a labor, fuel, repairs, supplies and hauling necessary to the drilling of a well. (See "Participation in Costs and Revenues" and "Limitations on Passive Activities," above.) Such costs generally will be treated as ordinary income if a property is sold at a gain. (See "Sale of the Properties," and "Disposition of Company Interest," below.) Also, productive-well intangible drilling and development costs may subject you to an alternative minimum tax in excess of regular tax unless an election is made to deduct them on a straight line basis over a 60 month period. (See "Minimum Tax - Tax Preferences," below.)

         In preparing the Company's informational tax returns, the Managing Member will allocate Company costs among Intangible Drilling Cots, Tangible Costs, Direct Costs, Administrative Costs, organization and Offering Costs and Operating Costs based upon guidance from advisors to the Managing Member. The Managing Member has allocated approximately 100% of the footage price to be paid by the Member for a completed well in Oklahoma to intangible drilling and development costs ("Intangible Drilling Costs") which are charged 100% to you and the other Participants under the Company Agreement. The IRS could challenge the characterization of costs claimed by you and the Company to be deductible intangible drilling and development costs and recharacterize such costs as some other item which may be non-deductible; however, this would have no effect on the allocation and payment of such costs under the Company Agreement.

         The amount of the deduction for intangible drilling and development costs is limited for integrated oil companies, i.e., (i) those taxpayers who directly or through a related person engage in the retail sale of oil or gas and whose gross receipts for the calendar year from such activities exceed
$5,000,000, or (ii) those taxpayers and related persons who have refinery production in excess of 50,000 barrels on an day during the taxable year.

DRILLING CONTRACTS

         The Company will enter into the Drilling and Operating Agreement with the Managing Member or its Affiliates, as a third-party general drilling contractor, to drill and complete the Company's Development and Exploratory Wells. However, the actual cost of the drilling of the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations.

         The Managing Member believes the Drilling and Operating Agreement is at competitive rates in the proposed areas of operation. Nevertheless, the amount of the profit realized by the Managing Member under the drilling contract, if any, could be challenged by the IRS as unreasonable and disallowed as a deductible intangible drilling and development cost. ( See "Intangible Drilling and Development Costs," above, and "Proposed Activities" and "Compensation.")

         Depending primarily on when the Company Subscription is received, the Managing Member anticipates that the Company will prepay in 2001 most, if not all, of the intangible drilling an development costs for drilling activities that will be conducted in 2001. In KELLER V. COMMISSIONER, 79 T.C. 7 (1982), aff'd 725 F.2d 1173 (8th Cir. 1984), the Tax Court applied a two-part test for he current deductibility of prepaid intangible drilling and development costs:
(1) the expenditure must be a payment rather than a refundable deposit; and (2) the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction.

         The Company will attempt to comply with the guidelines set forth in KELLER with respect to prepaid intangible drilling and development costs. The Drilling and Operating Agreement will require the Company to prepay in 2001 intangible drilling and development costs for specified wells the drilling of which will be commenced in 2002. Although the Company is not required to prepay completion costs of a well prior to the time a decision has been made to complete the well, the Managing Member anticipates that all Company Wells will be required to be completed before an evaluation can be made as to their potential productivity. Prepayments should not result in a loss of current deductibility where there is a legitimate business purpose for the required prepayment, the contract is not merely a sham to control the timing of the deduction and there is an enforceable contract of economic substance. The Drilling and

Operating Agreement will require the Company to prepay the intangible drilling and development costs of the wells in order to enable the Operator to commence site preparation for the well, obtain suitable subcontractors at the then current prices and insure he availability of equipment and materials. Under the Drilling and Operating Agreement excess prepaid amounts, if any, will not be refundable to the Company but will be applied to intangible drilling and development costs to be incurred in drilling substitute wells. Under KELLER, such a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.

         The likelihood that prepayments will be challenged by the IRS on the grounds that there is no business purpose for the prepayment is increased in the event prepayments are not required with respect to 100% of the Working Interest. It is possible that less than 100% of the Working Interest will be acquired by the Company in one or more wells and prepayments may not be required of all holders of the Working Interest. However, in the view of Special Counsel, a legitimate business purpose for the required prepayments may exist under the guidelines set forth in KELLER, even though prepayment is not required, or actually received, by the drilling contractor with respect to a portion of the Working Interest.

         In addition to the foregoing, a current deduction for prepaid intangible drilling and development costs is available only if the drilling of the wells is commenced before the close of the 90th day after the close of the taxable year. The Managing Member will attempt to cause prepaid Company Wells to be Spudded on or before March 30, 2002. However, the Spudding of a Company Well may be delayed due to circumstances beyond the control of the Company or the drilling contractor. Such circumstances include the unavailability of drilling rigs, weather conditions, inability to obtain drilling permits or access right to the drilling site, or title problems. Due to the foregoing factors no guaranty can be given that all prepaid Company Wells required by the Drilling and Operating Agreement to be Spudded on or before March 30, 2002, will actually be commenced by such date. In that event, deductions claimed in 2001 for prepaid intangible drilling and development costs would be disallowed and deferred to the 2002 taxable year.

         No assurance can be given that on audit the IRS would not disallow the current deductibility of a portion or all of any prepayments of intangible drilling and development costs under the Company's drilling contracts, thereby decreasing the amount of deductions allocable to the Participants for the current taxable year, or that such a challenge would not ultimately be sustained. In the event of disallowance, the deduction would be available in the year the work is actually performed.

DEPLETION ALLOWANCE

         Proceeds from the sale of the Company's oil and gas production will constitute ordinary income. A certain portion of such income will not be taxable by virtue of the depletion allowance which permits the deduction from gross income for federal income tax purpose of either the percentage depletion allowance or the cost depletion allowance, whichever is greater. Depletion deductions generally will be treated as ordinary income if a property is sold at a gain. (See "Sale of the Properties" and "Disposition of Company Interests," below.)

         Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of gas and oil expected to be recoverable therefrom and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

         Percentage depletion generally is available to taxpayers other than integrated oil companies. (See "Intangible Drilling and Development Costs," above.) Percentage depletion is based on your share of the Company's gross production income from its oil and gas properties. The rate of percentage depletion is

15%. However, percentage depletion for marginal production increases 1% (up to a maximum of 10%) for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel (without adjustment for inflation). The term "marginal production" includes oil and gas produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil (90 MCF of natural gas) per producing well on the property in the calendar year.

         Also, percentage depletion may not exceed 100% of the net income form each oil and gas property below the deduction for depletion and is limited to 65% of the taxpayer's income for a year computed without regard to deductions for percentage depletion, net operating loss carry-backs and capital loss carry-backs. With respect to marginal properties, however, the 100% of net income property limitation is suspended for 2001.

         AVAILABILITY OF PERCENTAGE DEPLETION MUST BE COMPUTED SEPARATELY BY YOU, AND NOT BY THE COMPANY OR FOR PARTICIPANTS AS A WHOLE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE AVAILABILITY OF PERCENTAGE DEPLETION TO YOU.

DEPRECIATION - MODIFIED ACCELERATED COST RECOVERY SYSTEM ("MACRS")

         Tangible Costs and the related depreciation deductions are allocated and charged under the Company Agreement 8% to the Managing Member and 92% to you and the other Participants. These deductions are subject to recapture as ordinary income rather than capital gain upon the disposition of the property or a Participant's interest in the Company. (See "Sale of the Properties" and "Disposition of Company Interest," below.) The cost of most equipment placed in service by the Company will be recovered through depreciation deductions over a seven year cost recovery period, using the 200% declining balance method, with a switch to straight-line to maximize the deduction. Smaller depreciation deductions are used for purposes of the alternative minimum tax. (See "Minimum Tax - Tax Preferences," below.) Only a half-year of depreciation is allowed for the year recovery property is placed in service or disposed of, and in the case of a short tax year the MACRS deduction is prorated on a 12-month basis. No distinction is made between new and used property and salvage value is disregarded.

LEASEHOLD COSTS AND ABANDONMENT

         The costs of acquiring oil and gas Lease interest, together with the related cost depletion deduction and any abandonment loss, are allocated under the Company Agreement 100% to the Participant's, which will acquire the leases at cost to the Company as a part of its Capital Contribution.

TAX BASIS OF PARTICIPANTS' INTERESTS

         Your distributive share of the Company's loss is allowable only to the extent of the adjusted basis of your interest in the Company at the end of the Company's taxable year. The adjusted basis for federal income tax purposes of your interest in the Company will be adjusted (but not below zero) for any gain or loss to you from a disposition by the Company of an oil or gas property, and will be increased by your cash subscription payments, your share of Company income and your share, if any, of Company debt. (See "Company Borrowings," below.) The adjusted basis of your interest in the Company will be reduced by; your share of Company losses; your depletion deduction (but not below zero); and cash distributions from the Company to you. The reduction in your share of Company liabilities, if any, is considered a cash distribution. Should cash distributions exceed the tax basis of your interest in the Company, taxable gain would result to the extent of the excess.

"AT RISK" LIMITATION FOR LOSSES

         Subject to the limitations on "passive losses" generated by the Company in your basis in the Company, you may use your share of the Company's losses to offset income from other sources. (See "Limitations on Passive Activities" and "Tax Basis of Participants' Interests," above.) However, you may deduct the loss only to the extent of the amount you have "at risk" in the Company at the end of a taxable year. The amount "at risk" is limited to the amount of money you have contributed to the Company. In addition, the amount you have "at risk" may not include the amount of any loss that you are protected against through nonrecourse loans, guarantees, stop loss agreements, or other similar arrangements.

DISTRIBUTIONS FROM THE COMPANY

         Generally, cash distribution from the Company to a Member in excess of the adjusted basis of the Member's interest in the Company immediately before the distribution is treated as gain from the sale or exchange of his interest in the Company to the extent of the excess. No loss is recognized by the Members on these types of distributions. Other distributions of cash, disproportionate distributions of property, and liquidating distributions may result in taxable gain or loss. (See "Disposition of Company Interests" and "Termination of a Company," below.)

SALE OF THE PROPERTIES

         Generally, net long-term capital gains of a noncorporate taxpayer on the sale of assets held more than year are taxed at a maximum rate of 20% (10% if they would be subject to tax at a rate of 15% if they were not eligible for long-term capital gains treatment). These rates also apply for purposes of the alternative minimum tax. (See "Minimum Tax - Tax Preferences," below.) The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000 ($1,500 for married persons filing separate returns) or the excess of capital losses over capital gains.

         Gains or losses from sale of oil and gas properties held for more than twelve months generally will be treated as a long-term capital gain, while a net loss will be an ordinary deduction. However, on disposition of an oil and gas property gain is treated as ordinary income to the extent of the lesser of:

- the amounts that were deducted as intangible drilling and development costs rather than added to basis, plus depletion deductions that reduced the basis of the property, depreciation deductions and certain losses, if any, on previous sales of Company assets; or

- the amount realized in the case of sale, exchange or involuntary conversion or fair market value in all other cases, minus the property's adjusted basis.

         Other gains and losses on sales of oil and gas properties will generally result in ordinary gains or losses. (See "Intangible Drilling and Development Costs, - Depletion Allowance" and "Depreciation - Modified Accelerated Cost Recovery System ("MACRS"), above.)

DISPOSITION OF COMPANY INTERESTS

         The sale or exchange, including a repurchase by the Managing Member, of all or part of your interest in the Company held by you for more than twelve months will generally result in a recognition of long-term capital gain or loss. However, the recapturable portions of depreciation, depletion and intangible drilling and development costs will constitute ordinary income. (See "Sale of the Properties," above.) In the event the interest is held for twelve months or less, the gain or loss will generally be short-term gain or loss. Also, your pro rata share of the Company's liabilities, if any, as of the date of the sale or exchange must be included in the amount realized. Therefore, the gain recognized may result in a tax liability greater than the cash proceeds, if any, from such disposition. In addition to gain from a passive activity, a portion of any gain recognized by a Member on the sale or other disposition of his interest in the Company may be characterized as portfolio income. (See "Limitations on Passive Activities", above.)

         A gift of interest in the Company may result in federal and/or state income tax and gift tax liability to you, and interests in different Companies do not qualify for tax-free like-kind exchanges. Other dispositions of your interest, may or may not result in recognition of taxable gain. However, no gain should be recognized by a Member whose interest in the Company is converted to a Member interest so long as there is no change in his share of the Company's liabilities or certain Company assets as a result of the conversion. In addition, if you sell or exchange all or part of your interest in the Company you are required by the Code to notify the Company within 30 days or by January 15 of the following year, if earlier.

         NO DISPOSITION OF YOUR INTEREST IN THE COMPANY (INCLUDING REPURCHASE OF THE INTEREST BY THE MANAGING MEMBER) SHOULD BE MADE BY YOU PRIOR TO CONSULTATION WITH YOUR TAX ADVISOR.

MINIMUM TAX - TAX PREFERENCES

         With limited exceptions, all taxpayers are subject to the alternative minimum tax. If your alternative minimum tax exceeds the regular tax, the excess is payable in addition to the regular tax. The alternative minimum tax is intended to insure that no one with substantial income can avoid tax liability by using deductions and credits. The alternative minimum tax accomplishes this objective by not treating favorably certain items that are treated favorably for purposes of the regular tax, including the deductions for intangible drilling and development costs and accelerated depreciation. Generally, the alternative minimum tax rate for individuals is 26% on alternative minimum taxable income up to $175,000 ($87,500 for married individuals filing separate returns) and 28% thereafter. See " Sale of the Properties," above, for the tax rates on capital gains. Regular tax personal exemptions are not available for purposes of the alternative minimum tax, however, alternative minimum taxable income may be reduced by certain itemized deductions, exemption amounts and net operating losses.

         For taxpayers other than integrated oil companies (See "Intangible Drilling and Development Costs"), the 1992 National Energy Bill repealed: (1) the preference for excess intangible drilling and development costs; and (2) the excess percentage depletion preference for oil and gas. The repeal of the excess intangible drilling and development costs preference, however, may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling and development costs preference had not been repealed. Under the prior rules, the amount of intangible drilling and development costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from oil and gas properties. Excess intangible drilling costs is the regular intangible drilling and development costs deduction minus the amount that would have been deducted under 120-month straight-line amortization, or (at the taxpayer's election) under the cost depletion method. There is no preference for costs of nonproductive wells.

         THE LIKELIHOOD OF YOU INCURRING, OR INCREASING, ANY MINIMUM TAX LIABILITY BY VIRTUE OF AN INVESTMENT IN THE COMPANY MUST BE DETERMINED ON AN INDIVIDUAL BASIS, AND REQUIRES YOU TO CONSULT WITH YOUR PERSONAL TAX ADVISOR.

LIMITATION ON DEDUCTION OF INVESTMENT INTEREST

         Investment interest is deductible by a noncorporate taxpayer only to the extent of net investment income each year (with an indefinite carryforward of disallowed investment interest). Member's share of any interest expense incurred by the Company will be subject to the investment interest limitation. In addition, Member's income and losses (including intangible drilling and development costs) from the Company will be considered investment income and losses. Losses allocable to an member will reduce his net investment income and may affect the deductibility of his investment interest expense, if any. There rules do not apply to Company income or expense subject to the passive activity loss limitations for Members. (See "Limitations on Passive Activities," above.)

ALLOCATIONS

         The Company Agreement allocates to you your share of the Company's income, gains, credits and deductions (including the deductions for intangible drilling and development costs and depreciation). (See "Participation in Costs and Revenues.") Your Capital Account will be adjusted to reflect these allocations and your Capital Account, as adjusted, will be given effect in distributions made to you upon liquidation of the Company or your interest in the Company. Generally, your Capital Account will be increased by the amount of money you contribute to the Company and allocations to you of income and gain, and decreased by the value of property or cash distributed to you and allocations to you of loss and deductions.

         It should be noted that your share of Company items of income, gain, loss, deduction and credit must be taken into account whether or not there is any distributable cash. Your share of Company revenues applied to the repayment of loans or the reserve for plugging wells, for example, will be included in your gross income in a manner analogous to an actual distribution of the income to you. Thus, you may have tax liability from the Company for a particular year in excess of any cash distributions from the Company to you with respect to that year. To the extent the Company has cash available for distribution, however, it is the Managing Member's policy that Company distributions will not be less than the Managing Member's estimate of the Participants' income tax liability with respect to Company income.

         If any allocation under the Company Agreement is not recognized for federal income tax purposes, your distributive share of the items subject to such allocation generally will be determined in accordance with your interest in the Company, determined by considering relevant facts and circumstances. To the extent such deductions, as allocated by the Company Agreement, exceed deductions which would be allowed pursuant to such a reallocation you may incur a greater tax burden.

COMPANY BORROWINGS

         Under the Company Agreement, the Managing Member and its Affiliates may make loans to the Company. The use of Company revenues taxable to Participants to repay Company borrowings could create income tax liability for the Participants in excess of cash distributions to them, since repayments of principal are not deductible for federal income tax purposes. In addition, interest on the loans will not be deductible unless the loans are bona fide loans that will not be treated as Capital Contributions in light of all the surrounding facts and circumstances.

COMPANY ORGANIZATION AND SYNDICATION FEES

         Expense connected with the sale of interest in a Company are not deductible. Although certain organization expenses of the Company may be amortized over a period of not less than 60 months, these expenses are paid by the Managing Member as part of the Company's Organization and Offering Costs and any related deductions, which the Managing Member does not expect will be material in amount, will be allocated to the Managing Member.

TAX ELECTIONS

         The Company may elect to adjust the basis of Company property on the transfer of an interest in a Company by sale or exchange or on the death of a Member, and on the distribution of property by the Company to a Member (the
Section 754 election). The general effect of such an election is that transferees of the Company interests are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the Company assets and the Company is treated for such purposes, upon certain distributions to Member's, as though it had newly acquired an interest in the Company assets and therefore acquired a new cost basis for such assets. Also, certain "start-up expenditures" must be capitalized and can only be amortized over a 60-month period. If it is ultimately determined that any of the Company's expenses constituted start-up expenditures and not deductible business expenses, the Company's deductions would be reduced.

DISALLOWANCE OF DEDUCTIONS UNDER SECTION 183 OF THE CODE

         Your ability to deduct your share of the Company's losses could be lost if the Company lacks the appropriate profit motive. There is a presumption that an activity is engaged in for profit, if, in any three of five consecutive taxable years, the gross income derived from such activity exceeds the deductions attributable to such activity. Thus, if the Company fails to show a profit in at least three of five consecutive years, this presumption will not be available and the possibility that the IRS could successfully challenge the Company deductions claimed by you would be substantially increased.

         The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses. Based on the Managing Member's representation that the Company will be conducted as described in this Prospectus it is more likely than not that the Company will possess the requisite profit motive.

TERMINATION OF THE COMPANY

         The Company will be considered as terminated for federal income tax purposes if within a twelve month period there is a sale or exchange of 50% or more of the total interest in Member capital and profits. You will realize taxable gain on a termination of the Company to the extent that money regarded as distributed to you exceeds the adjusted basis of your interest.

LACK OF REGISTRATION AS A TAX SHELTER

         An organizer of a "tax shelter" must obtain an identification number which must be included on the tax returns of investors in the tax shelter. For this purpose, a "tax shelter" includes investments with respect to which any person could reasonably inter that the ratio that (1) the aggregate amount of the potentially allowable deductions and 350% of the potentially allowable credits with respect to the investment during the first five years of the investment bears to (2) the amount of money and the adjusted basis of property contributed to the investment exceeds 2 to 1, determined without reduction for gross income derived from the investment.

         The Managing Member does not believe that the Company will have a tax shelter ratio greater than 2 to 1. Also, because the purpose of the Company is to locate, produce and market crude oil and/or natural gas on an economic basis, the Managing Member does not believe that the Company will be a

"potentially abusive tax shelter." Accordingly, the Managing Member does not intend to cause the Company to register with the IRS as a tax shelter.

         It if is subsequently determined that the Company was required to be registered with the IRS as a tax shelter, the Managing Member would be subject to certain penalties and you would be liable for $250 penalty for failure to include the tax shelter registration number on your tax return, unless such failure was due to reasonable cause. You also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of your interest in the Partnership.

         Issuance of a registration number does not indicate that an investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.

INVESTOR LISTS

         Any person who organizes a tax shelter required to be registered with the IRS must maintain a list of each investor in the tax shelter. For the reasons described above, the Managing Member does not believe the Company is a tax shelter for this purpose. If this determination is wrong there is a penalty of $50 for each person, unless the failure is due to reasonable cause.

TAX RETURNS AND AUDITS

         IN GENERAL. The tax treatment of all Company items is generally determined at the Company level; and the Members are generally required to treat Company items on their individual returns in a manner which is consistent with the treatment of the Company items on the Company return. Generally, the IRS must conduct an administrative determination as to Company items at the Company level before conducting deficiency proceedings against a Member, and the Member must file a request for an administrative determination before filing suit for any credit or refund. The period for assessing tax against a Member attributable to a Company item may be extended as to all partners by agreement between the IRS and the Managing Member, which will serve as the Company's representative ("Tax Matters Member") in all administrative and judicial proceedings conducted at the Company level. The Tax Matters partner generally may enter into a settlement on behalf of, and binding upon, for all Members. By executing the Company Agreement, you agree that you will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the Tax Matters Partner does not have binding settlement authority.

TAX RETURNS

         Your income tax returns are your responsibility. The Company will provide you with the tax information applicable to your investment in the Company necessary to prepare your returns. However, the treatment of the tax attributes of the Company may vary among Participants. Accordingly, the Managing Member, its Affiliates and Counsel assume no responsibility for the tax consequences of this transaction to you, nor for the disallowance of any proposed deductions.

         YOU ARE URGED TO SEEK QUALIFIED, PROFESSIONAL ASSISTANCE IN THE PREPARATION OF YOUR FEDERAL, STATE AND LOCAL TAX RETURNS

PENALTIES AND INTEREST

         IN GENERAL. Interest is charged on underpayments of tax and various civil and criminal penalties are included in the Code.

PENALTY FOR NEGLIGENCE OF DISREGARD OF RULES OR REGULATIONS

         If any portion of an underpayment of tax is attributable to negligence or disregard of rules or regulations, 20% of such portion is added to the tax. Negligence is strongly indicated if a Member fails to treat Company items on his tax return in a manner that is consistent with the treatment of such items on the Company's return or to notify the IRS of the inconsistency.

VALUATION MISSTATEMENT PENALTY

         There is an addition to tax of 20% of the amount of any underpayment of tax of $5,000 or more which is attributable to a substantial valuation misstatement. There is a substantial valuation misstatement if the value or adjusted basis of any property claimed on a return is 200% or more of the correct amount; or if the price for any property or services (or for the use of property) claimed on a return is 200% or more (or 50% or less) of the correct price If there is a gross valuation misstatement (400% or more of the correct value or adjusted basis or the undervaluation is 25% or less of the correct amount) the penalty is 40%.

SUBSTANTIAL UNDERSTATEMENT PENALTY

         There is also an addition to tax of 20% of any underpayment if the difference between the tax required to be shown on the return over the tax actually shown on the return, exceeds the greater of 10% of the tax required to be shown on the return, or $5,000. The amount of any understatement generally will be reduced to the extent it is attributable to the tax treatment of an item supported by substantial authority, or adequately disclosed on the taxpayer's return and there is a reasonable basis for the tax treatment of such item by the taxpayer. However, in the case of "tax shelters," the understatement may be reduced only if the tax treatment of an item attributable to a tax shelter was supported by substantial authority and the taxpayer established that he reasonably believed that the tax treatment claimed was more likely than not the proper treatment. A "tax shelter" for this purpose is any entity which has as a significant purpose the avoidance or evasion of federal income tax.

IRS ANTI-ABUSE RULE

         If a principal purpose of a Company is to reduce substantially the Member's federal income tax liability in a manner that is inconsistent with the intent of the Company rules of the Code, based on all the facts and circumstances, the IRS is authorized to remedy the abuse. Based on the Managing Member's representation that the Company will be conducted as described in this Prospectus it is more likely than not that the Company will not be subject to this rule.

STATE AND LOCAL TAXES

         The Company will operate in states and localities which impose a tax on its assets or its income, or on you. Deductions which are available to you for federal income tax purposes may not be available for state or local income tax purposes.

         YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE POSSIBLE EFFECT OF VARIOUS STATE AND LOCAL TAXES ON YOUR PERSONAL TAX SITUATIONS.

SEVERANCE, FRANCHISE AND AD VALOREM (REAL ESTATE) TAXES

         The Company may incur various ad valorem or severance taxes imposed by state or local taxing authorities, especially in Oklahoma and Florida.

SOCIAL SECURITY BENEFITS AND SELF-EMPLOYMENT TAX

         A Member's share of income or loss from the Company is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by Members, and if any Members are currently receiving Social Security benefits their share of Company taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings." Member's share of income or loss from the Company will constitute "net earnings from self-employment" for these purposes. For 1999 the ceiling for social security tax of 12.4% is $72,600 and there is no ceiling for Medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

FOREIGN MEMBERS

         The Company will be required to withhold and pay to the IRS tax at the highest rate under the Code applicable to Company income allocable to foreign members, even if no cash distributions are made to such members. In the event of overwithholding, a foreign Member must file a United States tax return to obtain a refund.

ESTATE AND GIFT TAXATION

         There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion is $10,000 per donee, which will be adjusted for inflation. Estates of $650,000 (which increases in stages to $1,000,000 by 2006) or less generally are not subject to federal estate tax.

         IT IS NOT POSSIBLE FOR SPECIAL COUSEL TO PREDICT THE EFFECT OF THE TAX LAWS ON YOU. ACCORDINGLY, YOU ARE URGED TO SEEK, AND SHOULD DEPEND UPON, THE ADVICE OF YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR INVESTMENT IN THE COMPANY WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE LAW.

                                   DEFINITIONS

TERMS DEFINED

         As used in this Prospectus, the following terms have the meanings hereinafter set forth:

1. "Administrative Costs" means all customary and routine expenses incurred for the conduct of Company administration, including: legal, finance, accounting, secretarial, trace, office rent, telephone, data processing and other items of a similar nature. No Administrative Costs charged will be duplicated under any other category of expense or cost. No portion of the salaries, benefits, compensation or remuneration of controlling persons of the Managing Member shall be reimbursed by the Company as Administrative Costs. Controlling persons include directors, executive officers and those holding five percent or more equity interest in the Managing Member or a person having power to direct or cause the direction of the Managing Member, whether through the ownership of voting securities, by contract, or otherwise.

2.       "Administrator"   means  the  official  or  agency   administering  the
         securities laws of a state.

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

3.       "Affiliate" means with respect to a specific person:

- any person directly or indirectly owning, controlling or holding with power to vote ten percent or more of the outstanding voting securities of such specified person;

- any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person;

- any person directly or indirectly controlling, controlled by, or under common control with such specified person;

-        any officer, director, trustee or partner of such specified person; and

- if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

4.       "Agreed   Subscription"   means  that  amount  so   designated  on  the
Subscription Agreement executed by the Participant, or, in the case of the Managing Member.

5. "Galleon Merchant Bank" whose principal executive officers are located at Ft. Lauderdale, Florida.

6. "Carried Interest" means an equity interest in the Company issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

7.       "Code" means the Internal Revenue Code of 1986, as amended.

8. "Cost", when used with respect to the sale of property to the Company, means:

- the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses;

- title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;

- a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and

- rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil and gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months prior to the purchase by the Company.

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

         "Cost", when used with respect to services, means the reasonable, necessary an actual expense incurred by the seller on behalf of the company in providing such services determined in accordance with generally accepted accounting principles.

         As used elsewhere, "Cost" means the price paid by the seller in an arm's-length transaction.

9.       "Broker-Dealer" means Galleon Merchant Bank

10.      "Development Drilling" means drilling a Development Well.

11. "Development Well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive.

12. "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Company and generally attributable to the goods and services provided to the Company by outside parties. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases. Direct Costs may include the cost of services provided by its Affiliates if the services are provided pursuant to written contracts.

13. "Drilling and Completion Costs" means all expenditures made with respect to any well before he establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil and gas, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt ("Intangible Drilling Costs"), and all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well "Tangible Costs").

14. "Drilling and Operating Agreement: means the proposed Drilling and Operating Agreement between the Managing Member or an Affiliate as Operator, and the Company as Developer, a copy of the proposed form of which is attached as Exhibit (II) to the Company Agreement.

15. "Dry Hole" means a well which is plugged and abandoned with or without completion attempt because the Operator has determined that it will not be productive of gas and/or oil in commercial quantities.

16.      "Exploratory Drilling" means drilling an Exploratory Well.

17.      "Exploratory Well" means a well drilled:

-        to find commercially productive hydrocarbons in an unproved area.

- to find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

-        to significantly extend a known prospect.

18. "Farmout" means an agreement whereby the owner of the leasehold or Working Interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an

Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

19.      "Final Terminating Event" means  any one of the following:

-        the expiration of the fixed term of the Company;

- the giving of notice to the Participants by the Managing Member of its election to terminate the affairs of the Company;

- the giving of notice by the Participants to the Managing Member of their similar election through the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription; or

- the termination of the Company or the Company ceases to be a going concern.

20. "Force Majeure" means an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly precludes Operator's performance under the Drilling and Operating Agreement and is not reasonably within the control of the Operator.

21. "Fracturing" or "Frac" means a treatment to a potentially productive geological formation intended to enhance the ability of oil or gas to migrate through the formation to the well hole. Fracturing may involve the application of hydraulic pressure to the reservoir formation or the use of explosive devices to create or enlarge fractures through which oil or gas may move.

22. "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

23. "Independent Expert" means a person with no material relationship to the Sponsor or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available.

24. "Closing Date" means the date, on or before the Offering Termination Date, but after the minimum Company Subscription has been received, that the Managing Member, in its sole discretion, elects for the Company to begin business activities, including the drilling of wells. It is anticipated that this date will be May 31, 2001.

25. "Intangible Drilling Costs" or "Non-Capital Expenditures" means those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes; and includes all expenditures made with respect to any well prior to the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg.
Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt.

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

26.      "IRS" means the United States Internal Revenue Service.

27. "Joint and Several Liability" means a liability in which a claimant, at its option, may sue all or any one or more of the co-obligors for the entire amount of the liability, whereas a joint liability is one in which a claimant must sue all co-obligors.

28. "Landowner's Royalty Interest" means an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas Lease.

29. "Leases" means full or partial interest in oil and gas leases, oil and gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or gas, and further includes any contractual rights to acquire any such interest.

30. "Members" means the persons signing the Subscription Agreement as, the Managing Member to the extent of any optional subscription.

31. "Managing Member" means Arrowhead Energy, LLC pursuant to the Company Agreement who is designated to exclusively supervise and manage the operations of the Company.

32.      "MCF" means one thousand cubic feet of natural gas.

33. "Net Revenue Interest" means that percentage of revenues attributable to the oil and gas rights subject to a particular Lease which a party acquiring a Lease is entitled to receive by virtue of its interest therein.

34. "Offering Termination Date" means the date after the minimum Company Subscription has been received on which the Managing Member determines, in its sole discretion, the Company's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than May 31, 2001.

35. "Operating Costs" means expenditures made and costs incurred in producing and marketing oil or gas from complete wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations. Subject to the foregoing, Operating Costs also include reworking, workover, subsequent equipping and similar expenses relating to any well.

36. "Operator" means Washita Energy, Inc. in which the officer of the Managing Member owns 50% of the stock of Washita Energy, Inc., in the State of Oklahoma.

37. "Organization Costs" means all costs of organizing the offering, including, but not limited to, expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under Federal and State law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

38. "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

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

39. "Overriding Royalty Interest" means an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

40. "Participants" means the Managing Member to the extent of its optional subscription and other Members of the Limited Liability Company.

41.      "Members" means the Managing Member and investors who are Members.

42. "Company" means Arrowhead Oil & Gas LLC, a Florida Limited Liability Company pursuant to Chapter 608, Florida Statutes.

43.      "Company  Agreement" means the Management  operating of Arrowhead Oil &
Gas LLC.

44. "Company Net Production Revenues" means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Company costs not specifically allocated.

45. "Company Subscription" means the aggregate Agreed Subscriptions of the parties to the Company Agreement; provided, however, with respect to Participant voting rights under the Company Agreements.

46. "Company Well" means a well, some portion of the revenues from which is received by the Company.

47. "Person" means a natural person, partnership, corporation, association, trust or other legal entity.

48. "Prospect" means an area covering lands which are believed by the Managing Member to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by Oklahoma State Law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Company is to a Horizon containing Proved Reserves.

49. "Proved Developed Oil and Gas Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

50. "Proved Reserves" means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

- Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

- a portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

- the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.

         In the absence of information on fluid contracts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

- Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

         Estimates of proved reserves do not include the following:

- oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

- crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

- crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

- crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

51. "Proved Undeveloped Reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

52. "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

- a transaction involving securities of the Company that have been listed for at least twelve months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

- a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: voting rights, the term of existence of the Company, the Managing member's compensation and the Company's investment objectives.

53. "Roll-Up Entity" means a partnership. Trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

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

54. "Sales Commission" means all commissions incurred in the sale of Units in the Company payable to registered broker-dealers.

55. "Selling Agents" means those broker-dealers selected by the Managing Member which will participate in the offer and sale of the Units.

56. "Shut In" means temporary cessation of operation of a producing well. A well may be Shut-In because of:

-        down time for repair and maintenance;

-        the lack of a market for the production; or

- the Managing Member has ceased producing all or a portion of the gas from the well because of gas price decreases.

57. "Spud" means with respect to any well the commencement of the first boring of the hole for the well for which a "spudding bit" may be used, or such other meaning as is generally accepted in the oil and gas industry.

58. "Subscription Agreement" means an execution and subscription instrument in the form attached as Exhibit________ to the Company Agreements.

59. "Tangible Costs" or "Capital Expenditures" means those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code; and includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code and regulations promulgated thereunder,

60.      "Tax Matters Partner" means the Managing Member, Arrowhead Energy LLC.

61.      "Units"  or  "Units  of  Participation"   means  the  Member  interests
purchased by Participants in the Company.

62.      "Working  Interest" means an interest in an oil and gas leasehold which
is  subject  to  some  portion  of  the  cost  of  development,   operation,  or
maintenance.

                          SUMMARY OF COMPANY AGREEMENT

         NOTE: THE RIGHTS AND OBLIGATIONS OF THE MANAGING MEMBER AND YOU AND THE OTHER PARTICIPANTS ARE GOVERNED BY THE COMPANY AGREEMENT, A COPY OF WHICH IS ATTACHED AS EXHIBIT (A) TO THIS PROSPECTUS. YOU SHOULD NOT INVEST IN THE COMPANY WITHOUT FIRST THOROUGHLY REVIEWING THE COMPANY AGREEMENT. THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS IN THE COMPANY AGREEMENT WHICH ARE NOT COVERED ELSEWHERE IN THIS PROSPECTUS.

RESPONSIBILITY OF MANAGING MEMBER

         The Managing Member will have the exclusive management and control of all aspects of the business of the Company. As a Participant, you will not have any voice in the day-to-day business operations of the Company.

LIABILITY OF MEMBERS

         The Company will be governed by the Florida Limited Liability Company Act pursuant to Chapter 608, of the Florida Statutes. Under the Act if you invest as a Member, then generally you will not be liable to third parties for the obligations of the Company.

         Under Florida law, if you invest as a Limited Liability Company Member you should not have any liability to the Company in excess of your investment and your share of the Company's assets and undistributed income.

AMENDMENTS

         Amendments to the Company Agreement may be:

- proposed in writing by the Managing Member, and adopted with the consent of Participants whose Agreed Subscriptions equal a majority of the Company Subscription; or

- proposed in writing by Participants whose Agreed Subscriptions equal 10% or more of the Company Subscription and adopted by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription.

         The Company Agreement may also be amended by the Managing Member for certain purposes, however, no amendment materially and adversely affecting the Participants can be made without the consent of the affected Participants.

NOTICE

         Notice to you as a Participant begins from the date of mailing the notice. Also, the notice is binding on you even if you do not receive the notice. The notice periods are frequently quite short (a minimum of 15 business days) and apply to matters which may seriously affect your rights. If you fail to respond in the specified time to a request by the Managing Member for approval of or concurrence in a proposed action, then you will conclusively be deemed to have approved the action unless the Company Agreement expressly requires your affirmative approval. (See Section 8.01 of the Company Agreement).

VOTING RIGHTS AND ACCESS TO RECORDS

         Generally, you will be entitled to vote with respect to any and all Company matters at any time, a meeting is called by either the Managing Member or Participants owning 10% or more of the Company Subscription. For each Unit you own you are entitled to one vote on the matters being voted upon. If you own a fractional Unit, then you are entitled to vote that fraction of one vote equal to the fractional interest in the Unit.

         At any time upon the request of Participants whose Agreed Subscriptions equal 10% or more of the Company Subscription, you and the other Participants may vote without a meeting and without the concurrence of the Managing Member or its Affiliates on the matters set forth below. Participants whose Agreed Subscriptions equal a majority of the Company Subscription may vote to:

- amend the Company Agreement; provided however, any amendment may not increase the duties or liabilities of you or the Managing Member or increase or decrease the profit or loss sharing or required Capital Contribution of you or the Managing Member without the approval of you or the Managing Member. Furthermore, any amendment may not affect the classification of Company income and loss for federal income tax purposes without the unanimous approval of all Participants;

-        dissolve the Company;

-        remove the Managing Member and elect a new Managing Member;

- elect a new Managing Member if the Managing Member elects to withdraw from the Company

-        remove the Operator and elect a new Operator;

- approve or disapprove the sale of all or substantially all of the assets of the Company; and

         Cancel any contract for services with the Managing Member, the Operator or their Affiliates without penalty upon 60 days notice.

         The Managing Member, its officers, directors, and Affiliates may also subscribe for Units in the Company on the same basis as you and the other Participants, except that they are not required to pay the commissions to a Selling Agent.

         The Managing Member, its officers, directors, or Affiliates may vote on all matters other than the issues set forth in removing the Managing Member and Operator above and any other transaction between the Managing Member or its Affiliates and the Company. In determining the requisite percentage in interest of Units necessary to approve any Company matter on which the Managing Member and its Affiliates may not vote or consent, any Units owned by the Managing Member and its Affiliates will not be included. (See Section 4.03(c) (1) of the Company Agreement.)

         As a Participant you will have access to all records of the Company after adequate notice, at any reasonable time. Logs well reports and other drilling and operating data may be kept confidential, but only for a reasonable period of time. Your ability to obtain the Participant List is subject to additional requirements set forth in the Company Agreement.

WITHDRAWAL OF MANAGING MEMBER

         After 10 years, the Managing Member may voluntarily withdraw as Managing Member for whatever reason by giving 120 days' written notice to you and the other Participants. Although, the withdrawing Managing Member is not required to provide a substitute Managing Member, a new Managing Member may be substituted by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription.

         If the Managing Member would withdraw and the Participants failed to elect to continue the Company and to designate a substituted Managing Member, then the Company would terminate and dissolve. This could result in adverse tax and other consequences. (See "Participation in Costs and Revenues - Liquidation" and "Tax Aspects - Termination of a Company.")

         Subject to a required participation of not less than 1% of the Company revenues, the Managing Member may partially withdraw a property interest held by the Company in the form of a Working

Interest in the Company Wells equal to or less than its respective interest in the revenues of the Company is the withdrawal is necessary to satisfy the bona fide request of its creditors or approve by Participants whose Agreed Subscriptions equal a majority of the Company Subscription. (See Section 4.04(a)
(3) and 6.03 of the Partnership Agreement.)

                   SUMMARY OF DRILLING AND OPERATING AGREEMENT
                            WITH WASHITA ENERGY, INC.

REPORTS TO INVESTORS

         The Company will provide you and the other Participants the reports set forth below The cost of all the reports described below will be paid by the Company as Direct Costs.

         Beginning with the 2001 calendar year, the Company will provide you an annual report within 120 days after close of the calendar year, and beginning with the 2001 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing, except as otherwise indicated, at least the following information:

- Audited financial statements of the Company, including a balance sheet and statements of income, cash flow and Member's equity prepared in accordance with generally accepted accounting principles. Semiannual reports need not be audited.

- A summary of the total fees and compensation paid by the Company to the Managing Member, the Operator and their Affiliates. In addition, you will be provided the percentage that the annual unaccountable, fixed payment reimbursements for Administrative Costs bears to annual Company revenues,

- A description of each Prospect owned by the Company, including the cost, location, number of acres and the Working Interest except succeeding reports need contain only material changes, if any.

- A list of the wells drilled or abandoned by the Company (indicating whether each of such wells has or has not been competed), and a statement of the cost of each well completed or abandoned.

-        A description of all farmins and farmouts and joint ventures.

-        A schedule reflecting:

-        the total Company costs;

- the costs paid by the managing Member and the costs paid by the Participants;

-        the total Company revenues; and

- the revenues received or credited to the Managing Member and the revenues received or credited to the Participants.

PRESENTMENT FEATURE

         You and the other Participants may present your interest for repurchase by the Managing Member beginning in 2006. However, you and the other Participants are not obligated to present your Units for repurchase. The Managing Member may suspend its repurchase obligation by notice to you and the other

Participants if it determines, in its sole discretion, that it does not have the necessary cash flow or cannot borrow funds for this purpose on terms it deems reasonable. After this notice, the Managing Member will not be contractually obligated to purchase any interests presented for repurchase.

         The Managing Member will not purchase less than one Unit unless the lesser amount represents your entire interest. If less than all interests presented at any time are to be purchased, then the interest to be purchased will be selected by lot. In any calendar year the Managing Member will not purchase more than 5% of the Units. The Managing Member may waive these limitations it its sole discretion, other than the limitation on its purchasing more than 5% of the Units in any calendar year.

         The Managing Member's obligation to purchase interests presented may be discharged for its benefit by a third party or an Affiliate. If you sell you interest it will be transferred to the party who pays for it. Also, you will be required to deliver an executed assignment of your interest along with any other documentation that the Managing Member reasonably requests.

         You may present your Units in writing to the Managing Member beginning in 2006. The presentment must be within 120 days of the Company report discussed below. In addition, in accordance with Treas. Reg. Section 1.7704-1(f), no repurchase will occur until at least 60 calendar days after you notify the Company in writing of your intention to exercise your repurchase right. No repurchase will be considered effective until payment has been made to you in cash.

         The amount attributable to Company reserves will be determined based upon the last Report prepared by the Managing Member and reviewed by an Independent Expert. Beginning in 2002 the Managing Member will estimate the present worth of future net revenues attributable to the Company's interest in Proved Reserves. In making this estimate, the Managing Member will use a discount rate equal to 10%, use a constant price for the oil, and base the price of gas upon the existing gas contracts at the time of the repurchase.

         The presentment price to be paid to you will be based upon your share of the net assets and liabilities of the Company based upon your Agreed Subscription. The presentment price will include the sum of the following items:

- an amount based on 50% of the present worth of future net revenues from the Company's Proved Reserves, determined as described above;

-        Company cash on hand;

- prepaid expenses and account receivable of the Company, less a reasonable amount for doubtful account; and

- the estimated market value of all assets of the Company not separately specified above, determined in accordance with standard industry valuation procedures.

-        There will be deducted from the foregoing sum the following items:

-        an  amount  equal  to  all  Company   debts,   obligations   and  other
         liabilities, including accrued expenses; and

- any distributions made to you between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, subsequent to the request, of oil, gas or other mineral production or of a producing property owned by the Company, for purposes of determining the reduction of the presentment price, the distributions will be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Company's' Proved Reserves (see above).

         The amount may be further adjusted by the Managing Member for estimated changes therein from the date of the Reserve Report to the date of payment of the presentment price to you:

- by reason of production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the presentment request; and

- by reason of any of the following occurring before payment of the presentment price to you: changes in well performance, increases or decreases in the market price of oil, gas or other minerals, revision of regulations relating to the importing of hydrocarbons, changes in income, ad valorem and other tax laws (e.g., material variations in the provisions for depletion) and similar matters.

         Because of the difficulty in accurately estimating oil and gas reserves, the purchase price may not reflect the full value of the Company property to which it relates. These estimates are merely appraisals of value and may not correspond to realizable value. There can be no assurance that the revenues received by you before the presentment and the price paid for the interests will be equal to the original price paid for the interests. You are not obligated to present your Units for purchase and you may receive a greater return if you retain rather than sell you Units as provided herein. Also, your sale of interests will be a taxable event, and gain or loss generally will be recognized for federal income tax purposes. (See " Tax Aspects - Disposition of Company Interests.")

                            TRANSFERABILITY OF UNITS

RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES AND TAX LAW

         Transferability of the Units is restricted. Thus, neither you nor the other Participants will be able to sell, assign, pledge, hypothecate or transfer your Company interest other than by operation of law unless there is:

- an effective registration of the Units under the 1933 Act and qualification under applicable state securities law; or

- an opinion of counsel acceptable to the Managing Member that the registration and qualification are not required.

         Further, the Managing Member and the Company have no obligation or intention to register the Units for resale.

TRANSFER PROVISIONS

         A Unit may be transferred only with the consent of the Managing Member. The Company will recognize the assignment of one or more whole Units unless you own less than a whole Unit, in which case your entire fractional interest must be assigned. Any transfer that is consented to by the Managing Member when the assignee of the Unit does not become a substituted Participant as described below will be effective as of:

-        midnight of the last day of the calendar month in which it is made; or

-        at the Managing Member's election, 7:00 A.M. of the following day.

         As assignee of a Unit may become a substituted Participant only upon meeting certain further conditions. A substitute Participant is entitled to all of the rights attributable to full ownership of the assigned Units which included the rift to vote. The conditions to become a substitute Participant are as follows:

-        the assignor of the Unit give the assignee the right;

- the Managing Member consents to the substitution, which is the Managing member's absolute discretion;

- the assignee of the Unit pays to the Company all costs an expenses incurred in connection with the substitution; and

- the assignee of the Unit executes and delivers the instruments (in form and substance satisfactory to the Managing Member) necessary or desirable to effect the substitution and to confirm the agreement of the assignee to be bound by all terms and provisions of the Company Agreement.

         The Company will amend its records at least once each calendar quarter to effect the substitution of substituted Participants.

COMMISSIONS

         The Units will be offered on a "best efforts" basis by Galleon Merchant Bank as the broker-dealer. Best efforts means that the Selling Agents will not guarantee the sale of a certain amount of Units.

         The broker-dealer will manage and oversee the offering of the Units as described above and will receive on each Unit sold a 10% Sales Commission.

         The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules and all compensation to broker-dealers and wholesalers, regardless of the source, will be limited to 10% of the gross proceeds of the offering, plus the reimbursement for bona fide accountable due diligence expenses of 2% on each Agreed Subscription.

         After the minimum Company Subscription is received and the checks have cleared the banking system, the Sale Commissions, reimbursement of marketing expenses, and due diligence reimbursements will be paid to the broker-dealer approximately every two weeks until the Offering Termination Date.

INDEMNIFICATION

         The broker-dealer may be deemed underwriters as that term is defined in the 1933 Act and the Sales Commissions and Dealer-Manager fees may be deemed underwriting compensation. The Managing Member and the Broker-Dealer have agreed to indemnify each other, and it is anticipated that the Broker-Dealers and each Selling Agent will agree to indemnify each other against certain liabilities, including liabilities under the 1933 Act.

SALES MATERIAL

         In addition to the Prospectus the Managing Member will use a brochure entitles "Arrowhead Oil & Gas LLC" as sales material with the offering of the Units.

         The Managing Member has not authorized the use of other sale material and the offering of Units is made only by means of this Prospectus. Sales material must be preceded or accompanied by this Prospectus. Although the information contained in the sales material does not conflict with any of the information set forth herein, this material does not purport to be compete. Sales material should not be considered a part of or incorporated into this Prospectus or the Registration Statement of which this Prospectus is a part.

         In addition, supplementary material (including prepared presentations for group meetings) will be submitted to the Administrator in advance of use, and its use must either be preceded by or accompanied with an effective Prospectus. Also, all advertisements of, and oral or written invitations to, "seminars" or other group meeting at which Units are to be described, offered or sold will clearly indicate that the purpose of the meeting is to offer the Units for sale, the minimum purchase price of the Units, the suitability standards to be employed, and the name of the person selling the Units. No cash, merchandise or other items of value will be offered as an inducement to any prospective investor to attend any such meeting. All written or prepared audiovisual presentations (including scripts prepared in advance for oral presentations) to be made at such meetings must be submitted to the Administrator within a prescribed review period. These provisions, however, will not apply to meetings consisting only of representative of broker-dealers.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS IN MAKING YOUR INVESTMENT DECISION. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

LEGAL OPINIONS

         Shustak, Jalil & Heller, has issued its opinion to the Managing Member regarding the validity and due issuance of the Units offered hereby and its opinion on material consequences to individual investors in the Company. Notwithstanding the foregoing, the factual statements herein are those of the Managing Member, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.

                                     EXPERTS

         The financial statements included in this Prospectus for the Managing Member and the Company have been audited by William C. Spore & Co. LLP, as of the date indicated in their reports thereon which appear elsewhere herein. The financial statements have been included in reliance on their reports given on their authority as experts in auditing and accounting.

                                   LITIGATION

         The Managing Member knows of no litigation pending or threatened to which the Managing Member or the Company is subject or may be a party, which it believes would have a material adverse effect upon the Company or its business, and no such proceedings are known to be contemplated by governmental authorities or other parties.

                             ADDITIONAL INFORMATION

         The Company currently is not required to file reports with the Securities and Exchange Commission (the "SEC"). However, a Registration
Statement (together with amendments thereto, hereinafter referred to as the "Registration Statement") on Form SB-2 with respect to the Units offered hereby has been filed on behalf of the Company with the SEC. Certain portions of the Registration Statement have been omitted from this Prospectus pursuant to the rules and regulations of the SEC. Reference is made to the Registration Statement, including exhibits, for further information. Statements in this Prospectus as to the contents of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement for full statements of the provisions thereof, and each such statement in this Prospectus is qualified in all respects by this reference. You may read and copy any materials filed as a part of the Registration Statement at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Also, you may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The delivery of this Prospectus at any tine does not imply that the information contained herein is correct a of any time subsequent to the date hereof.

         The Managing Member is fully aware of its obligations under Rule 13e-4 of the Securities Exchange Act of 1934. It is fully the intention of the Managing Member to comply with Rule 13e-4 and to cause the Company to comply with Rule 13e-4.

         THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SECURITIES OF, NOR ARE YOU ACQUIRING AN INTEREST IN THE MANAGING MEMBER, ITS AFFILIATES, OR ANY OTHER ENTITY OTHER THAN THE COMPANY.

                        FINANCIAL INFORMATION CONCERNING
                       THE MANAGING MEMBER AND THE COMPANY

         Financial information concerning the Company and the Managing Member is reflected in the following financial statements.


                          INDEX TO FINANCIAL STATEMENTS

                          AUDITED FINANCIAL STATEMENTS

                              AT NOVEMBER 15, 2000

         PAGE
         ----

         F-2      Independent Auditors Report

         F-3      Balance Sheet at November 15, 2000

         F-4      Notes to Financial Statements

WILLIAM C. SPORE, P.C.
Certified Public Accountants


                          INDEPENDENT AUDITOR'S REPORT

To the Members
Arrowhead Energy LLC

We have audited the accompanying balance sheet of Arrowhead Energy LLC (a Developement Stage Company) as of November 15, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Arrowhead Energy LLC as of November 15, 2000 in conformity with generally accepted accounting principles.

/s/William C. Spore, P.C.
WILLIAM C. SPORE, P.C.
Certified Public Accountants

November 16, 2000


3950 HIGHWAY 360 # GRAPEVINE, TX 76051 # 817/421-6619

                              ARROWHEAD ENERGY LLC
                          (A Development Stage Company)
                                  Balance Sheet

                                November 15, 2000

                                     ASSETS

         CURRENT ASSETS:

Note Receivable - Arrowhead Oil & Gas LLC            $        5,376
Investment - Arrowhead Oil & Gas LLC                 $          155
                                                     --------------
         TOTAL CURRENT ASSETS                                 5,531
                                                     --------------

         TOTAL ASSETS                                $        5,531
                                                     ==============


LIABILITIES & MEMBERS' EQUITY

         LIABILITIES                                 $            0
                                                     --------------

         MEMBERS EQUITY

Capital Contributed Since Inception                           5,686
Loss Accumulated Since Inception                               (155)
                                                     --------------

         TOTAL MEMBER'S EQUITY                                5,531
                                                     --------------

         TOTAL LIABILITIES & MEMBERS'S EQUITY        $        5,531
                                                     ==============





                                                            SEE ACCOUNTANT'S
                                                            REPORT AND NOTES
                                                                ATTACHED

                              ARROWHEAD ENERGY LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 15, 2000

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         (1) BUSINESS - Arrowhead Energy LLC (The Company) was formed in the State of Florida as a limited liability company on October 31, 2000. The Company was formed primarily to operate in the oil and gas industry and its books and records will be maintained on the calendar year basis. The Company currently is the managing member of Arrowhead Oil & Gas LLC.

         (2) USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         (3) INCOME TAXES - The Company will be treated as a partnership for income tax purposes. The income, losses and tax credits of the Company will be "passed through" to its members and reported on their respective income tax returns. Accordingly, no provision for income taxes has been provided for in these financial statements.

         (4) DISTRIBUTIONS - The Company has the power to make distributions to its members in such amounts and at such intervals as a majority of the members deem appropriate.

NOTE B: DEVELOPMENT STAGE OPERATIONS:

The Company was formed on October 30, 2000 and activities since then have been devoted to raising capital, negotiating contracts and administrative functions.

NOTE C:    INVESTMENTS:

The Company has made an investment in Arrowhead Oil & Gas LLC (a Development Stage Company) which is recorded at cost. The Company is currently the only member of Arrowhead Oil & Gas LLC and is involved with Arrowhead Oil & Gas LLC as its managing member.

NOTE D:    NOTE RECEIVABLE:

The Company has a demand note receivable from Arrowhead Oil & Gas LLC in the amount of $5,376. The note bears interest at 8%. The Company is currently the only member of Arrowhead Oil & Gas LLC and is involved with Arrowhead Oil & Gas LLC as its managing member.

                            ------------------------
                                   PROSPECTUS
                            ------------------------



                             _________________, 2001


Until May 31, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be incurred in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts, commissions and expense allowances, are estimated to be as follows:

                                                              AMOUNT TO BE PAID*

                  Accounting

                  Legal Fees (including Blue Sky)
                  Printing
                  SEC Registration Fee                             $1,584.00
                  Blue Sky Filing Fees (excluding legal fees)
                  NASD Filing Fee
                  Miscellaneous

                                      Total

*Estimated

ITEM 27. EXHIBITS.

      The following exhibits are filed with this Registration Statement:

    NUMBER        EXHIBIT NAME
    ------        ------------

         1        Proposed form of Broker-Dealer Agreement for Galleon Merchant
                  Bank*
         3.1      Articles of Organization of Arrowhead Energy, LLC
         3.2      Articles of Organization for Arrowhead Oil & Gas LLC
         4.1      Limited Liability Company Member-Managed Operating Agreement
                  of Arrowhead Energy, LLC*
         4.2      Limited Liability Company Management Operating Agreement for
                  Arrowhead Oil & Gas LLC
         5        Opinion of Shustak, Jalil & Heller, Inc.*
         23.1     Consent of Auditors*
         23.2     Consent of Shustak, Jalil & Heller*
         24       Power of Attorney*
         27       Financial Data Schedule*
         99.1     Escrow Agreement*
         99.2     Proposed form of Drilling and Operating Agreement*

         *To be filed by Amendment.

ITEM 28. UNDERTAKINGS.

(a) As required by Item 512(a) of Regulation S-B and Rule 415, the undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   Post-Effective   Amendment  to  this   Registration
                  Statement to:

                  (i) include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                  (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration
                           Statement (or of the most recent Post-Effective Amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove form registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

(e)      The undersigned Registrant undertakes:

         (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Atlas and its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Atlas and the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable.  In  the  event  that a  claim  for indemnification against such liabilities (other than the payment by Atlas and its directors, officers and controlling persons in the successful defense of any action, suit or proceeding) is asserted by such party in connection with the securities being registered, Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Collier County, Florida on the 4th day of December 2000.

                                           Arrowhead Oil & Gas LLC



                                           By:  Arrowhead Energy, LLC
                                                Managing Member
Michael J. Pilgrim, President                   By:  /s/ Michael J. Pilgrim,
Pursuant to the Registration Statement,                     President
---------------------------------------         -------------------------------
has been granted Power of Attorney and is       Michael J. Pilgrim, President,
Signing on behalf of the names shown below,     Chief Executive Officer and
In the capacities indicated.                    Director

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature      /s/ Michael J. Pilgrim
         ------------------------------------
Title:     Michael J. Pilgrim, President

Date:            DECEMBER 4, 2000
         ------------------------------------

                                    EXHIBIT 4

           LIMITED LIABILITY COMPANY MANAGEMENT OPERATING AGREEMENT
                                       OR
                               "COMPANY AGREEMENT"
                                       FOR
                             ARROWHEAD OIL & GAS LLC

                                TABLE OF CONTENTS

Section No.                Description

FORMATION
Formation.......................................................................
Articles of Organization........................................................
Name, Principal Office and Residence............................................
Purpose.........................................................................

DEFINITION OF TERMS
Definitions.....................................................................

SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS
Designation of  Managing Member and Participants................................
Participants....................................................................
Subscriptions to the Company....................................................
Capital Contributions...........................................................
Payment of Subscriptions........................................................
Company Funds...................................................................

CONDUCT OF OPERATIONS
Acquisition of Leases...........................................................
Conduct of Operations...........................................................
General Rights and Obligations of the Participants
and  Restricted and Prohibited Transactions.....................................
Designation, Compensation and Removal of Managing
Member and removal of Operator..................................................
Indemnification and Exoneration.................................................
Other Activities................................................................

PARTICIPATION IN COSTS AND REVENUES, CAPITAL ACCOUNTS,
ELECTIONS AND DISTRIBUTIONS
Participation  in Costs and Revenues............................................
Capital Accounts and Allocations Thereto........................................
Allocation of Income, Deductions and Credits....................................
Elections.......................................................................
Distributions...................................................................

TRANSFER OF INTERESTS
Transferability.................................................................

Special Restrictions on Transfers...............................................
Right of Managing Member to Hypothecate and/or
Withdraw Its Interest...........................................................
Presentment.....................................................................

DURATION, DISSOLUTION, AND WINDING UP
Duration........................................................................
Dissolution and Winding Up......................................................

MISCELLANEOUS PROVISIONS
Notices.........................................................................
Time............................................................................
Applicable Law..................................................................
Agreement in Counterparts.......................................................
Amendment.......................................................................
Additional Partners.............................................................
Legal Effect....................................................................

EXHIBITS

         EXHIBIT I-    Managing Member Signature Page
         EXHIBIT II -  Subscription Agreement

            LIMITED LIABILITY COMPANY MANAGEMENT OPERATING AGREEMENT
                            (Or "COMPANY AGREEMENT")
                                       FOR
                             ARROWHEAD OIL & GAS LLC

THIS AGREEMENT OF LIMITED LIABILITY COMPANY ("AGREEMENT"), is made and entered into as of November, 2000, by and among Arrowhead Energy, LLC, the "Managing Member," and the remaining parties from time to time signing a Subscription Agreement for Company Units, these parties hereinafter sometimes referred to as "Member," or for Investor Member Units, these parties hereinafter sometimes referred to as "Investor Members."

                                    ARTICLE I
                                     FORMATION

1.01. FORMATION. The parties hereto form a limited liability company pursuant to Florida Statute, upon the terms and conditions set forth herein.

1.02. ARTICLES OF ORGANIZATION. This document shall constitute not only the agreement among the parties hereto, but also shall constitute the Limited Liability Company Management Operating Agreement. This document shall be filed or recorded in the public offices required under applicable law or deemed advisable in the discretion of the Managing Member. Amendments to the Articles of Organization shall be filed or recorded in the public offices required under applicable laws or deemed advisable in the discretion of the Managing Member.

                      NAME, PRINCIPAL OFFICE AND RESIDENCE.

1 .03 (a). NAME. The name of the Limited Liability Company is Arrowhead Oil & Gas LLC.

1.03(b). RESIDENCE. The residence of the Managing Member shall be its principal place of business at 5633 Strand Blvd., Suite 313, Naples, Florida 34110 which shall also serve as the principal place of business of the Company.

The residence of each Participant shall be as set forth on the Subscription Agreement executed by each party.

All addresses shall be subject to change upon notice to the parties.

1.03(c). AGENT FOR SERVICE OF PROCESS. The name and address of the resident agent for service of process shall be Mr. Michael Pilgrim, Arrowhead Energy LLC, 5633 Stand Blvd., Suite 313, Naples, Florida 34110.

1.04. PURPOSE. The Company shall engage in all phases of the oil and gas business. This includes, without limitation, exploration for, development and production of oil and gas upon the terms and conditions hereinafter set forth and any other proper purpose under the Florida Limited Liability Company Act under Florida Statute Chapter 608.

The Managing Member may not, without the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription, change the investment and business purpose of the Company or cause the Company to engage in activities outside the stated business purposes of the Company through joint ventures with other entities.

                                   ARTICLE II
                               DEFINITION OF TERMS

DEFINITIONS. As used in this Agreement, the following terns shall have the meanings hereinafter set forth:

"Administrative Costs" means all customary and routine expenses incurred for the conduct of Company administration, including: legal, finance, accounting, secretarial, trace, office rent, telephone, data processing and other items of a similar nature. No Administrative Costs charged will be duplicated under any other category of expense or cost.

2.       "Administrator"   means  the  official  or  agency   administering  the
securities laws of a state.

3.       "Affiliate" means with respect to a specific person:

- any person directly or indirectly owning, controlling or holding with power to vote ten percent or more of the outstanding voting securities of such specified person;

- any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person;

- any person directly or indirectly controlling, controlled by, or under common control with such specified person;

-        any officer, director, trustee or partner of such specified person; and

- if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

4.       "Agreed   Subscription"   means  that  amount  so   designated  on  the
Subscription Agreement executed by the Participant, or, in the case of the Managing Member.

5. "Agreement" shall mean this Limited Liability Company Management Operating Agreement, including all exhibits hereto.

6. "Capital Account or "account" shall mean the account established for each party hereto, maintained as provided in Section 5.02 and its subsections.

7. "Capital Contribution" shall mean the amount agreed to be contributed to the Company by a party pursuant to Sections 3.04 and 3.05 and their subsections.

8. "Carried Interest" shall mean an equity interest in the Company issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

9.       "Code" means the Internal Revenue Code of 1986, as amended.

10. "Cost", when used with respect to the sale of property to the Company, means:

- the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses;

- title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;

- a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and

- rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil and gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (iv) shall have been incurred not more than 36 months prior to the purchase by the Company.

"Cost", when used with respect to services, means the reasonable, necessary an actual expense incurred by the seller on behalf of the company in providing such services determined in accordance with generally accepted accounting principles.

As used elsewhere, "Cost" means the price paid by the seller in an arm's-length transaction.

11.      `"Broker-Dealer" means Galleon Merchant Bank.

12. "Development Well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive.

13. "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Company and generally attributable to the goods and services provided to the Company by outside parties. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases. Direct Costs may include the cost of services provided by its Affiliates if the services are provided pursuant to written contracts.

"Distribution Interest" shall mean an undivided interest in the assets of the Company after payments to creditors of the Company or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit Capital Accounts balances). Provided, however, after the Capital Accounts of all of the parties have been reduced to zero, such interest in the remaining assets of the Company shall equal a party's interest in the related revenues of the Company as set forth in Section 5.01 and its subscriptions of this Agreement.

15.      "Drilling  and  Operating  Agreement:  means the proposed  Drilling and

Operating Agreement between the Managing Member or an Affiliate as Operator, and the Company as Developer, a copy of the proposed form of which is attached as Exhibit (II) to the Company Agreement.

16.      "Exploratory Well" means a well drilled:

-        to find commercially productive hydrocarbons in an unproved area.

- to find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon; or

-        to significantly extend a known prospect.

17. "Farmout" means an agreement whereby the owner of the leasehold or Working Interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

18.      "Final Terminating Event" means  any one of the following:

-        the expiration of the fixed term of the Company;

- the giving of notice to the Participants by the Managing Member of its election to terminate the affairs of the Company;

- the giving of notice by the Participants to the Managing Member of their similar election through the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription; or

- the termination of the Company or the Company ceases to be a going concern.

19. "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

20. "Independent Expert" means a person with no material relationship to the Sponsor or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available.

21. "Closing Date" means the date, on or before the Offering Termination Date, but after the minimum Company Subscription has been received, that the Managing Member, in its sole discretion, elects for the Company to begin business activities, including the drilling of wells. It is anticipated that this date will be May 31, 2001.

22. "Intangible Drilling Costs" or "Non-Capital Expenditures" means those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes; and includes all expenditures made with respect to any well prior to the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg.
Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt.

23. "Interim Closing Date" shall mean those date(s) after the Initial Closing Date of the Company, but before the Offering Termination Date, that the Managing Member, in its sole discretion, applies additional Agreed Subscriptions to additional Company activities, including drilling activities.

24. "Landowner's Royalty Interest" means an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas Lease.

25. "Leases" means full or partial interest in oil and gas leases, oil and gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or gas, and further includes any contractual rights to acquire any such interest.

26.      "Managing Member" means Arrowhead Energy, LLC.

"Managing Member Signature Page" shall mean an execution and subscription instrument in the form attached as Exhibit (I) to this Agreement, which is incorporated herein by reference.

"Offering Termination Date" shall mean the date after the minimum Company Subscription has been received on which the Managing Member determines, in its sole discretion, the Company's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than May 31, 2001.

29. "Operating Costs" means expenditures made and costs incurred in producing and marketing oil or gas from complete wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations. Subject to the foregoing, Operating Costs also include reworking, workover, subsequent equipping and similar expenses relating to any well.

30. "Operator" means Washita Energy, Inc. in which the officer of the Managing Member owns 50% of the stock of Washita Energy, Inc., in the State of Oklahoma.

31. "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

32. "Overriding Royalty Interest" means an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

33. "Participants" means the Managing Member to the extent of its optional subscription and other Members of the Limited Liability Company.

34.      "Members" means the Managing Member and investors who are Members.

35.      "Company" means  Arrowhead Oil & Gas LLC, a Florida  Limited  Liability
Company.

36. "Company Net Production Revenues" means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Company costs not specifically allocated.

37. "Company Subscription" means the aggregate Agreed Subscriptions of the parties to the Company Agreement; provided, however, with respect to Participant voting rights under the Company Agreement, the term "Company Subscription" shall be deemed not to include the Managing Member's required subscription under
Section 3.03(b)(1).

38. "Company Well" means a well, some portion of the revenues from which is received by the Company.

39. "Person" means a natural person, partnership, corporation, association, trust or other legal entity.

40. "Prospect" means an area covering lands which are believed by the Managing Member to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by Oklahoma State Law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Company is to a Horizon containing Proved Reserves.

41. "Proved Developed Oil and Gas Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

42. "Proved Reserves" means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

- a portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

-        the immediately  adjoining  portions not yet drilled,  but which can be
reasonably  judged  as  economically   productive  on  the  basis  of  available
geological and engineering data.

In the absence of information on fluid contracts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii)    Estimates of proved reserves do not include the following:

- oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";

- crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

- crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

- crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

43. "Proved Undeveloped Reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

44. "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

(i) a transaction involving securities of the Company that have been listed for at least twelve months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: voting rights, the term of existence of the Company, the Managing member's compensation and the Company's investment objectives.

45. "Roll-Up Entity" means a partnership. Trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

46. "Sales Commission" means all commissions incurred in the sale of Units in the Company payable to registered broker-dealers.

47. "Subscription Agreement" means an execution and subscription instrument in the form attached as Exhibit (I-B) to this Agreement which is incorporated herein by reference.

48. "Tangible Costs" or "Capital Expenditures" means those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code; and includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code and regulations promulgated thereunder.

49.      "Tax Matters Partner" means the Managing Member, Arrowhead Energy LLC.

50.      "Units"  or  "Units  of  Participation"   means  the  Member  interests
purchased by Participants in the Company under the provisions of Section 3.03 and its subsections.

51.      "Working  Interest" means an interest in an oil and gas leasehold which
is  subject  to  some  portion  of  the  cost  of  development,   operation,  or
maintenance.

                                   ARTICLE III

                 SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

DESIGNATION OF MANAGING GENERAL PARTNER AND PARTICIPANTS.
Arrowhead Energy, LLC shall serve as Managing Member of the Company. Arrowhead Energy, LLC shall further serve as a Participant to the extent of any subscription made by it pursuant to Section 3.03(b)(2).

Members,   including   Affiliates  of  the  Managing  Member,   shall  serve  as
Participants.

3.02.  PARTICIPANTS.

3.02(a). MEMBER AT FORMATION. Arrowhead Energy LLC, as Original Member, has acquired one Unit and has made a Capital Contribution of $155.

3.02(b). OFFERING OF INTERESTS. The Company is authorized to admit to the Company at the Initial Closing Date, any Interim Closing Date(s), and the Offering Termination Date additional Participants whose Agreed Subscriptions for Units are accepted by the Managing Member if, after the admission of the additional Participants, the Agreed Subscriptions of all Participants do not exceed the number of Units set forth in Section 3.03(c)(1).

3.02(c). ADMISSION OF PARTICIPANTS. No action or consent by the Participants shall be required for the admission of additional Participants pursuant to this Agreement.

All subscribers' funds shall be held by an independent escrow holder and shall not be released to the Company until the receipt of the minimum Company Subscription in Section 3.03(c)(2). Thereafter, subscriptions may be paid directly to the Company account.

3.02(d). DURATION OF THE OFFERING AND MINIMUM CAPITALIZATION.

3.02(d)(1). DURATION OF OFFERING. The offering of Units shall be terminated not later than the earlier of:

May 31, 2001; or

at such time as Agreed Subscriptions for the maximum Company Subscription set forth in Section 3.03(c)(1) shall have been received and accepted by the Managing Member.

The offering may be terminated earlier at the option of the Managing Member.

3.02(d)(2). MINIMUM CAPITALIZATION. If at the time of termination Agreed Subscriptions for fewer than 40 Units have been received and accepted, then all monies deposited by subscribers shall be promptly returned to them. The shall receive interest earned thereon from the date the monies were deposited in escrow through the date of refund.

                          SUBSCRIPTIONS TO THE COMPANY

3.03(a). SUBSCRIPTIONS BY PARTICIPANTS

3.03(a)(1). AGREED SUBSCRIPTION. A Participant's Agreed Subscription to the Company shall be the amount so designated on his Subscription Agreement.

3.03(a)(2). SUBSCRIPTION PRICE AND MINIMUM AGREED SUBSCRIPTION. The subscription price of a Unit in the Company shall be $15,000 payable as set forth herein. The minimum Agreed Subscription per Participant shall be one Unit ($15,000); however, the Managing Member, in its discretion, may accept one-half Unit ($7,500) subscriptions.

Larger Agreed Subscriptions shall be accepted in $1,000 increments.

3.03(a)(3). EFFECT OF SUBSCRIPTION. Execution of a Subscription Agreement shall serve as an agreement by the Participant to be bound by each and every term of this Agreement.

3.03(b). SUBSCRIPTIONS BY MANAGING MEMBER.

3.03(b)(1). MANAGING MEMBER'S REQUIRED SUBSCRIPTION. The Managing Member shall: contribute to the Company the Leases which will be drilled by the Company on the terms set forth in Section 4.01(a)(4); and

pay the costs charged to it pursuant to Section 5.01(a).

These amounts shall be paid as set forth in Section 3.05(a).

3.03(b)(2). MANAGING MEMBER'S OPTIONAL ADDITIONAL SUBSCRIPTION. In addition to the Managing Member's acquired subscription under Section 3.03(b)(1), the Managing Member may subscribe to up to 10% of the Units on the same basis as a Participant may subscribe to Units under the provision of Section 3.03(a) and its subsections, and, subject to the limitations on voting rights set forth in
Section 4.03(c)(3), to that extent shall be deemed a Participant in the Company for all purposes under this Agreement.

Notwithstanding the foregoing, Selling Agents, and the Managing Member, its officers, directors, and Affiliates shall not be required to pay the commissions to the Selling Agent.

3.03(b)(3). EFFECT OF AND EVIDENCING SUBSCRIPTION. The Managing Member has executed a Managing Member Signature Page which evidences the Managing Member's required subscription under Section 3.03(b)(1) and which may be amended to reflect the amount of any optional subscription under Section 3.03(b)(2). Execution of the Managing Member Signature Page serves as an agreement by the Managing Member to be bound by each and every term of this Agreement.

3.03(c). MAXIMUM AND MINIMUM COMPANY SUBSCRIPTION.

3.03(c)(1). MAXIMUM COMPANY SUBSCRIPTION. The maximum Company Subscription excluding the Managing Member's required subscription under Section 3.03(b)(1) may not exceed

$6,000,000 (400 Units). However, if subscriptions for all 400 Units being offered are obtained, then the Managing Member, in its sole discretion, may offer not more than 100 additional Units and increase the maximum aggregate subscriptions with which the Company may be funded to not more than $7,500,000 (500 Units).

3.03(c)(2). MINIMUM COMPANY SUBSCRIPTION. The minimum Company Subscription shall equal at least $600,000 (40 Units). The Managing Member, its officers, directors, and Affiliates may purchase up to 10% of the Company Subscription, none of which will be applied to satisfy the $600,000 minimum.

The Company shall begin acquisition of productive leases and drilling operations after the receipt of the minimum Company Subscription and the Initial Closing Date.

3.03(d). ACCEPTANCE OF SUBSCRIPTIONS.

3.03(d)(1). DISCRETION BY THE MANAGING MEMBER. Acceptance of subscriptions shall be discretionary with the Managing Member. The Managing Member may reject any subscription for any reason it deems appropriate.

3.03(d)(2). TIME PERIOD IN WHICH TO ACCEPT SUBSCRIPTIONS. A Participants' subscription to the Company and the Managing Member's acceptance thereof shall be evidenced by the execution of a Subscription Agreement by the Participant and by the Managing Member.

Agreed Subscriptions shall be accepted or rejected by the Company within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber immediately.

3.03(d)(3). ADMISSION TO TE COMPANY. Upon the original sale of Units, the Participants shall be admitted as Participants not later than 15 days after the release from escrow of Participants' funds to the Partnership. Thereafter, Participants shall be admitted into the Company not later than the last day of the calendar month in which their Agreed Subscriptions were accepted by the Company.

3.04. CAPITAL CONTRIBUTIONS.

3.04(a). PARTICIPANT CAPITAL CONTRIBUTIONS. Each Participant shall make a Capital Contribution to the Company equal to:

the Agreed Subscription of the Participant.

Participants shall not be required to restore any deficit balances in their Capital Accounts except as set forth in Section 5.03(h).

3.05. PAYMENT OF SUBSCRIPTIONS.

3.05(a). MANAGING MEMBER'S SUBSCRIPTIONS. The Managing Member shall contribute to the Company the Leases pursuant to Section 3.03(b)(1) and pay the costs charged to it when incurred by the Company, subject to Section 3.04(b)(1).

Any optional subscription under Section 3.03(b)(2) shall be paid by the Managing
Member  in  the  same  manner  as  provided  for  the  payment  of   Participant
subscriptions under Section 3.05(b).

3.05(b). PARTICIPANT SUBSCRIPTIONS OF MEMBERS.

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

3.05(b)(1). PAYMENT OF AGREED SUBSCRIPTIONS. A Participant shall pay his Agreed Subscription 100% in cash at the time of subscribing.

3.06.  COMPANY FUNDS.

3.06(a). FIDUCIARY DUTY. The Managing Member shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Managing Member's possession or control. The Managing Member shall not employ, or permit another to employ, the funds and assets in any manner except for the exclusive benefit of the Company. Neither this Agreement nor any other agreement between the Managing Member and the Company shall contractually limit any fiduciary duty owed to the Participants by the Managing Member under applicable law, except as provided in Sections 4.01, 4.02, 4.04, 4.05 and 4.06 of this Agreement.

3.06(b). SPECIAL ACCOUNT AFTER THE RECEIPT OF THE MINIMUM COMPANY SUBSCRIPTION. Following the receipt of the minimum Company Subscription, the funds of the Company shall be held in a separate interest-bearing account maintained for the Company and shall not be commingled with funds of any other entity,

3.06(c). INVESTMENT.

3.06(c)(1). INVESTMENTS IN OTHER ENTITIES. Company funds may not be invested in the securities of another person except in the following instances:

investments in Working Interest or undivided Lease interests made in the ordinary course of the Company's business;

temporary investments made as set forth in Section 3.06(c)(2);

multi-tier arrangements meeting the requirements of Section 4.03(d)(15);

investments involving less than 5% of the Company Subscription which are a necessary and incidental part of a property acquisition transaction; and investments in entities established solely to limit the Company's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

3.06(c)(2). PERMISSIBLE INVESTMENTS PRIOR TO INVESTMENT IN COMPANY ACTIVITIES. After the Offering Termination Date and until proceeds from the offering are invested in the Company's operations, the proceeds may be temporarily invested in income producing short-term, highly liquid investments, in which there is appropriate safety or principal, such as U.S. Treasury Bills.

4.01.  ACQUISITION OF LEASES.

4.01(a). ASSIGNMENT TO COMPANY.

4.01(a)(1). IN GENERAL. The Managing Member shall select, acquire and assign or cause to have assigned to the Company full or partial interests in Leases, by any method customary in the oil and gas industry, subject to the terms and conditions set forth below.

The Company shall acquire only Leases reasonably expected to meet the stated purposes of the Company. No Leases shall be acquired for the purpose of a subsequent sale unless the acquisition is made after a well as been drilled to a depth sufficient to indicate that such an acquisition would be in the Company's best interest.

4.01(a)(2). FEDERAL AND STATE LEASES. The Company is authorized to acquire Leases on federal and state lands.

4.01(a)(3). MANAGING MEMBER'S DISCRETION AS TO TERMS AND BURDENS OF ACQUISITION. Subject to the provisions of Section 4.03(d) and its subsections, the acquisitions of Leases or other property may be made under any terms and obligations, including any limitations as to the Horizons to be assigned to the Company, and subject to any burdens, as the Managing Member deems necessary in its sole discretion.

4.01(a)(4). COST OF LEASES. All Leases shall be acquired at cost from the Managing Member or its Affiliates, unless the Managing Member shall have cause to believe that Cost is materially more than the fair market value of the property, in which case the credit for the contribution will be made at a price not in excess of the fair market value.

A determination of fair market value must be supported by an appraisal from an Independent Expert. This opinion and any associated supporting information must be maintained in the Company's records for six years.

4.01(a)(5). THE MANAGING MEMBER, OPERATOR OR THEIR AFFILIATESS RIGHTS IN THE REMAINDER INTERESTS. To the extent the Company does not acquire a full interest in a Lease from the Managing Member or its Affiliates, the remainder of the interest in the Lease may be held by the Managing Member or its Affiliates which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of the remaining interest.

Profits from the exploitation and/or disposition of their retained interest in the Leases shall be for the benefit of the Managing Member or its Affiliates to the exclusion of the Company.

4.01(a)(6). NO BREACH OF DUTY. Subject to the provisions of Section 4.03 and its subsections, acquisition or Leases from the Managing Member, the Operator or their Affiliates shall not be considered a breach of any obligation owed by the Managing Member, the Operator or their Affiliates to the Company or the Participants.

4.01(b). NO OVERRIDING ROYALTY INTERESTS. Neither the Managing Member, the Operator nor any Affiliate shall retain any Overriding Royalty Interest on the Lease interests acquired by the Company.

4.01(c). TITLE AND NOMINEE ARRANGEMENTS.

4.01(c)(1). LEGAL TITLE. Legal title to all Leases acquired by the Company shall be held on a permanent basis in the name of the Company. However, Company properties may be held temporarily in the name of the Managing Member, the Operator, their Affiliates, or in the name of any nominee designated by the Managing Member to facilitate the acquisition of the properties.

4.01(c)(2). MANAGING MEMBER'S DISCRETION. The Managing Member shall take the steps which are necessary in its best judgement to render title to the Leases to be acquired by the Company acceptable for the purposes of the Company. The Managing Member shall be free, however, to use its own best judgment in waiving title requirements. The Managing Member shall not be liable to the Company or to the other parties for any mistakes of judgment; nor shall the Managing Member be

0
deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Company.

4.01(c)(3). COMMENCEMENT OF OPERATIONS. No operation shall be commenced on the Leases acquired by the Company unless the Managing Member is satisfied that necessary title requirements have been satisfied.

4.02.  CONDUCT OF OPERATIONS.

4.02(a). IN GENERAL. The Managing Member shall establish a program of operations for the Company. Subject to the limitations contained in Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Member or the Managing Member, agree to participate in the program so established by the Managing Member.

4.02(b). MANAGEMENT. Subject to any restrictions contained in this Agreement, the Managing Member shall exercise full control over all operations of the Company.

4.02(c). GENERAL POWERS OF THE MANAGING MEMBER.

4.02(c)(1). IN GENERAL. Subject to the provisions of Section 4.03 and its subsections, and to any authority which may be granted the Operator under
Section 4.02(c)(3)(b), the Managing Member shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Company. Without limiting the generality of the foregoing, the Managing Member is expressly authorized to engage in:

the making of all determinations of which Leases, wells and operations will be participated in by the Company, which Leases are developed and which Leases are abandoned, or at its other investor ventures organized by the Managing Member, the Operator, or any of their Affiliates;

the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of the operations or the implementation of the powers granted it under this Agreement, including, without limitation, the making of agreements for the conduct of operations or the furnishing of equipment, facilities, supplies and material, services, and personnel and the exercise of any options, elections, or decisions under any such agreements;

the exercise, on behalf of the Company or the parties, in such manner as the managing Member in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;

the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;

the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;

the maintenance of such insurance for the benefit of the Company and the parties as it deems necessary, but in no event less in amount or type than the following:

worker's compensation insurance in full compliance with the laws of Oklahoma and any other applicable state laws;

liability insurance (including automobile) which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate.

the use of the funds an revenues of the Company, and the borrowing on behalf of, and the loan of money to. The Company, on any terms it sees fit, for any purpose, including without limitation the conduct or financing, in whole or in part, of the drilling and other activities of the Company or the conduct of additional operations, and the repayment of any such borrowings or loans used initially to finance such operations or activities;

the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Company (including, without limitation, the Leases, wells, equipment and production therefrom) provided that the sale of all or substantially all of the assets of the Company shall only be made as provided in Section 4.03(d)(6);

the control of any matters affecting the rights and obligations of the Company, including the employment of attorneys to advise and otherwise represent the Company, the conduct of litigation and other incurring of legal expense, and the settlement of claims and litigation;

the operation of producing wells drilled on the Leases owned by the Company, or on a Prospect which includes any part of the Leases;

the exercise of the rights granted to it under the power of attorney created pursuant to this Agreement; and

the incurring of all costs and the making of all expenditures in any way relate to any of the foregoing.

4.02(c)(2). SCOPE OF POWERS. The Managing Member's powers shall extend to any operation participated in by the Company or affecting its Leases, or other property or assets, irrespective of whether or no the Managing Member is designated operator of the operation by any outside persons participating therein.

4.02(c)(3). DELEGATION OF AUTHORITY.

4.02( c)(3)(a). IN GENERAL. The Managing Member may subcontract and delegate all or any part o fits duties hereunder to any entity chosen by it, including an entity related to it. The party shall have the same powers in the conduct of the duties as would the Managing Member. The delegation, however, shall not relieve the Managing member of its responsibilities hereunder.

4.02(c)(3)(b). DELEGATION TO OPERATOR. The Managing Member is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement. This delegation shall not relieve the Managing Member of its responsibilities hereunder,

In no event shall any consideration received for operator services be in excess of the competitive rates or duplicative of any consideration or reimbursements received pursuant to this Agreement. The Managing Member may not benefit by interpositioning itself between the Company and the actual provider of operator services.

4.02(c)(4).  RELATED PARTY  TRANSACTIONS.  Subject to the  provisions of Section
4.03 and its subsections, any transaction which the Managing Member is authorized to enter into on behalf of the Company under the authority granted in this section and its subsections, may be entered into by the Managing Member with itself or the Operator or any of their Affiliates.

4.02(d). ADDITIONAL POWERS. In addition to the powers granted the Managing Member under Section 4.02(c) and its subsections or elsewhere in this Agreement, the Managing Member, when specified, shall have the following additional express powers.

Company Wells in Oklahoma shall be drilled at competitive rates and in no event shall the Managing Member or its Affiliates, as drilling contractor, receive a per foot rate which is not competitive with the rates charged by unaffiliated contractors in the same geographic region. No turnkey drilling contracts shall be made between the Managing Member or its Affiliates and the Company.

Neither the Managing Member nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Company. The Managing Member may not benefit by interpositioning itself between the Company and the actual provider of drilling contractor services.

4.02(d)(2). POWER OF ATTORNEY.

4.02(d)(2)(a). IN GENERAL. Each party hereto hereby makes, constitutes and appoints the Managing Member his true and lawful attorney-in-fact for him and in his name, place and stead and for his use and benefit, from time to time:

to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all documents, certificates or other instruments required or necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Company as a Limited Liability Company and to conduct business under the laws of any jurisdiction in which the Managing Member elects to qualify the Company or conduct business; and

to create, prepare, complete, execute, file, swear to , deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

4.02(d)(2)(b). FURTHER ACTION. Each party hereto hereby authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing. Each party acknowledges that the power of attorney granted under this section is a special power of attorney coupled with an interest and is irrevocable and shall survive the assignment by a party of the whole or a portion of his interest in the Company except when the assignment is of such party's entire interest in the Company and the purchaser, transferee or assignee thereof, with the consent of the Managing Member, is admitted as a successor Participant, the power of attorney shall survive the delivery of the assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any agreement, certificate, instrument or document necessary to effect the substitution.

4.02(d)(2)(c). POWER OF ATTORNEY TO OPERATOR. The Managing Member is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Company.

4.02(e). BORROWNINGS AND USE OF COMPANY REVENUES.

4.02(e)(1). POWER TO BORROW OR USE COMPANY REVENUES.

4.02(e)(1)(a). IN GENERAL. If additional funds over the Participants' Capital Contributions are needed for Company operations, then the Managing Member may:

use Company revenues for such purposes; or the Managing Member and its Affiliates may advance to the Company the funds necessary pursuant to Section 4.03(d)(8)(b).

4.02(e)(1)(b). LIMITATION ON BORROWING. The borrowings (other than credit transaction on open account customary in the industry to obtain goods and services) shall be without recourse to the Members except as otherwise provided herein.

The amount that may be borrowed at any one time (other than credit transactions on open account customary in the industry to obtain goods and services) shall not exceed an amount equal to 5% of the Company Subscription.

Notwithstanding, the Managing Member and its Affiliates shall not be obligated to advance the funds to the Company.

4.02(f). TAX MATTERS PARTNER.

4.02(f)(1). DESIGNATION OF TAX MATTERS PARTNER. The Managing Member is hereby designated the Tax Matters Partner of the Company pursuant to Section 6231(a)(7) of the Code. The Managing Member is authorized to act in this capacity on behalf of the Company and the Participants and to take any action, including settlement or litigation, which it in its sole discretion deems to be in the best interest of the Company.

4.02(f)(2). COSTS INCURRED BY TAX MATTERS PARTNER. Costs incurred by the Tax Matters Partner shall be considered a Direct Cost of the Company.

4.02(f)(3). NOTICE TO PARTICIPANTS OF IRS PROCEEDINGS. The Tax Matters Partner shall notify all Participants of any Company administrative proceedings commenced by the Internal Revenue Service, and thereafter shall furnish all Participants periodic reports at least quarterly on the status of the proceedings.

4.02(f)(4). PARTICIPANT RESTRICTIONS. Each Participant agrees as follows:

he will not file the statement described in Section 6224(c)(3)(B) of the Code prohibiting the Managing Member as the Tax Matters Partner for the Company from entering into a settlement on his behalf with respect to partnership items (as such term is defined in Section 6231(a)(3) of Code) of the Company;

he will not form or become and exercise any rights as a member of a group of Members having a 5% or greater interest in the profits of the Company under
Section 6223(b)(2) of the Code; and

the Managing Member is authorized to file a copy of this Agreement (or pertinent portions hereof) with the internal Revenue Service pursuant to Section 6224(b) of the Code if necessary to perfect the waiver of rights under this subsection 4.02(f)(4).

General Rights and Obligations of the Participants and Restricted and Prohibited Transactions.

4.03(a)(1). LIMITED LIABILITY OF MEMBERS. Members shall not be bound by the obligations of the Company. Members shall not be personally liable for any debts of the Company or any of the obligations or losses thereof beyond the amount of their agreed Capital Contributions unless, in the case of the Managing Member if it purchases Member Units.

4.03(a)(2). NO MANAGEMENT AUTHORITY OF PARTICIPANTS. Participants, other than the Managing Member if it buys Units, shall have no power over the conduct of the affairs of the Company. No Participant, other than the Managing Member if it buys Units, shall take part in the management of the business of the Company, or have the power to sign for or to bind the Company.

4.03(b). REPORTS AND DISCLOSURES.

4.03(b)(1). ANNUAL REPORTS AND FINANCIAL STATEMENTS. Commencing with the 2001 calendar year, the Company shall provide each Participant an annual report within 120 days after the close of the calendar year, and commencing with the 2002 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing except as otherwise indicated, at least the information set forth below:

Audited financial statements of the Company, including a balance sheet and statements of income, cash flow and Members' equity, which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent public accountant selected by the Managing Member stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion the financial statements present fairly the financial position, results of operations, partners' equity and cash flows in accordance with generally accepted accounting principles. Semiannual reports need not be audited.

A summary itemization, by type and/or classification of the total fees and compensation including any unaccountable, fixed payment reimbursements for Administrative Costs and Operating Costs, paid by the Company, or indirectly on behalf of the Company, to the Managing Member, the Operator and their Affiliates. In addition, Participants shall be provided the percentage that the annual unaccountable, fixed fee reimbursement for Administrative Costs bears to annual Company revenues.

A description of each Prospect in which the Company owns an interest, including the cost, location, number of acres under lease and the Working Interest owned therein by the Company, except succeeding reports need contain only material changes, if any, regarding the Prospects.

(iv) A list of the wells drilled or abandoned by the Company during the period of the report (indicating whether each of the wells has or has not been completed), and a statement of the cost of each well completed or abandoned. Justification shall be included for wells abandoned after production ahs commenced.

A description of all farmins and farmouts and joint ventures, made during the period of the report, including the Managing Member's justification for the arrangement and a description of the material terms.

the total Company costs;

the costs paid by the Managing Member and the costs paid by the Participants;

the total Company revenues;

the revenues received or credited to the Managing Member and the revenues received and credited to the Participants; and

a reconciliation of the expenses and revenues in accordance with the provisions of Article V.

4.03(b)(2). TAX INFORMATION. The Company shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Participant the Information needed for the Participant to file his federal income tax return, any required state income tax return, and any other reporting or filing requirements imposed by any governmental agency or authority.

4.03(b)(3). RESERVE REPORT. Annually, beginning January 1, 2002, a computation of the total oil and gas Proved Reserves of the Partnership and the present worth of the reserves determined using a discount rate of 10%, a constant price for the oil and basing the price of gas upon the existing gas contract shall be provided to each Participant along with reach Participant's interest therein. The reserve computations shall be based upon engineering reports prepared by the Managing Member and reviewed by an Independent Expert. There shall also be included an estimate of the time required for the extraction of the reserves and a statement that because of the time period required to extract the reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

In addition to the foregoing computation and required estimate, as soon as possible, and in no event more than 90 days after the occurrence of an event leading to reduction of the reserves of the Company of 10% or more, excluding reduction as a result of normal production, sales of reserves or product price changes, a computation and estimate shall be sent to each Participant.

4.03(b)(4). COST OF REPORTS. The cost of all reports described herein shall be paid by the Company as Direct Costs.

4.02(b)(5). PARTICIPANT ACCESS TO RECORDS. The Participants and/or their representatives shall be permitted access to all records of the Company. The Participant may inspect and copy any of the records after giving adequate notice at any reasonable time.

Notwithstanding the foregoing, the Managing member may keep logs, well reports and other drilling and operating data confidential for reasonable periods of time. The Managing Member may release information concerning the operations of the Company to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

4.03(b)(6). REQUIRED LENGTH OF TIME TO HOLD RECORDS. The Managing Member shall maintain and preserve during the term of the Company and for six years thereafter all accounts, books and other relevant documents. This includes a record that a Participant meets the suitability standards established in connection with an investment in the Company and of fair market value as set forth in Section 4.01(a)(4).

4.03(b)(7). PARTICIPANT LISTS. The following provisions apply regarding access to the list of Participants:

an alphabetical list of the names, addresses and business telephone numbers of the Participants along with the number of Units held by each of them (the "Participant List") shall be maintained as a part of the books and records of the Company and shall be available for inspection by any Company or its designated agent at the home office of the Company upon the request of the Participant;

the Participant List shall be updated at least quarterly to reflect changes in the information contained therein;

a copy of the Participant List shall be mailed to any Participant requesting the Participant List within 10 days of the written request. The copy of the Participant List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work shall be charged by the Company;

the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant's voting rights under this Agreement and the exercise of Participant's rights under the federal proxy laws; and

if the Managing Member neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing Member shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Participant List is to secure the list of Participants or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing Member shall require the Participant requesting the Participant List to represent in writing that the List was not requested for a commercial purpose unrelated to the Participants' interest in the Company. The remedies provided hereunder to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law, or the laws of any state.

4.03(b)(8). STATE FILINGS. Concurrently with their transmittal to Participants, and as required, the Managing Member shall file a copy of each report provided for in this Section 4.03(b) with the Florida Department of Corporations and with the securities commissions of other states which request the report.

4.03(c). MEETINGS OF PARTICIPANTS.

4.03(c)(1). MEETINGS MAY BE CALLED BY MANAGING MEMBER OR PARTICIPANTS. Meetings of the Participants may be called by the Managing Member.

Also, meetings of the Participants may be called by Participants whose Agreed Subscriptions equal 10% or more of the Company Subscription for any matters for which Participants may vote. The call for a meeting by Participants shall be deemed to have been made upon receipt by the Managing Member of a written request from holders of the requisite percentage of Agreed Subscriptions stating the purpose(s) of the meeting.

4.03(c)(1)(b). NOTICE REQUIREMENT. The Managing Member shall deposit in the United States mail within 15 days after the receipt of the request, written notice to all Participants of the meeting and the purpose of the meeting. The meeting shall be held on a date not less than 30 days nor more than 60 days after the date of the mailing of the notice, at a reasonable time and place.

Notwithstanding the foregoing, the date for notice of the meeting may be extended for a period of up to 60 days, if in the opinion of the Managing Member the additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with the meeting by the Securities and Exchange Commission or other regulatory authorities.

4.03(c)(1)(c). MAY VOTE BY PROXY. Participants shall have the right to vote a any Participant meeting either:

in person; or
by proxy.

4.03(c)(2). SPECIAL VOTING RIGHTS. At the request of Participants whose Agreed Subscriptions equal 10% or more of the Participant Subscription, the Managing member shall call for a vote by Participants. Each Unit is entitled to one vote on all matters, and each fractional Unit is entitled to that fraction of one vote or equal to the fractional interest in the Unit.

Participants  whose  Agreed  Subscriptions  equal  a  majority  of  the  Company
Subscription may, without the concurrence of the Managing Member or its Affiliates, vote to:

amend this Agreement; provided however, any amendment may not increase the duties or liabilities of any Participant or the Managing Member or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing Member without the approval of the Percipient or the Managing Member. Furthermore, any amendment may not affect the classification of Company income and loss for federal income tax purposes without the unanimous approval of all Participants;

dissolve the Company;

remove the Managing member and elect a new Managing Member;

elect a new Managing Member if the Managing Member elect to withdraw from the Company;

(v) remove the Operator and elect a new Operator; `

approve or disapprove the sale of all or substantially all of the assets of the Company; and

cancel any contract for services with the Managing Member, the Operator, or their Affiliates without penalty upon 60 days notice.

4.03(c)(3). RESTRICTIONS ON MANAGING MEMBER'S VOTING RIGHTS. With respect to Units owned by the Managing Member or its Affiliates, the Managing Member and its Affiliates may vote or consent on all matters other than those matters set forth in Section 4.03(c)(2)(iii) and (v) above, or regarding any transaction between the Company and the Managing Member or its Affiliates.

In determining the requisite percentage in interest of Units necessary to approve any Company matter on which the Managing Member and its Affiliates may not vote or consent, any Units owned by the Managing Member and its Affiliates shall not be included.

4.03(d). TRANSACTIONS WITH THE MANAGING MEMBER.

4.03(d)(1). TRANSFER OF EQUAL PROPORTIONATE INTEREST. When the Managing Member or an Affiliate sells, transfers or conveys any oil, gas or other mineral interests or property to the Company, it must, at the same time, sell, transfer or convey to the Company an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing units on which the well will be drilled by the Company:

if the geological feature to which the well will be drilled contains Proved Reserves; and

the drilling or spacing unit protects against drainage.

With respect to an oil and gas Prospect located in Oklahoma on which a well will be drilled by the Company to test a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence.

4.03(d)(2). TRANSFER OF LESS THAN THE MANAGING MEMBER'S AND ITS AFFILIATES' ENTIRE INTEREST. A sale, transfer or a conveyance to the Company of less than all of the ownership of the Managing Member or an Affiliate (excluding another Program in which the interest of the Managing Member or its Affilates is substantially similar to or less than their interest in the Company) in any Prospect shall not be made unless:

the interest retained by the Managing Member or the Affiliate is a proportionate Working Interest;

the respective obligations of the Managing Member or its Affiliates and the Company are substantially the same after the sale of the interest by the Managing Member or its Affiliates; and

the  Managing   Member's  interest  in  revenues  does  not  exceed  the  amount proportionate to its retained Working Interest.

Neither the Managing Member nor any Affilates shall retain any Overriding Royalty Interests or other burdens on an interest sold or transferred by it to the Company.

With respect to its retained interest the Managing Member will be allowed to Farmout a Lease for the primary purpose of avoiding payment of its costs relating to drilling the Lease. This section does not prevent the Managing Member or its Affilates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated Parties.

4.03(d)(3). NO SALE OF LEASES TO THE MANAGING MEMBER. The Managing Member and its Affilates shall not purchase any producing or non-producing oil and gas properties from the Company.

4.03(d)(4). SALE OF ALL ASSETS. The sale of all or substantially all of the assets of the Company (including, without limitation, Leases, wells, equipment and production therefrom) shall be made only with the consent of Participants whose Agreed Subscriptions equal a majority of the Company Subscription.

4.03(d)(5). SERVICES.

4.03(d)(6)(a). COMPETITIVE RATES. The Managing Member and any Affiliate shall not render to the Company any oil field, equipage or other services nor sell or lease to the Company any equipment or related supplies unless:

the person is engaged, independently of the Company and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the oil and gas industry in which the Managing Member or an Affiliate has an interest; and

the compensation, price or rental therefore is competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Company.

If the person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the person or the competitive rate which could be obtained in the area, whichever is less.

4.03(d)(7)(b). IF NOT DISCLOSED IN THE PROSPECTUS OR THIS AGREEMENT THEN SERVICES BY THE MANAGNG MEMBER MUST BE DESCRIBED IN A SEPARATE CONTRACT AND CANCELLABLE. Any services for which the Managing Member or an Affiliate is to receive compensation other than those described in this Agreement or the Prospectus shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts are cancelable without penalty upon 60 days written notice by Participants whose Agreed Subscriptions equal a majority of the Company Subscription.

4.03(d)(8). LOANS.

4.03(d)(8)(a). NO LOANS FROM THE COMPANY. No loans or advances shall be made by the Company to the Managing Member or any Affiliate.

4.03(d)(8)(b). LOANS TO THE COMPANY. Neither the Managing Member nor any Affiliate shall loan money to the Company if the interest to be charged exceeds the Managing Member's or the Affiliate's interest costs, or if the interest to be charged exceeds that which would be charged to the Company (without reference to the Managing Member's or the Affiliate's financial abilities or guarantees) by unrelated lenders, on comparable loans for the same purpose.

Neither the Managing Member nor any Affiliates shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of the charges incurred from third-party lenders may be reimbursed to the Managing Member or the Affiliate.

4.03(d)(9). FARMOUTS. The Company may Farmout its Leases.

4.03(d)(10). NO COMPENSATING BALANCES. Neither the Managing Member nor any Affiliate shall use the Company's funds as compensating balances for its own benefit.

4.03(d)(11). FUTURE PRODUCTION. Neither the Managing Member nor any Affiliate shall commit the future production of a well developed by the Company exclusively for its own benefit.

4.03(d)(12). ADVANCE PAYMENTS. Advance payments by the Company to the Managing Member and its Affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid drilling costs and for a business purpose. These advance payments, if any, shall not include nonrefundable payments for completion costs before the time a decision is made that the well or wells warrant a complete attempt.

4.03(d)(13). NO REBATES. No rebates or give-ups may be received by the Managing Member or any Affiliate nor may the Managing Member or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

4.03 (d)(14). PARTICIPATION IN OTHER COMPANIES. If the Company participates in other Entities or joint ventures (multi-tier arrangements), then the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

there shall be no duplication or increase in organization and offering expenses, the Managing Member's compensation, Company expenses or other fees and costs;

there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing Member and the Participants; and

there shall be no diminishment in the voting rights of the Participants.

4.03(d)(15). ROLL-UP LIMITATIONS.

4.03(d)(15)(a). REQUIREMENT FOR APPRAISAL AND ITS ASSUMPTIONS. In connection with a proposed Roll-Up, an appraisal of all Company assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. Accordingly, and issuer using the appraisal shall be subject to liability for violation of
Section II of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

Company assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Company's assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Company's assets over a 12-month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.

4.03(d)(16)(b). RIGHTS OF PARTICIPANTS WHO VOTE AGAINST PROPOSAL. In Connection with a proposed Roll-Up, Participants who vote "no" on the proposal shall be offered the choice of:

accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up;

remaining as Participants in the Company and preserving their interest therein on the same terms and conditions as existed previously; or

receiving cash in an amount equal to the Participants' pro rata share of the appraised value of the net assets of the Company.

4.03(d)(16)(c). NO ROLL-UP IF DIMINISHMENT OF VOTING RIGHTS. The Company shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant's voting rights under the Roll-Up Entity's chartering agreement.

In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for under Sections 4.03(c)(1) and 4.03(c)(2) of this Agreement. If the Roll-Up Entity is a corporation, then the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

4.03 (d) (16) (d). NO ROLL-UP IF ACCUMULATION OF SHARES WOULD BE IMPEDED. The Company shall not participate in any proposed Roll-Up transaction which includes
provisions   which
would operate to materially impede or frustrate the accumulation of share by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity).

The Company shall not participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.

4.03 (d) (16) (e). NO ROLL-UP IS ACCESS TO RECORDS WOULD BE LIMITED. The Company shall not participate in a Roll-Up in which Participants' rights of access to the records of the Roll-Up Entity will be less than those provided for under Sections 4.03 (b) (5), 4.02 (b) (6) and 4.03 (b) (7) of this Agreement.

4.03 (d) (16) (f). COST OF ROLL-UP. The Company shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Company if Participants whose Agreed Subscriptions equal 75% of the Company Subscription do not vote to approve the proposed Roll-Up.

4.03 (d) (16) (g). ROLL-UP APPROVAL. The Company shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Agreed Subscriptions equal 75% of the Company Subscription.

4.03 (d) (17). DISCLOSURE OF BINDING AGREEMENTS. Any agreement or arrangement which binds the Company must be disclosed in the Prospectus.

4.03 (d) (18). TRANSACTIONS MUST BE FAIR AND REASONABLE. Neither the Managing Member nor any Affiliate will sell, transfer, or convey any property to or purchase any property from the Company, directly or indirectly, except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Company which does not primarily benefit the Company.

4.04. DESIGNATION, COMPENSATION AND REMOVAL OF MANAGING MEMBER AND REMOVAL OF OPERATOR.

4.04 (a). MANAGING MEMBER.

4.04 (a) (1). TERM OF SERVICE. Arrowhead Energy LLC shall serve as the Managing Member of the Company until it is removed pursuant to Section 4.04 (a) (3) or withdraws pursuant to Section 4.04 (a) (3) (f).

4.04 (a) (2). COMPENSATION OF MANAGING MEMBER. In addition to the compensation set forth in Sections 4.01 (a) (4) and 4.02 (d) (1), the Managing Member shall receive the compensation set forth in Sections 4.04 (a) (2) (b) through 4.04 (a)
(2) (g).

4.04 (a) (2) (a). CHARGES MUST BE NECESSSARY AND REASONABLE. Charges by the Managing Member for goods and services must be fully supportable as to

         (i)      the necessity thereof; and

         (ii)     the reasonableness of the amount charged.

All actual and necessary expenses incurred by the Company may be paid out of the Company Subscription and out of Company revenues.

4.04 (a) (2) (b). DIRECT COSTS. The Managing Member shall be reimbursed for all Direct Costs. Direct Costs, however, shall be billed directly to and paid by the Company to the extent practicable.

4.04 (a) (2) (c). ADMINISTRATIVE COST. The Managing Member shall receive an unaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month. The unaccountable, fixed payment reimbursement of $75 per well per month shall not be increased in amount during the term of the Company. Further, the Managing Member shall not be reimbursed for any additional Company Administrative Costs and the unaccountable, fixed payment reimbursement of $75 per well per month shall be the entire payment to reimburse the Managing Member for the Company's Administrative Costs. Finally, the Managing Member shall not receive the unaccountable, fixed payment reimbursement of $75 per well per month for plugged or abandoned wells.

In addition, a $6,000 per month Fixed Fee that shall not be increased in amount during the terms of the Company excluding Audit, Tax, Legal, and Member Meetings and Correspondence Costs.

4.04 (a) (2) (d). BROKER-DEALER FEE. Subject to Section 3.03 (b) (2), the Broker-Dealer shall receive on each Unit sold to investors:

         fee;

         a 10% Sales Commission;

4.04 (a) (2) (e). DRILLING AND OPERATING AGREEMENT. The Managing Member's Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

4.04 (a) (2) (f). OTHER TRANSACTIONS. The Managing Member and its Affiliates may enter into transactions pursuant to Section 4.03 (d) (7) with the Company and shall be entitled to compensation pursuant to such section.

4.04 (a) (3). REMOVAL OF MANAGING MEMBER.

4.04 (a) (3) (a). MAJORITY VOTE REQUIRED TO REMOVE THE MANAING MEMBER. The Managing Member may be removed at any time upon 60 days advance written notice to the outgoing Managing Member, by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription. If Participants vote to remove the Managing Member from the Company, then
Participants must elect by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription either:

         (i)      to terminate, dissolve and wind up the Company; or

         (ii) to continue as a successor Company under all the terms of this Company Agreement, as provided in Section 7.01 (c).

If the Participants elect to continue as a successor Company, then the Managing Member shall not be removes until a substituted Managing Member has been selected by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription and installed as such.

 .404 (a) (3) (b). VALUATION OF MANAGING MEMBER'S INTEREST IN THE COMPANY. If the Managing Member is removed, then the Managing Member's interest in the Company shall be determined by appraisal by a qualified Independent Expert. The Independent Expert shall be selected by mutual agreement between the removed Managing Member and the incoming Managing Member. The appraisal shall take into account an appropriate discount, to reflect the risk of recovery of ail and gas reserves, but not less than that utilized in the most recent presentment offer, if any.

The cost of the appraisal shall be borne equally by the removed Managing Member and the Company.

4.04 (a) (3) (c). INCOMING MANAGING MEMBER'S OPTION TO PURCHASE. The incoming Managing Member shall have the option to purchase 20% of the removed Managing Member's interest for the value determined by the Independent Expert.

4.04 (a) (3) (d). METHOD OF PAYMENT. The method of payment for the removed Managing Member's interest must be fair and must protect the solvency and liquidity of the Company. The method of payment shall be as follows:

         (i) when the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing Member otherwise would have received under the Company Agreement and the Managing Member not been terminated; and

         (ii) when the termination is involuntary, the method of payment shall be an interest bearing promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

4.04 (a) (3) (e). TERMINATION OF CONTRACTS. The removed Managing Member, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations and interests as Managing Member of the Company in contracts entered into by it on behalf of the Company. In any event, the removed Managing Member shall cause its rights, obligations and interests as Managing Member of the Company in any such contract to terminate at the time of its removal.

4.04 (a) (3) (f). THE MANAGING MEMBER'S RIGHT TO VOLUNTARILY WITHDRAW. At any time beginning 10 years after the Offering Termination Date of the Company and the Company's primary drilling activities, the Managing Member may voluntarily withdraw as Managing Member upon giving 120 days' written notice of withdrawal to the Participants. If the Managing Member withdraws, then the following conditions shall apply:

         (i) the Managing Member's interest in the Company shall be determined as described in Section 4.04 (a) (3) (b) above with respect to removal; and

         (ii) the interest shall be distributed to the Managing Member as described in Section 4.04 (a) (3) (d) (i) above.

Any successor Managing Member shall have the option to purchase 20% of the withdrawing Managing Member's interest in the Company at the value determination as described above with respect to removal.

4.04 (a) (3) (g). THE MANAGING MEMBER'S RIGHT TO WITHDRAW PROPERTY INTEREST. The Managing Member has the right at any time to withdraw a property interest held by the Company in the form of a Working Interest in the Company Wells equal to or less than its respective interest in the revenues of the Company pursuant to the conditions set forth in Section 6.03.

The Managing Member shall fully indemnify the Company against any additional expenses which may result from a partial withdrawal of its interests and the withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Participants. The expenses of withdrawing shall be borne by the withdrawing Managing Member.

4.04 (a) (4). REMOVAL OF OPERATOR. The Operator may be removed and a new Operator may be substituted at any time upon 60 days advance written notice to the outgoing Operator by the Managing Member acting on behalf of the Company upon the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscriptions.

The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription and installed as such.

4.05.    IDEMNIFICATION AND EXONERATION.

4.05 (a) (1). STANDARDS FOR THE MANAGING MEMBER NOT INCURRING LIABILITY TO THE COMPANY OR PARTICIPANTS. The Managing Member, the Operator, and their Affiliates shall not have any liability whatsoever to the Company or to any Participant for any loss suffered by the Company or Participants which arises out of any action or inaction of the Managing Member, the Operator, or their Affiliates if:

         (i) the Managing Member, the Operator, and their Affiliates determined in good faith that the course of conduct was in the best interest of the Company;

         (ii) the Managing Member, the Operator, and their Affiliates were acting on behalf of, or performing services for, the Company; and

         (iii) the course of conduct did not constitute negligence or misconduct of the Managing Member, the Operator, or their Affiliates.

4.05 (a) (2). STANDARDS FOR MANAGING MEMBER INDEMNIFICAITON. The Managing Member, the Operator, and their Affiliates shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, provided that:

         (i) the Managing Member, the Operator, and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Company;

         (ii) the Managing Member, the Operator, and their Affiliates were acting on behalf of , or performing services for, the Company; and

         (iii) the course of conduct was not the result of negligence or misconduct of the Managing Member, the Operator, or their Affiliates.

Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the tangible net assets of the Company, including any insurance proceeds.

4.05 (a) (3). STANDARDS FOR SECURITIES LAW INDEMNIFICATION. Notwithstanding anything to the contrary contained in the above, the Managing Member, the Operator, and their Affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless:

         (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

         (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

         (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, the Massachusetts Securities Division, and the position of any state securities regulatory authority in which plaintiffs claim they were offered or sold Company Units, with respect to the issue of indemnification for violation of securities laws.

4.05 (a) (4). STANDARDS FOR ADVANCEMENT OF FUNDS TO THE MANAGING MEMBER. The advancement of Company funds to the Managing Member, the Operator, or their Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Company has adequate funds available and the following conditions are satisfied:

         (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

         (ii) the legal action is initiated by a third party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves the advancement; and

         (iii) the Managing Member or its Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

4.05 (b).  ORDER OF PAYMENT OF CLAIMS.  Claims shall be paid as follows:

         (i)      fist out of any insurance proceeds;

         (ii)     second out of the assets and revenues of the Company; and

         (iii)    last by the Managing  Member as provided in Sections  3.05 (b)
                  (2) and 4.05 (b).

4.05 (c). AUTHORIZED TRANSACTIONS ARE NOT DEEMED TO BE A BREACH. No transaction entered into or action taken by the Company or the Managing Member, the Operator, or their Affiliates, which is authorized by this Agreement to be entered into or taken with such party shall be deemed a breach of any obligation owed by the Managing Member, the Operator, or their Affiliates to the Company or the Participants.

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

4.06. OTHER ACTIVITIES.

4.06 (a). THE MANAGING MEMBER MAY PURSUE OTHER OIL AND GAS ACTIVITIES FOR ITS OWN ACCOUNT. The Managing Member, the Operator, and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the oil and gas business. This includes without limitation, the evaluation, acquisition and sale of producing and nonproducing Leases, and the exploration for and production of oil, gas, and other minerals.

The Managing Member is required to devote only so much of its time as is necessary to manage the affairs of the Company. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, the Managing Member, the Operator, and their Affiliates may do the following:

         (i) may continue its activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Company may likewise be active;

         (ii) may reserve partial interests in Leases being assigned to the Company or any other interests not expressly prohibited by this Agreement;

         (iii) may deal with the Company as independent parties or through any other entity in which they may be interested;

         (iv)     may conduct business with the Company as set forth herein; and

         (v)      may  participate  in  such  other  investor   operations,   as
                  investors or otherwise.

The Managing Member and it Affiliates shall not be required to permit the Company or the Participants to participate in any such operations in which they may be interested or share in any profits or other benefits therefrom. However, except as otherwise provided herein, the Managing Member and any of its Affiliates may pursue business opportunities that are consistent with the Company's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Company because of insufficient funds or because it is not appropriate for the Company under the existing circumstances.

4.06 (b). MANAGING MEMBER MAY MANAGE MULTIPLE ENTITIES. The Managing Member or its Affiliates may manage multiple entities simultaneously.

4.06 (c). COMPANY HAS NO INTEREST IN GAS CONTRACTS OR PIPELINES AND GATHERING SYSTEMS. Notwithstanding any other provision in this Agreement, the Company shall not be a party to any gas supply agreement that the Managing Member, the Operator, or their Affiliates enter into with a third party and shall not have any rights pursuant to such gas supply agreement.

                                    ARTICLE V
                       PARTICIPANT IN COSTS AND REVENUES,
                  CAPTIAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

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

5.01. PARTICIPATION IN COST AND REVENUES. Except as other wise provided in this Agreement, costs and revenues shall be charged and credited to the Managing Member and the Participants as set forth in this Section 5.01 and its subsections.

5.01 (a).  COSTS.  Costs shall be charged as set forth below.

5.01 (a) (1). ORGANIZTION AND OFFERING COSTS. Organization and Offering Costs shall be charged 100% to the Company.

5.01 (a) (2). INTANGIBLE DRILLING COSTS. Intangible Drilling Costs shall be charged 100% to the Participants.

5.01 (a) (3). TANGIBLE COST. Tangible Costs shall be charged 8% to the Managing Member and 92% to the Participants.

5.01 (a) (4). OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating Costs, Direct Costs, Administrative Costs, and all other Company costs not specifically allocated shall be charged to the parties in the same ratio as the related production revenues are being credited.

5.01 (a) (5).  ALLOCATION OF  INTANGIBLE  DRILLING  COSTS AND TANGIBLE  COSTS AT
COMPANY CLOSINGS. Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Company closing shall be charged 100% to the Participants who are admitted to the Company in that closing and shall not be reallocated to take into account other Company closings.

Although the proceeds of each Company closing will be used to pay the costs of drilling different wells, each Participant will pay the same amount of the cost regardless of when he subscribes.

5.01 (a) (6). LEASE COSTS. The Leases shall be paid to the Company as set forth in Section 4.01 (a) (4).

5.01 (b) (1). ALLOCATION OF REVENUES UPON DISPOSITION OF PROPERTY. If the Members' Capital Accounts are adjusted to reflect the simulated depletion of an oil or gas property of the Company, then the portion of the total amount realized by the Company upon the taxable disposition of such property that represents recovery of its simulated tax basis therein shall be allocated to the Members in the same proportion as the aggregate adjusted tax basis of such property was allocated to such Members (or their predecessors in interest). If the Members' Capital Accounts are adjusted to reflect the actual depletion of an oil or gas property of the Company, then the portion of the total amount realized by the Company upon the taxable disposition of such property that equals the Members' aggregate remaining adjusted tax basis therein shall be allocated to the Members in proportion to their respective remaining adjusted tax basis in such property. Thereafter, any excess shall be allocated to the Managing Member in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Company and its simulated or actual adjusted tax basis at such time. Finally, any excess shall be credited to the parties in accordance with the sharing ratios provided in
Section 5.01 (b) (4), below.

In the event of a sale of developed oil and gas properties with equipment thereon, the Managing Member may make any reasonable allocation of proceeds between the equipment and the Leases.

5.01 (b) (3). SALE OR DISPOSITION OF EQUIPMENT. Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of such equipment in the ratio in which such costs were charged.

5.01 (b) (4). OTHER REVENUES. All other revenues of the Company shall be credited 92% to the Participants and 8% to the Managing Member subject to Sections 5.01 (b) (4) (a).

5.01 (b) (5). COMMINGLING OF REVENUES FROM ALL COMPANY WELLS. The revenues from all Company wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other Participants.

5.01 (c).  ALLOCATIONS.

5.01 (c) (1). ALLOCATIONS AMONG PARTICIPANTS. Except as provided otherwise in this Agreement, costs and revenues charged or credited to the Participants as a group shall be allocated among the Participants (including the Managing Member to the extent of any optional subscription pursuant to Section 3.03 (b) (2) in the ratio of their respective Agreed Subscriptions.

5.01 (c) (2). COSTS AND REVENUES NOT DIRECTLY ALLOCABLE TO A COMPANY WELL. Costs and revenues not directly allocable to a particular Company Well or additional operation shall be allocated among the Company Wells or additional operations in any manner the Managing Member in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to such Company Well or additional operation are being charged or credited.

5.01 (c) (3). MANAGING MEMBERS' DISCRETION IN MAKING ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES. In determining the proper method of allocating charges or credits among the parties, or in making any other allocations hereunder, the Managing Member may adopt any method of allocation which it, in its reasonable discretion, selects, if, in its sole discretion based on advice from its legal counsel or accountants, a revision to such allocations is required for such allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions shall be provided by an amendment to this Agreement and shall be made in a manner that would result in the most favorable aggregate consequences to the Participants as nearly as possible consistent with the original allocations described herein.

5.02.  CAPITAL ACCOUNTS AND ALLOCATIONS THERETO.

5.02 (a). CAPITAL ACCOUNTS FOR EACH PARTY TO THE AGREEMENT. A single, separate Capital Account shall be established for each party to this Agreement, regardless of the number of interests owned by such party, the class of the interests and the time or manner in which such interests were acquired.

5.02 (b).  CHARGES AND CREDITS.

5.02 (b) (1). GENERAL STANDARD. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg. Section 1.704-1 (b) (2) (iv) and shall be increased by:

         (i)      the amount of money contributed by him to the Company;

         (ii) the fair market value of property contributed by him (without regard to Section 7701 (g) if the Code) to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under
                  Section 752 of the Code); and

         (iii) allocations to him of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-1 (b) (2) (iv)
                  (g), but excluding  income and gain  described in Treas.  Reg.
                  Section 1.704-1 (b) (4) (i);

and shall be decreased by:

         (iv)     the amount of money distributed to him by the Company;

         (v) the fair market value of property distributed to him (without regard to Section 7701 (g) of the Code) by the Company (net of liabilities secured by the distributed property that he is considered to assume or take subject to under Section 752 of the Code);

         (vi)     allocations  to  him  of  Company  expenditures  described  in
                  Section 705 (a) (2) (B) of the Code; and

         (vii) allocations to him of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. Section 1.704-1 (b) (2) (iv) (g), but excluding items described in (vi) above, and loss or deduction described in Treas. Reg. Section 1.704-1 (b) (4) (i) or (iii).

5.02 (b) (2). EXECPTION. If Treas. Reg. Section 1.704-1 (b) (2) (iv) fails to provide guidance, Capital Account adjustments shall be made in a manner that:

         (i) maintains equality between the aggregate governing Capital Accounts of the Partners and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes;

         (ii) is consistent with the underlying economic arrangement of the Members; and

         (iii) is based, wherever practicable, on federal tax accounting principles.

5.02 (c). PAYMENT TO THE MANAGING MEMBER. The Capital Account of the Managing Member shall be reduced by payments to it pursuant to Section 4.04 (a) (2) only to the extent of the Managing Member's distributive share of any Company deduction, loss, or other downward Capital Account adjustment resulting from such payments.

5.02 (d). DISCRETION OF MANAGING MEMBER IN THE METHOD OF MAINTAINING CAPITAL ACCOUNTS. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing Member, to take into consideration Section 704 and other provisions of the Code and such rules, regulations and interpretations relating thereto as may exist from time to time.

5.02 (e). REVALUATIONS OF PROPERTY. In the discretion of the Managing Member the Capital Accounts of the Members may be increased or decreased to reflect a revaluation of Company property, including intangible assets such as goodwill, (on a property-by-property basis except as otherwise permitted under Section 704 (c) of the Code and the regulations thereunder) on the Company's books, in accordance with Treas. Reg. Section 1.704-1 (b) (2) (iv)
(f).

5.02 (f).  AMOUNT OF BOOK ITEMS.  In cases where  Section 704 (c) of the Code or
Section 5.02 (e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg. Section 1.704-1 (b) (2) (iv) (g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

5.03. ALLOCATION OF INCOME, DEDUCTIONS AND CREDITS.

5.03 (a). IN GENERAL.

5.03 (a) (1). DEDUCTIONS ARE ALLOCATED TO PARTY CHARGED WITH EXPENDITURE. To the extent permitted by law and except as other wise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to the deductions and credits; and to the extend permitted by law, these parties shall be entitled to the deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Also, any Company deductions that would be nonrecourse deductions if they were not attributable to a loan made or guaranteed by the Managing Member or its Affiliates shall be allocated to the Managing Member to the extent required by law.

5.03 (a) (2). INCOME AND GAIN ALLOCATED IN ACCORDANCE WITH REVENUES. Except as otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in Section 5.01 (b) and its subsections.

5.03 (b). TAX BASIS OF EACH PROPERTY. Subject to Section 704 (c) of the Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based upon the capital interest in the Company as to the property and the capital interest in the Company for this purpose as to each property shall be considered to be owned by the parties hereto in the ratio in which the expenditure giving rise to the tax basis of the property has been charged as of the end of the year.

5.03 (c). GAIN OR LOSS ON OIL AND GAS PROPERTIES. Each party shall separately compute its gain or loss on the disposition of each oil an gas property in accordance with the provisions of Section 613A (c) (7) (d) of the Code, and the calculation of the gain or loss shall consider the party's adjusted basis in his property interest computed as provided in ss.5.03 (b) and the party's allocable share of the amount realized from the disposition of the property.

5.03 (d). GAIN ON DEPRECIABLE PROPERTY. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from the sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that the excess bears to the sum of the excesses of all parties having an excess.

5.03 (e). LOSS ON DEPRECIABLE PROPERTY. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from the sale, abandonment or other disposition in the proportion that the excess bears to the sum of the excesses of all parties having an excess.

5.03 (f). ALLOCATION IF RECAPTURE TREATED AS ORDINARY INCOME. Any recapture treated as an increase in ordinary income by reason of Sections 1245, 1250, or 1254 of the Code shall be allocated to the parties in the amounts in which the recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of the party's gain from the disposition of the property, the excess shall be allocated to the other parties but only to the extent of the other parties' gain from the disposition of the property.

5.03 (g). TAX CREDITS. If a Company expenditure (whether or not deductible) that gives rise to a tax credit in a Company taxable year also gives rise to valid allocations of Company loss or deduction (or other downward Capital Account adjustments) for the year, then the Members' interests in the Company with respect to the credit (or the cost giving rise thereto) shall be in the same proportion as the Members' respective distributive shares of the loss or deduction (and adjustments). Identical principles shall apply in determining the Members' interests in the Company with respect to tax credits that arise from receipts of the Company (whether or not taxable).

5.03 (h). DEFICIT CAPITAL ACCOUNTS AND QUALIFIED INCOME OFFSET. Notwithstanding any provisions of this Agreement to the contrary, an allocation of loss or deduction which would result in a Participant having a deficit Capital Account balance as of the end of the taxable year to which the allocation relates, if charged to the Participant, (to the extent the Participant is not required to restore the deficit to the Company), taking into account:

         (i) adjustments that, as of the end of the year, reasonably are expected to be made to the Participant's Capital Account for depletion allowances with respect to the Company's oil and gas properties;

         (ii) allocations of loss and deduction that, as of the end of such year, reasonably are expected to be made to the Participant pursuant to Sections 704 (e) (2) and 706 (d) of the Code and Treas. Reg. Section 1.751-1 (b) (2) (ii); and

         (iii) distributions that, as of the end of such year, reasonably are expected to be made to the Participant to the extent they exceed offsetting increases to the Participant's Capital Account (assuming for this purpose that the fair market value of Company property equals its adjusted tax basis) that reasonably are expected to occur during (or prior to) the Company taxable years in which the distributions reasonably are expected to be made, shall be charged to the Managing Member. Further, the Managing Member shall be credited with an additional amount of Company income or gain equal to the amount of such loss or deduction as quickly as possible (to the extent such chargeback does not cause or increase deficit balances in the Participants' Capital Accounts which are not required to be restored to the Company.)

Notwithstanding any provisions of this Agreement to the contrary, if a Participant unexpectedly receives an adjustment, allocation, or distribution described in (I), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in the Participant's Capital Account which is not required to be restored to the Company, the Participant shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

5.03 (i). MINIMUM GAIN CHARGEBACK. To the extent there is a net decrease during a Company taxable year in the minimum gain attributable to a Member nonrecourse debt, then any Member with a share of the minimum gain attributable to such debt at the beginning of such year shall be allocated items of Company income and gain in accordance with Treas. Reg. Section 1.704-2 (i).

5.03 (j). MEMBER'S ALLOCABLE SHARES. Except as otherwise provided in this Agreement, each Member's allocable share of Company income, gain, loss, deductions and credits shall be determined by the use of any method prescribed or permitted by Secretary of the Treasury by regulations or other guidelines and selected by the Managing Member which takes into account the varying interests of the Members in the Company during the taxable year. In the absence of such regulations or guidelines, except as otherwise provided in this Agreement, such allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each Member's varying interest in the Company on each day during the taxable year.

5.04.    ELECTIONS

5.04 (a). ELECTION TO DEDUCT INTANGIBLE COSTS. The Company's federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

5.04 (b). NO ELECTION OUT OF SUBCHAPTER K. No election shall be made by the Company, any Member, or the Operator for the Company to be excluded from the application of the provisions of Subchapter K of the Code.

5.04 (c). CONTINGENT INCOME. If it is determined that nay taxable income results to any party by reason of its entitlement to a share of profits or revenues of the Company before such profit or revenue has been realized by thy Company, the resulting deduction as well as any resulting gain, shall not enter into Company net income or loss but shall be separately allocated to such party.

5.04 (d). Section 754 ELECTION. In the event of the transfer of an interest in the Company, or upon the death of an individual party hereto, or in the event of the distribution of property to any party hereto, the Managing Member may choose for the Company to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Company's assets to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code.

5.05. DISTRIBUTIONS.

5.05 (a). IN GENERAL.

5.05 (a) (1). QUARTERLY REVIEW OF ACCOUNTS. The Managing Member shall review the
accounts  of  the  Company  at  least   quarterly  to  determine   whether  cash
distributions are appropriate and the amount to be distributed, if any.

5.05 (a) (2). DISTRIBUTIONS. The Company shall distribute funds to the Managing Member and the Participants allocated to their accounts which the Managing Member deems unnecessary to retain by the Company.

5.05 (a) (3). NO BORROWINGS. In no event, however, shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Company's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to such revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

5.05 (a) (4). DISTRIBUTIONS TO THE MANAGING MEMBER. Cash distributions from the Company to the Managing Member shall only be made in conjunction with distributions to Participants and only out of funds properly allocated to the Managing Member's account.

5.05 (a) (5). RESERVE. At any time after three years form the date each Company Well is placed into production, the Managing Member shall have the right to deduct each month from the Company's proceeds of the sale of the production form the well up to $200 for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All such funds shall be deposited in a separate interest bearing account for the benefit of the Company, and the total amount so retained and deposited shall not exceed the Managing Member's reasonable estimate of such costs.

5.05 (b). DISTRIBUTION OF UNCOMMITTED SUBSCRIPTION PROCEEDS. Any net subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Company within 12 months of the Offering Termination Date of the Company, except necessary operating capital, shall be distributed pro rata to the Participants in the ration of their Agreed Subscriptions to the Company, as return of capital. The Managing Member shall reimburse the Participants for the selling or other offering expenses allocable to the return of capital.

For purposes of this subsection, "committed for expenditure" shall mean contracted for, actually earmarked for or allocated by the Managing Member to the Company's drilling operations, and "necessary operating capital" shall mean those funds which, in the opinion of the Managing Member, should remain on hand to assure continuing operation of the Company.

5.05 (c). DISTRIBUTIONS ON WINDING UP. Upon the winding up of the Company distributions shall be made as provided in Section 7.02.

5.05 (d). INTEREST AND RETURN OF CAPTIAL. It is agreed among the parties hereto that no party shall under any circumstances be entitled to any interest on amounts retained by the Company. Each Participant shall look only to his share of distributions, if any, from the Company for a return of his Capital Contribution.

                                   ARTICLE VI
                              TRANSFER OF INTERESTS

6.01. TRANSFERABILITY.

6.01 (a). IN GENERAL.

6.01 (a) (1). CONSENT REQUIRED. In addition to other restrictions on transferability provided in this Agreement, Units in the Company (and any rights to income or other attributes of Units in the Company) shall be nontransferable except transfers to or with the written consent of the Managing member.

6.01 (a) (2). RIGHTS OF ASSIGNEE. Unless an assignee becomes a substituted Participant in accordance with the provisions set forth below, he shall not be entitled to any of the rights granted to a Participant hereunder, other than the right to received all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled.

6.02. SPECIAL RESTRICTIONS ON TRANSFERS.

6.02 (a). IN GENERAL. Only whole Units may be assigned unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be assigned. The costs and expenses associated with the assignment must be paid by the assignor Participant and the assignment must be in a form satisfactory to the Managing Member. The terms of the assignment must not contravene those of this Agreement. Transfers of interest in the Company are subject to the following additional restrictions set forth in Sections 6.02 (a) (1) and 6.02 (a) (2).

6.02 (a) (1).  SECURITIES LAWS  RESTRICTION.  Subject to transfers  permitted by
Section 6.04 and transfers by operation of law, no interest in the Company shall be sold, assigned, pledged, hypothecated or transferred in the absence of an effective registration of the Units under the Securities Act of 1933, as amended and qualification are not required. Transfers are also subject to any conditions contained in the Subscription Agreement and Exhibit (B) to the Prospectus.

6.02 (a) (2). TAX LAW  RESTRICTIONS.  Subject to transfers  permitted by Section
6.04 and transfers by operation of law, no sale, exchange, transfer of assignment shall be made which, the Company, would result in:

         (i) the Company being considered to have been terminated for purposes of Section 708 of the Code; or

         (ii) the Company being treated as a "publicly-traded" company for purposes of Section 469 (k) of the Code.

6.02 (a) (3). SUBSTITUTE PARTICIPANT.

6.02 (a) (3) (a). PROCEDURE TO BECOME SUBSTITUTE PARTICIPANT. An assignee of a Participant's interest in the Company shall become a substituted Participant entitled to all the rights of a Participant if, and only if:

         (i)      the assignor of the Unit gives the assignee the right;

         (ii) the Managing Member consents to the substitution, which consent shall be in the Managing Member's absolute discretion;

         (iii) the assignee of the Unit pays to the Company all costs and expenses incurred in connection with the substitution; and

         (iv) the assignee of the Unit executes and delivers the instruments (in form and substance satisfactory to the Managing Member) necessary or desirable to effect the substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

6.02 (a) (3) (b). RIGHTS OF SUBSTITUTE PARTICIPANT. A substitute Participant is entitled to all of the right attributable to full ownership of the assigned Units including the right to vote.

6.02 (b).  EFFECT OF TRANSFER.

6.02 (b) (1). AMENDMENT OF RECORDS. The Company shall amend its records at least
once  each  calendar   quarter  to  effect  the   substitution   of  substituted
Participants.

Any transfer permitted hereunder when the assignee does not become a substituted Participant shall be effective as of midnight of the last day of the calendar month in which it is made, or, at the Managing Member's election, 7:00 A.M. of the following day.

6.02 (b) (2). TRANSFER DOES NOT RELIEVE TRANSFER OR OF CERTAIN COSTS. No transfer (including a transfer of less than all of a party's rights hereunder or the transfer of rights hereunder to more than one party) shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities hereunder related to the interest so transferred, whether arising before or after the transfer.

6.02 (b) (3). TRANSFER DOES NOT REQUIRED AN ACCOUNTING. No transfer of a Unit shall require an accounting by the Managing Member. Also, no transfer shall grant rights hereunder (including the exercise of any elections) as between the transferring parties and the remaining parties hereto to more than one party unanimously designated by the transferees and, if he should have retained an interest hereunder, the transferor.

6.02 (b) (4). NOTICE. Until the Managing Member receives a proper designation acceptable to it, the Managing Member shall continue to account only to the person to whom it was furnishing notices before the time pursuant to Section
8.01 and its subsections. That party shall continue to exercise all rights applicable to the entire interest previously owned by the transferor.

6.03. RIGHT OF MANAGING MEMBER TO HYPOTHECATE AND/OR WITHDRAW ITS INTERESTS. The Managing Member shall have the authority (without the consent of the participants and without affecting the allocation of costs and revenues received or incurred hereunder), to hypothecate, pledge, or otherwise encumber, on any terms it see fit, its Company interest (or an undivided interest in the assets of the Company equal to or less than its respective interest in the revenues of the Company) to obtain funds for use by it for its own general purposes.

All repayments of such borrowings and costs and interest or other charges related thereto shall be borne and paid separately by the Managing Member. In no event shall the repayments, costs, interest, or other charges related to the borrowing be charged to the account of the Participants.

In addition, subject to a required participation of not less than 1% of the Company Subscription, the Managing Member may withdraw a property interest held by the Company in the form of a Working Interest in the Company Wells equal to or less than its respective interest in the revenues of the Company if:

         (i) the withdrawal is necessary to satisfy the bona fide request of its creditors; or

         (ii) the withdrawal is approved by Participants whose Agreed Subscriptions equal a majority of the Company Subscription.

6.04.  PRESENTMENT

6.04 (a). IN GENERAL. Participants shall have the right to present their interests to the Managing Member subject to the conditions and limitations set forth in this section. A Participant, however, is not obligated to present his Units for repurchase.

The Managing Member shall not be obligated to purchase more than 5% of the Units in any calendar year and shall not purchase less than one Unit of a Participant's interests in the Company unless such lesser amount represents the entire amount of the Participant's interest. The Managing Member may waive these limitations in its sole discretion other than the limitation that it shall not purchase more than 5% of the Units in any calendar year.

A Participant may present his Units in writing to the Managing Member every year beginning in 2006. The presentment must be made within 120 days of the reserve report set forth in Section 4.03 (b) (3). No repurchase shall be considered effective until the payment has been made to the Participant in cash.

In addition, in accordance with Treas. Reg. Section 1.7704-1 (f), no repurchase shall occur until at least 60 calendar days after the Participant notifies the Company in writing of the Participant's intention to exercise the repurchase right.

6.04 (b). REQUIREMENT FOR INDEPENDENT PETROLEUM CONSULTANT EVERY OTHER YEAR. The amount attributable to Company reserves shall be determined based upon the last reserve report of the Company prepared by the Managing Member and reviewed by an Independent Expert. The Managing Member shall estimate the present worth of future net revenues attributable to the Company's interest in the Proved Reserves. In making this estimate, the Managing Member shall use a discount rate equal to 10% and a constant price for the oil; and base the price of gas upon the existing gas contracts at the time of the repurchase.

The  calculation of the  repurchase  price shall be as set forth in Section 6.04
(c).

6.04 (c). CALCULATION OF PRESENTMENT PRICE. The presentment price shall b based upon the Participant's share of the net assets and liabilities of the Company and allocated pro rata to each Participant based upon his agreed Subscription. The presentment price shall include the sum of the following items:

         (i) an amount based on 70% of the present worth of future net revenues from the Company's Proved Reserves determined as described in Section 6.04 (b);

         (ii)     Company cash on hand;

         (iii) Prepaid expenses and accounts receivable of the Company, less a reasonable amount for doubtful accounts; and

         (iv) The estimated market value of all assets of the Company, not separately specified above, determined in accordance with standard industry valuation procedures.

There shall be deducted from the foregoing sum the following items:

         (i) an amount equal to all Company debts, obligations, and other liabilities, including accrued expenses; and

         (ii) any distributions made to the Participants between the date of the request and the actual payment. However, if any cash distributed was derived from the sale, subsequent to the request, of oil, gas or other mineral production, or of a producing property owned by the Company, for purposes of determining the reduction of the presentment price, the distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Company's Proved Reserves.

6.04 (d). FURTHER ADJUSTMENT MAY BE ALLOWED. The presentment price may be further adjusted by the Managing Member for estimated changes therein form the date of such report to the date of payment of the presentment price to the
Participants:

         (i) by reason of production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring before the request for repurchase; and

         (ii) by reason of any of the following occurring before payment of the presentment price to the selling Participants: changes in well performance, increases or decreases in the market price of oil, gas, or other minerals, revision of regulations relating to the importing of hydrocarbons, changes in income, ad valorem, and other tax laws (e.g. material variations in the provisions for depletion) and similar matters.

6.04 (e). SELECTION BY LOT. If less than all interests presented at any time are to be purchased, then the Participants whose interests are to be purchased will be selected by lot.

The Managing Member's obligation to purchase interests presented may be discharged for its benefit by a third party or an Affiliate. The interests of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his interest, together with such other documentation as the Managing Member may reasonably request.

6.04 (f). NO OBLIGATION OF THE MANAGING MEMBER TO ESTABLISH A RESERVE. The Managing Member shall have no obligation to establish any reserve to satisfy the presentment obligations under this section.

6.04 (g). SUSPENSION OF PRESENTMENT FEATURE. The Managing Member may suspend this presentment feature by so notifying Participants at any time if:

         (i)      it does not have sufficient cash flow; or

         (ii) it is unable to borrow funds for such purpose on terms it deems reasonable.

In addition, the presentment feature may be conditioned, in the Managing Member's sole discretion, on the Managing Member's receipt of an opinion of counsel that such transfers will not cause the Company to be treated as a "publicly traded partnership" under the Code.

The Managing Member shall hold such repurchased Units for its own account and not for resale.

                                   ARTICLE VII

                      DURATION, DISSOLUTION, AND WINDING UP

7.01. DURATION.

7.01 (a). PERPETUAL TERM. The Company shall continue in existence for a perpetual term unless sooner terminated as hereinafter set forth.

7.01 (b). TERMINATION. The Company shall terminate upon the occurrence of a Final Terminating Event.

7.01 (c). CONTINUANCE OF COMPANY EXCEPT UPON FINAL TERMINATING EVENT. Except upon the occurrence of a Final Terminating Event, the Company or any successor company shall not be wound up, but shall be continued by the parties and their respective successors as a successor company under all the terms of this Agreement. Such successor company shall succeed to all of the assets of the

Company. As used throughout this Agreement, the term "Company" shall include such successor companies and the parties thereto.

7.02. DISSOLUTOIN AND WINDING UP.

7.02 (a). FINAL TERMINATING EVENT. Upon the occurrence of a Final Terminating Event, the affairs of the Company shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining assets of the Company.

7.02 (b). TIME OF LIQUIDATING DISTRIBUTION. To the extent practicable and in accordance with sound business practices in the judgment of the Managing Member, liquidating distributions shall be made by the end of the taxable year in which liquidation occurs (determined without regard to Section 7.06 (c) (2) (a) of the Code) or, if later, within 90 days after the date of such liquidation.

Notwithstanding, the following amounts need not be distributed within the foregoing time periods so long as such withheld amounts are distributed as soon as practical:

         (i)      amounts   withheld  for  reserves   reasonable   required  for
                  liabilities for the Company; and

         (ii)     installment obligations owed to the Company.

7.02 (c). IN-KIND DISTRIBUTIONS. Any in kind property distributions to the Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

         (i) the Managing Member shall offer the individual Participants the election of receiving in kind property distributions and the Participants accept the offer after being advised of the risks associated with such direct ownership; or

         (ii) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Company properties.

It shall be presumed that a Participant has refused his consent if the Managing Member has not received the consent within 30 days after the Managing Member mailed the request for consent.

7.02 (d). SALE IF NO CONSENT. Any Company asset which would otherwise be distributed in kind to a Participant, except for the failure or refusal of the Participant to give his written consent to the distribution, may instead be sold by the Managing Member at the best price reasonably obtainable from an independent third party who is not an Affiliate of the Managing Member.

                                  ARTICLE VIII

                             MISCELLANEOUS PROVISONS

8.01.    NOTICES.

8.01 (a). METHOD. Any notice required hereunder shall be in writing, and given by mail or wire addressed to the party to receive the notice at the address designated in Section 1.03. In the event of a transfer of rights hereunder, no notice to any such transferee shall be required, nor shall such transferee have any rights hereunder, until notice thereof shall have been given to the Managing Member.

Any transfer of rights hereunder shall not increase the duty to give notice. If there is a transfer of rights hereunder to more than one party, then notice to any owner of any interest in such rights shall be notice to all owners thereof.

8.01 (b). CHANGE IN ADDRESS. The address of any party hereto may be changed by:

         (i) written notice to the Participants in the event of a change of address by the Managing Member; or

         (ii) to the Managing Member in the event of a change of address by a Participant.

8.01 (c). TIME NOTICE DEEMED GIVEN. If the notice is given by the Managing Member, then the notice shall be considered given, and any applicable time shall run, from the date notice is placed in the mails or delivered to the telegraph company.

If the notice is given by any Participant, then the notice shall be considered given and any applicable time shall run form the date the notice is received.

8.01 (d). EFFECTIVENESS OF NOTICE. Any notice to a party other than the Managing Member, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of whether or not the notice is actually received, and irrespective of any disability or death on the part of the noticee, even if the disability or death is known to the party giving the notice.

8.01 (e). FAILURE TO RESPOND. Except when this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified to a request by the Managing Member for approval of or concurrence in a proposed action shall be conclusively deemed to have approved the action. The time period shall be not less than 15 business days from the date of mailing of the request.

8.02. TIME. Time is of the essence of each part of this Agreement.

8.03. APPLICABLE LAW. The terms and provisions hereof shall be construed under the laws of Florida, provided, however, this Section 8.03 shall not be deemed to limit causes of action for violations of federal or state securities law to the laws of Oklahoma. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Managing Member.

8.04. AGREEMENT IN CONTERPARTS. This Agreement may be executed in counterpart and shall be binding upon all parties executing this or similar agreements from and after the date of execution by each party.

8.05. AMENDMENT.

8.05 (a).  PROCEDURE FOR AMENDMENT.  No changes herein shall be binding unless:

         (i) proposed in writing by the Managing Member, and adopted with the consent of Participants whose Agreed Subscriptions equal a majority of the Company Subscription; or

         (ii) proposed in writing by Participants whose Agreed Subscriptions equal 10% or more of the Company Subscription and approved by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Company Subscription.

8.05 (b). CIRCUMSTANCES UNDER WHICH THE MANAGING MEMBER ALONE MAY AMEND. The Managing Member is authorized to amend this Agreement and its exhibits without the consent of Participants in any way deemed necessary or desirable by it:

         (i) to add or substitute (in the case of an assigning party) additional Participants;

         (ii)     to enhance the tax benefits of the Company to the parties; and

         (iii) to satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Company.

Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interest will be so affected.

8.06. ADDITIONAL PARTNERS.  Each Participant hereby consents to the admission to
the  Company  of  additional   Participants  as  the  Managing  Member,  in  its
discretion, chooses to admit.

8.07. LEGAL EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject hereto. The terms "Company," "Participant," "Member," "Managing Member," "Operator," or "parties" shall equally apply to any successor company, and any heir, devisee, personal representative, successor or assign of a party.

IN WITNESS WHEREOF, the parties hereto set their hands and seal as of the day and year hereinabove shown.

                                         ARROWHEAD ENERGY LLC
                                         Managing Member

                                         By:_____________________________
                                             Michael J. Pilgrim, President

Attest:

------------------------------------
(SEAL)                   Secretary

                                   EXHIBIT (I)
                         MANAGING MEMBER SIGNATURE PAGE

Attached to and made a part of the LIMITED LIABILITY COMPANY MANAGEMENT OPERATING AGREEMENT OF ARROWHEAD OIL & GAS LLC

The undersigned agrees:

         1. to serve as the Managing Member of ARROWHEAD OIL & GAS LLC (the "Company"), and hereby executes. Swears to and agrees to all the terms of the Company Agreement;

         2.       to pay the required subscription of the Managing Member under
                  Section 3.03 (b) (1) of the Company Agreement; and

         3.       to subscribe to the Company as follows:

                       $_______________  [ ______________ ]   Unit (s) under
                       Section 3.03 (b) (2) of the Company Agreement as a
                       Member.

MANAGING MEMBER:

Arrowhead Energy, LLC                               Address:

By:  _______________________________                5633 Stand Blvd., Suite 313
       Michael J. Pilgrim, President                Naples, Florida 34110


ACCEPTED this _______ day of _______________, 2000.


                                              ARROWHEAD ENERGY, LLC
                                              MANAGING MEMBER

                                              By:  ____________________________
                                                   Michael J. Pilgrim, President

Attest

-----------------------------------
(SEAL)                  Secretary

                                  EXHIBIT (II)

                             SUBSCRIPTION AGREEMENT



                             ARROWHEAD OIL & GAS LLC

--------------------------------------------------------------------------------
                             SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

The undersigned hereby offers to purchase Units of Arrowhead Oil & Gas LLC in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Arrowhead Oil & Gas LLC (as supplemented or amended from time to time). The undersigned acknowledges and agrees that his execution of this Subscription Agreement also constitutes his execution of the Liability Company Management Operating Agreement (the "Company Agreement") the form of which is attached as Exhibit (A) to the Prospectus and the undersigned agrees to be bound by all of the terms and conditions of the Company Agreement if his Agreed Subscription is accepted by the Managing Member. The undersigned understands and agrees that this offer may not be assigned or withdrawn by the undersigned. The undersigned hereby irrevocably constitutes and appoints Arrowhead Energy, LLC (and its duly authorized agents) the undersigned's agent and attorney-in-fact, in the undersigned's name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Limited Liability Company Management Operating Agreement and any certificates related thereto.

In order to induce the Managing Member to accept this subscription, the undersigned hereby represents, warrants, covenants and agrees as follows:

INVESTOR'S INITIALS

______   The undersigned has received the Prospectus.

______ The undersigned recognizes that before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market. In addition, the undersigned understand that the transferability of the Units is restricted and that he cannot expect to be able to readily liquidate his investment in the Units in case of emergency or other change in circumstances.

______ The undersigned is purchasing the Units for his own account, for investment purposes and not for the account of others and he is not purchasing the Units with the present intention of reselling them.

______ The undersigned, if he is an individual, is a citizen of the United States of America and is at least twenty-one years of age, or, if a partnership, corporation or trust, the members, stockholders or beneficiaries thereof are citizens of the United States and each is at least twenty-one years of age.

______ The undersigned, if he is not an individual, is empowered and duly authorized under a governing document, trust instrument, pension plan, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including the exhibits thereto.

______   (a)      The undersigned has:

                  - a net worth of at least $225,000 (exclusive of home, furnishings and automobiles); or

                  - a net worth (exclusive of home, furnishing and automobiles) of at least $60,000 and had during the last tax year, or estimates that he will have during the current tax year, "taxable income" as defined in
                           Section 63 of the Code of at least $60,000, without regard to an investment in the Company.

         (b) If the undersigned is a fiduciary, then he is purchasing for a person or entity have the appropriate income and/or net worth specified in (a) above.

THE ABOVE REPRESENTAITONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT THE UNDERSIGNED MAY HAVE UNDER THE ACTS ADMINISTERED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE REGULATORY AGENCY ADMINISTERING STATUTES BEARING ON THE SALE OF SECURITIES.

No state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

The Selling Agent or registered representative is required to inform potential investors of all pertinent facts relating to the Units, including the following:

         - the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas;
         - the financial hazards involved in the offering, including the risk of losing the entire investment;
         -        the lack of liquidity of this investment;
         -        the restrictions on transferability of the Units;
         -        the background of the Managing Member and the Operator;
         -        the tax consequences of the investment

You are required to execute your own Subscription Agreements. The Managing Member will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given the legal power of attorney to sign on your behalf and you meet all of the conditions herein. In the case of sales to fiduciary accounts, the minimum standards set forth herein must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Company interests if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units in the Company and to hold the offer open until your Agreed Subscription is accepted or rejected by the Managing Member (i.e., once you subscribe you will not have any revocation rights). The Managing Member has the discretion to refuse to accept your Agreed Subscription without liability to you. Agreed Subscriptions will be accepted or rejected by the Company within 30 days of their receipt. If your Agreed Subscription is rejected, then all of your funds will be returned to you immediately.

If your Agreed Subscription is accepted before the first closing, then you will be admitted as a Participant not later than 15 days after the release from escrow of the investors' funds to the Company. If your Agreed Subscription is accepted after the first closing, then you will be admitted into the Company not later than the last day of the calendar month in which your Agreed Subscription was accepted by the Company.

The Managing Member may not complete a sale of Units to you until at least five business days after the date you receive a final Prospectus. In addition, the Managing Member will send you a confirmation of purchase.

--------------------------------------------------------------------------------
                    SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------

The undersigned agrees to purchase _______ Units of Participation at $15,000 per Unit in Arrowhead Oil & Gas LLC ( the "Company") as:

                                 AGREED SUBSCRIPTION
                                 $-------------------------------
                                 (_________________________# Units)

make check payable to: Arrowhead Oil & Gas LLC, Escrow Agent, Bank of America Minimum Subscription: one Unit ($15,000), however, the Managing Member, in its discretion, may accept one-half Unit ($7,500) subscriptions; and Additional Subscription in $1,000 increments.

Subscriber (All individual investors        Address
            must Personally sign this
            Signature Page.)

--------------------------------------      ------------------------------------
Print Name

--------------------------------------      ------------------------------------
Signature

--------------------------------------      ------------------------------------
Print Name

--------------------------------------      ------------------------------------
Signature

--------------------------------------
Name of Entity if a Trust, Corporation or Partnership is Subscribing

                                            Address for Distributions if
                                            different from above

                                            ------------------------------------

                                            ------------------------------------

Date: _____________   Telephone No.:  Business _______________  Home ___________

Tax I.D. No. (Social Security No.):
________________________________________________________________________________

(CHECK ONE): Calendar Year Taxpayer ________ Fiscal Year Taxpayer ______________

(CHECK ONE):  OWNERSHIP - Tenants-in-Common  ______   Partnership        _______

                          Joint Tenancy      ______   C Corporation      _______

                          Individual         ______   S Corporation      _______

                          Trust              ______   Community Property _______

                                                      Other              _______

--------------------------------------------------------------------------------
 TO BE COMPLETED BY REGISTERED REPRESENTATIVE (FOR COMMISSION AND OTHER PURPOSES
--------------------------------------------------------------------------------

I hereby represent that I have discharged my affirmation obligations under Rule 2810 (b) (2) (B) and (b) (3) (D) of the NASD's Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio and other financial information and have determined that an investment in the Company is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Company.

-----------------------------------------------      ---------------------------
Registered Representative Name and Number            Name of Broker-Dealer

Registered Representative Office Address:

-----------------------------------------------      ---------------------------

-----------------------------------------------      Company Name (if other
                                                     than Broker-Dealer Name)
-----------------------------------------------
Phone Number;  Facsimile Number
NOTICE TO BROKER-DEALER:

Send complete and signed DOCUMENTS
and THE CHECK to:

         Galleon Merchant Bank
         Ft. Lauderdale, Florida

FACSIMILE:_______________________

--------------------------------------------------------------------------------
TO BE COMPLETED BY THE MANAGING MEMBER
--------------------------------------------------------------------------------

ACCEPTED THIS ______ day                           ARROWHEAD ENERGY, LLC
Of ___________________, 2000

Attest                                         By: _____________________________
                                                   Michael J. Pilgrim, President

----------------------------------------
(SEAL)                       Secretary

                                   EXHIBIT (B)

                        SPECIAL SUITABLILITY REQUIREMENTS

                          AND DISCLOSURES TO INVESTORS



          SPECIAL SUITABILITY REUIREMENTS AND DISCLOSURES TO INVESTORS

                                  EXHIBIT 3.1

                                     [SEAL]

                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

November 6, 2000

MICHAEL J. PILGRIM
ARROWHEAD OIL & GAS LLC
5633 STRAND BLVD., SUITE 313
NAPLES, FL 34110



The Articles of Organization for ARROWHEAD OIL & GAS LLC were filed on October 31, 2000, and assigned document number L00000013550. Please refer to this number whenever corresponding with this office.

In accordance with section 608.406(2), F.S., the name of this limited liability company is filed with the Department of State for public notice only and is granted without regard to any other name recorded with the Division of Corporations.

The certification you requested is enclosed.

A limited liability annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file date. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the limited liability company address changes, it is the responsibility of the limited liability to notify this office.

Should you have any questions regarding this matter, please telephone (850) 487-6051, the Registration Section.

Lee Rivers
Document Specialist
Division of Corporations                     Letter Number: 600A00057367






      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

================================================================================

                                STATE OF FLORIDA

                                   [GRAPHIC]

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Organization of ARROWHEAD OIL & GAS LLC, a limited liability company organized under the laws of the state of Florida, filed on October 31, 2000, as shown by the records of this office.

The document number of this limited liability company is L00000013550.







                                               Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                               Sixth day of November, 2000



    [SEAL]                                        /s/ Katherine Harris
                                                    Katherine Harris
CR2E022  (1-99)                                    Secretary of State

================================================================================

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE 1 - NAME
The name of the Limited Liability Company is:

                Arrowhead Oil & Gas LLC

ARTICLE II - ADDRESS:
The mailing address and street address of the principal offices of the Limited Liability Company is:

                5633 Strand Blvd., Suite 313
                Naples, Florida 34110

ARTICLE III - REGISTERED AGENT, REGISTERED OFFICE, & REGISTERED AGENT'S
SIGNATURE:

The name and the Florida street address of the registered agent is:

                Milchael J. Pilgrim

                5633 Strand Blvd., Suite 313
                Naples, Florida 34110

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED LIMITED LIABILITY COMPANY AT THE PLACE DESIGNATED IN THIS CERTIFICATE. I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT AS PROVIDED FOR IN CHAPTER 608, F.S.

                                         /s/
                                         ---------------------------------------
                                              Registered Agent's Signature

ARTICLE IV - MANAGEMENT (CHECK BOX IF APPLICABLE)
/ / The Limited Liability Company is to be managed by one manager or more managers and is, therefore, a manager - managed company.

                                        /s/
                                        ----------------------------------------
                                         Signature of a member or an authorized
                                               representative of a member

                                        (In accordance with section 608.408(3),
                                        Florida STATUTES, the execution of this
                                        document constitutes an affirmation
                                        under the penalties of perjury that the
                                        facts stated herein are true.)

                                                   Michael J. Pilgrim
                                        ----------------------------------------
                                            Typed or printed name of signee


                                  FILING FEES:
                $100.00 Filing Fee for Articles of Organization
                     $25.00 Designation of Registered Agent
                        $30.00 Certified Copy (OPTIONAL)
                     $5.00 Certificate of Status (OPTIONAL)

                                  EXHIBIT 3.2

                                     [SEAL]

                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

November 6, 2000

MICHAEL J. PILGRIM
ARROWHEAD ENERGY LLC
5633 STRAND BLVD., SUITE 313
NAPLES, FL 34110



The Articles of Organization for ARROWHEAD ENERGY LLC were filed on October 31, 2000, and assigned document number L00000013549. Please refer to this number whenever corresponding with this office.

In accordance with section 608.406(2), F.S., the name of this limited liability company is filed with the Department of State for public notice only and is granted without regard to any other name recorded with the Division of Corporations.

The certification you requested is enclosed.

A limited liability annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file date. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the limited liability company address changes, it is the responsibility of the limited liability to notify this office.

Should you have any questions regarding this matter, please telephone (850) 487-6051, the Registration Section.

Lee Rivers
Document Specialist
Division of Corporations                     Letter Number: 000A00057365






      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

================================================================================

                                STATE OF FLORIDA

                                   [GRAPHIC]

                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Organization of ARROWHEAD ENERGY LLC, a limited liability company organized under the laws of the state of Florida, filed on October 31, 2000, as shown by the records of this office.

The document number of this limited liability company is L00000013549.







                                               Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capitol, this the
                                               Sixth day of November, 2000



    [SEAL]                                        /s/ Katherine Harris
                                                    Katherine Harris
CR2E022  (1-99)                                    Secretary of State

================================================================================

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE 1 - NAME
The name of the Limited Liability Company is:

                Arrowhead Energy LLC

ARTICLE II - ADDRESS:
The mailing address and street address of the principal offices of the Limited Liability Company is:

                5633 Strand Blvd., Suite 313
                Naples, Florida 34110

ARTICLE III - REGISTERED AGENT, REGISTERED OFFICE, & REGISTERED AGENT'S
SIGNATURE:

The name and the Florida street address of the registered agent is:

                Milchael J. Pilgrim

                5633 Strand Blvd., Suite 313
                Naples, Florida 34110

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED LIMITED LIABILITY COMPANY AT THE PLACE DESIGNATED IN THIS CERTIFICATE. I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT AS PROVIDED FOR IN CHAPTER 608, F.S.

                                         /s/
                                         ---------------------------------------
                                              Registered Agent's Signature

ARTICLE IV - MANAGEMENT (CHECK BOX IF APPLICABLE)
/ / The Limited Liability Company is to be managed by the members.

                                        /s/
                                        ----------------------------------------
                                         Signature of a member or an authorized
                                               representative of a member

                                        (In accordance with section 608.408(3),
                                        Florida STATUTES, the execution of this
                                        document constitutes an affirmation
                                        under the penalties of perjury that the
                                        facts stated herein are true.)

                                                   Michael J. Pilgrim
                                        ----------------------------------------
                                            Typed or printed name of signee


                                  FILING FEES:
                $100.00 Filing Fee for Articles of Organization
                     $25.00 Designation of Registered Agent
                        $30.00 Certified Copy (OPTIONAL)
                     $5.00 Certificate of Status (OPTIONAL)